UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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CATALENT, INC.

(Name of Registrant as Specified In Its Charter)

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Catalent 2020 proxy statement

September 18, 2020

Fellow Catalent Shareholders:

In light of the continuing public health risk posed by the coronavirus, or COVID-19, outbreak, we have decided to conduct the 2020 Annual Meeting of Shareholders of Catalent, Inc. via a virtual meeting to be held at 8:00 a.m. Eastern on Thursday, October 29, 2020. You are invited to attend, submit questions, and vote via the Internet at www.virtualshareholdermeeting.com/CTLT2020.

At the meeting, shareholders will vote on a number of important proposals. Please take the time to read each of the proposals, which we describe in our Proxy Statement for the 2020 Annual Meeting of Shareholders. We will primarily use the internet to furnish our shareholders with our Proxy Statement and other proxy materials, including our form of ballot. We believe using the internet to distribute our proxy materials expedites shareholders’ receipt of the materials, lowers the costs of conducting the meeting, and conserves natural resources. We are sending a Notice of Internet Availability of Proxy Materials on or about September 18, 2020 to our shareholders of record as of the close of business on September 2, 2020. The notice contains instructions concerning how to access our Proxy Statement and 2020 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the internet, please follow the instructions for requesting such materials included in the Notice.

Your vote is important. You may vote by participating virtually in the 2020 Annual Meeting of Shareholders, by proxy on the internet or by telephone, or by completing and mailing the enclosed proxy card in the return envelope provided.

Thank you for your support of Catalent.

Sincerely yours, John Chiminski Chair of the Board and Chief Executive Officer

Notice of 2020 Annual Meeting

of Shareholders

Annual Meeting of Shareholders

Items of Business:

• Elect six members of our Board of Directors, each for a term of one year;

• Ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal 2021;

• Conduct an advisory and non-binding vote to approve our executive compensation (“say-on-pay”); and

• Consider other business as may properly come before the 2020 Annual Meeting of Shareholders.

Record Date:

Only shareholders of record at the close of business on September 2, 2020 will be entitled to attend and vote at the 2020 Annual Meeting of Shareholders. A list of these shareholders will be available electronically during the Annual Meeting at www.virtualshareholdermeeting.com/CTLT2020 when you enter your 16-digit control number.

Date:
Thursday October 29, 2020
Time:
8:00 a.m. Eastern
Access:
The meeting can be accessed virtually at: www.virtualshareholder meeting.com/CTLT2020

Your vote is important. Review your Proxy Statement and vote in one of four ways:

VIRTUALLY. Vote electronically during the 2020 Annual Meeting of Shareholders, which can be accessed at www.virtualshareholdermeeting.com/CTLT2020, and vote in real-time.

BY TELEPHONE. By calling 1-800-690-6903 (toll free) in the United States or Canada and following the instructions on your proxy card.

BY INTERNET. By visiting www.proxyvote.com and following the instructions on your Notice of Internet Availability or proxy card.

BY MAIL. By returning a properly completed, signed and dated proxy card in the postage-paid envelope. If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability.

Important notice regarding the availability of proxy materials for the Annual Meeting: You may obtain this 2020 Proxy Statement and our 2020 Annual Report at www.proxyvote.com.

By order of the Board of Directors,

Steven L. Fasman

Senior Vice President, General Counsel & Corporate Secretary

September 18, 2020

i        CATALENT, INC.  |  2020 Proxy Statement        TABLE OF CONTENTS

1	PROXY SUMMARY

6	PROPOSAL 1: Elect Six Members of our Board of Directors

6	Background to the Board’s Recommendation in Favor of the Nominees

7	Director Nominees

11	Continuing Directors

13	CORPORATE GOVERNANCE

13	Key Corporate Governance Features

14	The Board and Committees of the Board

15	Committee Membership and Function

17	Compensation Committee Interlocks and Insider Participation

18	Director Independence

19	Board Leadership Structure

19	Board and Committee Evaluation Process

20	Board’s Role in Risk Oversight

20	Majority Voting and Director Resignation Policy

21	Director Nomination Process

21	Proxy Access

22	Communications with the Board of Directors

22	Standards of Business Conduct

22	Transactions with Related Persons

24	Executive Officers

28	OWNERSHIP OF OUR COMMON AND PREFERRED STOCK

28	Securities Owned by Certain Beneficial Owners, Directors, and Management

29	Equity Compensation Plan Information

30	DIRECTOR COMPENSATION

32	COMPENSATION DISCUSSION AND ANALYSIS

33	Introduction

33	Executive Summary

34	Overview of 2020 Business Performance and Executive Compensation

36	Our Executive Compensation Program

38	The Compensation Process

39	Details of Total Direct Compensation Elements

44	Other Benefits under Our Executive Compensation Program

46	Compensation Determinations for 2020

47	Other Compensation Practices and Policies

49	REPORT OF THE COMPENSATION COMMITTEE

50	EXECUTIVE COMPENSATION TABLES

51	Fiscal 2020 Summary Compensation Table

53	Fiscal 2020 Grants of Plan-Based Awards Table

55	Fiscal 2020 Outstanding Equity-Based Awards at Year-End Table

57	Fiscal 2020 Option Exercises and Stock Vested Table

58	Fiscal 2020 Non-Qualified Deferred Compensation Table

58	Deferred Compensation

59	Fiscal 2020 Potential Payments upon Employment Termination or Change of Control Tables

61	Severance and Payments on a Change of Control

63	PAY RATIO

64	PROPOSAL 2: Ratification of Appointment of Independent Auditor for Fiscal 2021

66	REPORT OF THE AUDIT COMMITTEE

67	PROPOSAL 3: Advisory Vote to Approve Our Executive Compensation (Say-On-Pay)

68	ANNUAL MEETING, VOTING, AND PROCEDURES

68	Annual Meeting Information

68	Availability of Proxy Materials

68	Who is Entitled to Vote at the Annual Meeting?

69	Rights Afforded to Virtual Meeting Participants

69	How to Vote

70	Revoking a Proxy

70	Quorum and Required Vote

70	Proposals to be Voted on and Board Recommendation

71	Effect of Not Casting Your Vote

71	Solicitation

71	Availability of Voting Results

72	INFORMATION ABOUT 2021 ANNUAL MEETING

A-1	APPENDIX A: Non-GAAP Financial Measures

PROXY SUMMARY        2020 Proxy Statement  |  CATALENT, INC.        1

Proxy Summary

This summary highlights certain information in this Proxy Statement, which is first being sent or made available to shareholders on or about September 18, 2020. As it is only a summary, please review the complete Proxy Statement and our 2020 Annual Report before you vote.

2020 Financial Performance Highlights

The following summary of our financial results for the twelve months ended June 30, 2020 (which we often call “fiscal 2020” in this Proxy Statement) highlights our progress in growing our business.

REVENUE OF $3.1 BILLION GROWTH OF 24% ON CONSTANT-CURRENCY BASIS(1)	NET EARNINGS OF $220.7 MILLION GROWTH OF 63% ON CONSTANT-CURRENCY BASIS(1)
ADJUSTED EBITDA OF $750.9 MILLION GROWTH OF 27% ON CONSTANT-CURRENCY BASIS(2)	NET LEVERAGE RATIO OF 2.8x 6.0X INTEREST COVERAGE RATIO
THREE-YEAR SHAREHOLDER RETURN OF 97% 23rd OUT OF 147 PEER COMPANIES IN RELATIVE TOTAL SHAREHOLDER RETURN FOR THREE-YEAR PERIOD ENDED JUNE 30, 2020(3)	ACQUIRED leading cell therapy business

CONTINUED TO REINVEST A SIGNIFICANT PORTION OF OUR FREE CASH FLOW IN ATTRACTIVE, STRATEGIC, GROWTH-DRIVING ASSETS

(1)

Amounts at “constant currency,” or constant exchange rates, assume that exchange rates from foreign currencies into the U.S. dollar, the currency in which we report our financial results, did not fluctuate from those used to calculate the corresponding fiscal 2019 amounts. Percent change at constant currency is a financial reporting measure not prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and is subject to important limitations. For a further discussion of this measure and other measures used in this Proxy Statement that are not prepared in accordance with U.S. GAAP (“non-GAAP”), please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

(2)

Adjusted EBITDA is a non-GAAP financial measure, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. For an explanation of how we determine Adjusted EBITDA and how this non-GAAP measure reconciles to our reported results, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

(3)	See discussion under “Compensation Discussion and Analysis—Details of Total Direct Compensation Elements—Long-Term Incentive Awards” beginning on page 42.

2         CATALENT, INC.  |  2020 Proxy Statement        PROXY SUMMARY

Corporate Responsibility

In fiscal 2020, we were proud to publish our first-ever corporate responsibility (CR) report, covering the fiscal 2019 period. In the report, we articulate our long-term value creation and sustainability plans. We share our approach and progress in environmental, social, and governance (ESG) focus areas such as product quality, safety, environment, diversity, and inclusion. And we align with the Sustainability Accounting Standards Board (SASB) standard for the Biotechnology and Pharmaceuticals sector. We believe that responsible business practices are essential to fulfilling our mission of helping people live better, healthier lives, and we put our corporate values at the foundation of our culture and everything we do.

Integrity, responsibility, and sustainability are integrated into the heart of our business. We are proud of how our team of nearly 14,000 talented employees supports our CR commitment. As discussed in our report, the four pillars of our work in this area are innovation, people, environment, and communities, and we made strides in each of these areas in fiscal 2019 and again in fiscal 2020.

We are committed to advancing our CR program and look forward to regularly sharing our progress. The 2019 Catalent Corporate Responsibility report is available at www.catalent.com/cr.

Executive Compensation

For fiscal 2020, 88% of the target total direct compensation of our Chief Executive Officer (“CEO”) consisted of variable pay—pay that is either performance-based or tied to the price of our common stock—and 73% of his target compensation consisted of long-term equity awards. For our other executive officers discussed in this Proxy Statement (together with our CEO, our “Named Executive Officers” or “NEOs”), an average of 68% of their target total direct compensation was variable pay. The following charts illustrate the compensation mix for our CEO and NEOs. These charts do not include other compensation, pension values, and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table beginning on page 51 in this Proxy Statement.

CEO Target Direct Compensation(1)	Other NEOs Target Direct Compensation(1)

(1)	Does not include other compensation, pension values, and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table beginning on page 51.

PROXY SUMMARY        2020 Proxy Statement  |  CATALENT, INC.        3

The allocation of variable compensation for our CEO and other NEOs aligns with our compensation philosophy of motivating our executive officers to achieve our overall performance objectives in the short term and to grow the business to create long-term value for our shareholders.

COVID-19 RESPONSE—“THANK-YOU” BONUSES

We have taken a variety of actions to facilitate our continued operation as an “essential” business and keep our employees safe despite the ongoing COVID-19 pandemic. In June 2020, we paid “thank-you” bonuses of approximately $700 per person to our U.S. site-based production and support employees, and comparable amounts to the equivalent group outside the U.S., as a way to recognize their personal commitments, reliability, and resilience in maintaining our operations during this global emergency. As an expression of personal support, our executive leadership team (or the “ELT”), including our NEOs, as well as the next level of leaders within our company, referred to internally as our senior leadership team, donated a portion of their base salaries over a three-month period to help fund the payment of the bonuses. In response to these commitments, restricted stock units under our 2018 Omnibus Incentive Plan, with a vesting date of December 31, 2020, were granted to the NEOs and other members of our ELT having a grant date value equal to 60% of the salary they had foregone, with the exception of our CEO, whose donation went uncompensated.

2020 Executive Compensation Highlights

The following table provides highlights of the compensation of our CEO and other NEOs in fiscal 2020 as reported in the 2020 Summary Compensation Table beginning on page 51 in this Proxy Statement. For the complete details of compensation, please review the entire Proxy Statement.

Name	Base Salary ($)(1)	Management Incentive Plan (MIP) (Annual Bonus) ($)	Long-Term Incentive Plan (LTIP) ($)	All Other Compensation ($)	Total Compensation ($)
John Chiminski	963,915	1,488,443	6,600,220	113,617	9,166,195
Wetteny Joseph	516,812	417,020	800,143	54,565	1,788,540
Steven L. Fasman	570,841	468,585	925,162	52,086	2,016,674
Karen Flynn(2)	251,491	190,789	2,000,010	223,091	2,665,381
Alessandro Maselli	483,005	436,827	700,148	1,174,679	2,794,659

(1)

The amount reported for Messrs. Joseph and Fasman, Ms. Flynn and Mr. Maselli include a one-time RSU grant to offset a portion of the voluntary base salary reduction implemented during the months of May through July 2020 to partially fund a thank-you cash bonus awarded to our essential workers during the COVID-19 pandemic.

(2)

The amount reported under the Long-Term Incentive Plan column constitutes a one-time restricted stock unit grant made in connection with Ms. Flynn’s hiring. The amount reported under the All Other Compensation column includes a sign-on bonus of $200,000.

98.6% IN FAVOR OF OUR SAY-ON-PAY PROPOSAL	At the 2019 Annual Meeting, our shareholders demonstrated their concurrence that our executive compensation program reflects a pay-for-performance philosophy.

4         CATALENT, INC.  |  2020 Proxy Statement        PROXY SUMMARY

Corporate Governance

We have in place what we believe are strong corporate governance standards and practices to assure effective management by our executives and oversight by our Board of Directors. We are committed to good governance because it promotes the long-term interests of shareholders, as well as accountability and trust in us.

Corporate Governance Highlights

ACCOUNTABILITY	BOARD PRACTICES

• Annual Board and Committee self-evaluation

• Annual CEO evaluation

• Board-approved Quality and Regulatory Compliance and Mergers & Acquisitions Committees

• Board-approved statement opposing modern slavery

• Declassification of Board underway

• Regular meetings of Committees • Lead Director requirement • Independent Committee chairs and members • Limits on director “overboarding” • Majority-independent board

SHAREHOLDER INTEREST	TRANSPARENCY
• Emphasize pay-for-performance • Director & executive stock ownership goals • Continuity planning • Shareholder proxy access

• Corporate Governance Guidelines

• Securities trading policy

• Board-approved Code of Ethics, known as our “Standards of Business Conduct,” applicable to all employees, officers, and directors

• Resignation policy in uncontested elections

PROXY SUMMARY        2020 Proxy Statement  |  CATALENT, INC.        5

Annual Meeting

DATE AND TIME Thursday, October 29, 2020 8:00 a.m. Eastern

ACCESS The meeting can be accessed virtually at: www.virtualshareholdermeeting.com/CTLT2020

RECORD DATE Close of business on September 2, 2020.

VOTING Only shareholders on the record date are entitled to vote, with one vote per each common share on each matter to be voted upon at the virtual 2020 Annual Meeting of Shareholders.

The holders of our Series A Convertible Preferred Stock (the “Series A Preferred”) will vote alongside our holders of common shares on an as-converted basis, and are obligated to vote in the manner recommended by our Board with respect to the three proposals described in this Proxy Statement. See “Transactions with Related Persons—Stockholders’ Agreement” below for a description of the voting obligations imposed on the Series A Preferred holders.

ADMISSION

To participate in the virtual 2020 Annual Meeting of Shareholders (e.g., submit questions or vote), each shareholder will need the control number provided on their proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. You will not be able to attend the 2020 Annual Meeting of Shareholders in person. If you are neither a shareholder nor in possession of a control number, you may not access the meeting as a guest.

Annual Meeting Proposals

Proposal		Board Vote Recommendation	Page Number Reference
1	Elect Six Members of Our Board of Directors	FOR	6
2	Ratification of Appointment of Independent Auditor for Fiscal 2021	FOR	64
3	Advisory Vote to Approve Our Executive Compensation (Say-on-Pay)	FOR	67

Our Board does not intend to bring any matter before the 2020 Annual Meeting of Shareholders other than those set forth above and is not aware of any matter that anyone else proposes to present for action at the meeting. However, if any other matter properly comes before the meeting, your proxy gives authority to the designated proxy holder to vote on such matters in accordance with the holder’s best judgment.

6         CATALENT, INC.  |  2020 Proxy Statement        PROPOSAL 1: ELECT SIX MEMBERS OF OUR BOARD OF DIRECTORS

Proposal 1:

Elect Six Members of our Board of Directors

(ITEM 1 ON THE PROXY CARD)

Our Board currently consists of eleven directors. Ten of them are distributed among three classes, I, II, and III, with the current directors serving class-based staggered terms of one or three years until their successors are duly elected and qualified, or until their earlier death, resignation, or removal. One of our directors, Peter Zippelius, is elected to a one-year term by the vote of the holders of our Series A Preferred and is not assigned to a class.

At our 2018 Annual Meeting of Shareholders, our shareholders approved a proposal to declassify our Board over a three-year period. Beginning with the election of the current Class II directors at the 2019 Annual Meeting of Shareholders, all new or re-elected directors are elected to one-year terms. As of the 2021 Annual Meeting of Shareholders, all directors will be subject to election or re-election for one-year terms and will no longer be divided into classes.

The directors in Classes II and III, whose terms expire at the 2020 Annual Meeting of Shareholders, are Madhavan Balachandran, J. Martin Carroll, and John J. Greisch, comprising Class II, and Rolf Classon, Christa Kreuzburg, and Gregory T. Lucier, comprising Class III. Our Board has nominated each of them to stand for re-election for a one-year term, and each has consented to being named in this Proxy Statement and to serve if elected.

Our Board unanimously recommends that you vote FOR the election of each of the Boards nominees, Madhavan Balachandran, J. Martin Carroll, Rolf Classon, John J. Greisch, Christa Kreuzburg, and Gregory T. Lucier, to serve as directors until our 2021 Annual Meeting of Shareholders and until their successors are duly elected and qualified,or until their earlier death, resignation, or removal.

Background to the Board’s

Recommendation in Favor of the Nominees

The Nominating and Corporate Governance Committee of our Board (the “Nominating Committee”) is directed under its charter to identify qualified individuals to become directors, and to recommend individuals it identifies to our Board for nomination. The Nominating Committee considers a number of factors and principles in recommending the slate of director nominees for election, as described below under the heading “Director Nomination Process” on page 21.

The Nominating Committee evaluated each of Messrs. Balachandran, Carroll, Classon, and Greisch, Dr. Kreuzburg, and Mr. Lucier against the factors and principles it uses to select nominees for director. The Nominating Committee considered, among other things, that each of the nominees is an existing member of our Board, is familiar with us and the risks and opportunities we face, and has demonstrated an ability to work collegially and productively with the other members of our Board. The Nominating Committee also considered particular aspects of each of the director nominees, as noted below with the nominee’s biography under the heading “Specific qualifications, experience, skills, and expertise.”

In considering Mr. Classon, the Nominating Committee considered the resignation letter that he had delivered to the Board in connection with his reaching the age of 75, as required by our Corporate Governance Guidelines (the “Resignation Requirement”). Taking into account the continuing contributions Mr. Classon has made as a director; the relatively short tenure of Mr. Classon’s service as a director; the benefit of retaining access to Mr. Classon’s experience both with respect to the life sciences sector as well as with respect to Catalent, especially in light of the continuing uncertainty and challenges posed by the COVID-19 pandemic; and Mr. Classon’s expressed interest in continuing to serve as a director, the Nominating Committee voted to recommend to our Board that the Resignation Requirement be waived with respect to Mr. Classon for a three-year period.

Following its evaluation, the Nominating Committee voted to recommend the nominees to our Board as candidates for election to a new term of office. Based in part on the Nominating Committee’s evaluation and recommendation, our Board has concluded that it is in our best interest and the best interest of our shareholders for each of the proposed nominees to continue to serve as a director and for Mr. Classon to be granted a three-year waiver from the Resignation Requirement set forth in our Corporate Governance Guidelines.

PROPOSAL 1: ELECT SIX MEMBERS OF OUR BOARD OF DIRECTORS        2020 Proxy Statement  |  CATALENT, INC.        7

Director Nominees

MADHAVAN “MADHU” BALACHANDRAN

Director since 2017 Age: 69 Committees: • Nominating and Corporate Governance • Quality and Regulatory Compliance

Mr. Balachandran is Chief Operating Officer of Nutcracker Therapeutics, a developer of mRNA therapeutics, a position he has held since September 2020. He previously served as Chief Executive Officer of ADRx, Inc., a preclinical stage biotechnology company, since August 2019. Prior to that, he was Executive Vice President, Operations of Amgen Inc. from August 2012 until July 2016 and retired as an Executive Vice President in January 2017, having served in various management positions since joining the company in 1997. Prior to his tenure at Amgen, Mr. Balachandran held leadership positions at Copley Pharmaceuticals, now a part of Teva Pharmaceuticals Industries Ltd., and Burroughs Welcome Company, a predecessor through mergers of GlaxoSmithKline plc. He has served as a director of Stevanato Group since September 2018 and as a director of uniQure NV since September 2017. Mr. Balachandran holds a Master of Science degree in Chemical Engineering from The State University of New York at Buffalo and an MBA from East Carolina University.

Specific qualifications, experience, skills, and expertise:

• Extensive experience overseeing the manufacturing operations of a healthcare company

• Extensive experience with the manufacturing and marketing of biologics-based pharmaceuticals and other biologics products

• Leadership experience with other public companies

J. MARTIN CARROLL

Director since 2015 Age: 70 Committees: • Nominating and Corporate Governance (chair) • Compensation and Leadership • Quality and Regulatory Compliance

Mr. Carroll served as President and Chief Executive Officer of Boehringer Ingelheim Corporation and of Boehringer Pharmaceuticals, Inc. from 2003 until 2011 and as Head, Corporate Strategy and Development of Boehringer Ingelheim GmbH from 2012 until his retirement in 2013. Mr. Carroll served as a director of Boehringer Ingelheim Corporation from 2003 until December 2012. Mr. Carroll joined the Boehringer Ingelheim organization in 2002 as President of Boehringer Pharmaceuticals, Inc. Mr. Carroll worked at Merck & Company, Inc. from 1976 to 2001. From 1972 to 1976, Mr. Carroll served in the United States Air Force, where he attained the rank of Captain. Mr. Carroll has been a director of Mallinckrodt plc since June 2013 and of TherapeuticsMD, Inc. since March 2015. He served as a director of Inotek from April 2016 to June 2016 and as Chairman of its Board from June 2016 until January 2018 when Inotek was sold to Rocket Pharmaceutical. Mr. Carroll also served as a director of Durata Therapeutics, Inc. from August 2014 until November 2014 when it was acquired by Actavis plc, and as a director of Vivus, Inc. from May 2013 until September 2014. Mr. Carroll received a B.A. in accounting and economics from the College of the Holy Cross and an M.B.A. from Babson College.

Specific qualifications, experience, skills, and expertise:

• Substantial experience with sales and marketing issues

• Substantial experience serving as a director

• Substantial expertise in advising and managing multi-national companies with multiple business units

• Substantial experience with pharmaceutical and other healthcare companies

• Substantial experience reviewing and analyzing executive compensation programs

8         CATALENT, INC.  |  2020 Proxy Statement        PROPOSAL 1: ELECT SIX MEMBERS OF OUR BOARD OF DIRECTORS

ROLF CLASSON

Director since 2014 Age: 75 Committees: • Audit • Mergers & Acquisitions

From October 2002 until his retirement in July 2004, Mr. Classon was Chairman of the Executive Committee of Bayer HealthCare AG, a subsidiary of Bayer AG. He served as President of Bayer Diagnostics from 1995 to 2002 and as Executive Vice President of Bayer Diagnostics from 1991 to 1995. Prior to 1991, Mr. Classon held various management positions with Pharmacia Corporation. Mr. Classon currently serves as Chairman of the Board of Directors of Perrigo Company plc and as a member of the Supervisory Board of Fresenius Medical Care. He was previously Chairman of the Board of Directors of Tecan Group Ltd., serving from 2009 until April 2018. Mr. Classon served as Chairman of the Board of Directors of Hill-Rom Holdings, Inc. from 2006 until March 2018, also serving as Vice Chairman of the Board from 2003 through May 2005 and as interim chief executive officer from May 2005 until March 2006. From 2005 to 2015, Mr. Classon served as Chairman of the Board of Directors of Auxilium Pharmaceuticals, Inc., and as Vice Chairman from March 2005 to April 2005. Mr. Classon previously served as a director of Sequanna Medical AG from 2016 until 2017, Aerocine AB, Stockholm from 2013 until 2015, Millipore Corporation from 2005 until 2010, Prometheus Laboratories Inc. from 2004 until 2010, and Enzon Pharmaceuticals Inc. from January 1997 until 2011. Mr. Classon received his Chemical Engineering Certificate from the Gothenburg University School of Engineering and a Business Degree from Gothenburg University.

Specific qualifications, experience, skills, and expertise:

• Leadership experience with other public companies

• Substantial experience serving as a director and as a member of public company audit committees

• Substantial expertise in advising and managing multi-national companies with multiple business units

• Substantial experience with pharmaceutical and other healthcare companies

• Experience reviewing and analyzing complex public company financial statements

JOHN J. GREISCH

Director since 2018 Age: 65 Committees: • Audit (chair) • Compensation and Leadership

Mr. Greisch retired in May 2018 from his position as President and Chief Executive Officer of Hill-Rom Holdings, Inc., a position that he had held since 2010. Prior to that, Mr. Greisch was President International Operations for Baxter International, Inc., a position he held beginning in 2006. During his seven-year tenure with Baxter, he also served as the company’s Chief Financial Officer and as President of its BioScience division. Before his time with Baxter, Mr. Greisch was President and Chief Executive Officer for FleetPride Corporation in Deerfield, Illinois, an independent after-market distribution company serving the transportation industry. Prior to his tenure at FleetPride, he held various positions at The Interlake Corporation, including serving as President of its Materials Handling Group. Mr. Greisch currently serves as chairman of the board of Viant Medical, LLC and as a director on the boards of Cerner Corporation and Carrier Corporation, and previously served on the boards of Idorsia Pharmaceuticals Ltd., Hill-Rom Holdings, Inc., Actelion Ltd, and TomoTherapy, Inc. Additionally, he serves as a senior advisor to TPG Capital and is on the board of directors for Ann & Robert H. Lurie Children’s Hospital of Chicago. He received a Master’s in Management from the Kellogg School of Management at Northwestern University and a B.S. degree from Miami University.

Specific qualifications, experience, skills, and expertise:

• Leadership experience with other public companies, including service as a chief executive officer and chief financial officer

• Substantial experience with other healthcare companies

• Substantial experience preparing and analyzing complex public company financial statements

• Substantial experience reviewing and analyzing executive compensation programs

PROPOSAL 1: ELECT SIX MEMBERS OF OUR BOARD OF DIRECTORS        2020 Proxy Statement  |  CATALENT, INC.        9

CHRISTA KREUZBURG, PH.D.

Director since 2018 Age: 60 Committees: • Nominating and Corporate Governance • Quality and Regulatory Compliance

Dr. Kreuzburg has been consulting in the healthcare sector since retiring from Bayer AG in 2009, after 19 years of service in a variety of roles, including service as Head of the Bayer Schering Pharma Europe/Canada unit of Bayer Healthcare from 2007 to 2008, and as Head of the Pharma Primary Care/International Operations unit of Bayer Healthcare from 2006 to 2007. She also held roles in the Strategic Planning and Central Research groups. Dr. Kreuzburg is currently a member of the board of directors of Tecan Trading AG of Switzerland and has previously served as a director of Freedom Innovations LLC. Dr. Kreuzburg received her Ph.D. and Bachelor’s degrees in Physical Chemistry from Duisburg University in Germany.

Specific qualifications, experience, skills, and expertise:

• Substantial experience with the management and operations of pharmaceutical companies

• Substantial expertise in advising and managing multi-national companies with multiple business units

GREGORY T. LUCIER

Director since 2015 Age: 56 Committees: • Compensation and Leadership (chair) • Mergers & Acquisitions

Mr. Lucier is the chief executive officer of Corza Health, Inc., a company focused on acquiring companies and assets as part of a strategy to build a market-leading healthcare business. Prior to that, he served as Chief Executive Officer of NuVasive, Inc., a medical device company, from 2015 to 2018. Before joining NuVasive, Inc., Mr. Lucier was Chairman and Chief Executive Officer of Life Technologies Corporation (formerly Invitrogen Corporation), a global biotechnology company, from May 2003 until it was acquired by Thermo Fisher Scientific, Inc. in February 2014. Prior to that, Mr. Lucier was a corporate officer at General Electric Company, where he served in a variety of leadership roles. Mr. Lucier is chairman of the board of NuVasive, Inc. and serves as a director of Dentsply Sirona and Berkeley Lights. He previously served as a director of Life Technologies Corporation from May 2003 to February 2014, of Carefusion Corporation from August 2009 until its sale to Becton, Dickinson and Company in March 2015, and of Invuity, Inc. from October 2014 until its sale to Stryker in October 2018. Mr. Lucier received an M.B.A. from Harvard Business School and a B.S. in industrial engineering from Pennsylvania State University.

Specific qualifications, experience, skills, and expertise:

• Leadership experience with other public companies

• Substantial experience serving as a director

• Substantial expertise in advising and managing multi-national companies with multiple business units

• Substantial experience with pharmaceutical and other healthcare companies

• Substantial experience reviewing and analyzing executive compensation programs

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

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Series A Preferred Director Nominee

In connection with the Annual Meeting, the holders of the shares of Series A Preferred will vote on one director nominee to hold office for a one-year term. The nominee, Peter Zippelius, is a current Board member who was designated by the affiliates of Leonard Green & Partners, L.P. (“Leonard Green”) who are the holders of all of the outstanding shares of Series A Preferred. The holders of Series A Preferred will vote separately, as a class, on the election of this director. The holders of common stock do not vote on this director nominee. See below under “Transactions with Related Persons—Stockholders’ Agreement” for a description of the additional rights held by holders of our Series A Preferred.

PETER ZIPPELIUS

Director since 2019 Age: 41

Mr. Zippelius is a partner of Leonard Green, which he joined in 2018. Previously Mr. Zippelius was a Managing Director and Co-Head of North American Healthcare Investment Banking at J.P. Morgan, which he joined in 2015. Prior to J.P. Morgan, Mr. Zippelius was a Managing Director and Co-Head of Healthcare Services Investment Banking at Deutsche Bank Securities, and prior to that, he was a Managing Director in the Healthcare Investment Banking group at Morgan Stanley. Mr. Zippelius began his career in the Mergers and Acquisitions department of Solomon Smith Barney. He earned a Bachelor of Science degree in Finance from Virginia Tech.

Specific qualifications, experience, skills, and expertise:

• Substantial experience in mergers and acquisitions

• Familiar with corporate finance and strategic business planning activities

• Substantial experience with pharmaceutical and other healthcare companies

PROPOSAL 1: ELECT SIX MEMBERS OF OUR BOARD OF DIRECTORS        2020 Proxy Statement  |  CATALENT, INC.        11

Continuing Directors

JOHN CHIMINSKI

Director since 2009 Chair since 2016 Age: 56

John Chiminski has led Catalent as Chief Executive Officer since March 2009. He joined us after more than 20 years of experience at GE Healthcare in engineering, operations, and senior leadership roles. From 2007 to 2009, Mr. Chiminski was President and Chief Executive Officer of GE Medical Diagnostics, a global business with sales of $1.9 billion. From 2005 to 2007, he served as Vice President and General Manager of GE Healthcare’s Global Magnetic Resonance Business, and from 2001 to 2005, as Vice President and General Manager of Global Healthcare Services. Earlier at GE, he held a series of cross-functional leadership positions in both manufacturing and engineering, including a GE Medical Systems assignment in France. Mr. Chiminski holds a B.S. from Michigan State University and an M.S. from Purdue University, both in electrical engineering, as well as a Master’s degree in Management from the Kellogg School of Management at Northwestern University.

Specific qualifications, experience, skills, and expertise:

• Substantial expertise in advising and managing companies in various segments of the healthcare industry

• Significant experience overseeing the day-to-day business operations of a healthcare company

• Extensive experience as a business leader in our industry

• Experience serving on corporate boards

ROSEMARY A. CRANE

Director since 2018 Age: 61 Committees: • Audit

Ms. Crane is currently a member of the board of directors of each of Teva Pharmaceutical Industries Limited, where she serves as chair of the board’s Human Resources Compensation Committee, and has previously served as a director of Edge Therapeutics, Inc., Unilife Corporation, Cipher Pharmaceuticals, MELA Sciences, Inc., Epocrates Inc., Targanta Therapeutics, and Zealand Pharma A/S. She also serves as a director of Hackensack Meridian Health Center for Discovery and Innovation. Ms. Crane retired in 2014 from MELA Sciences, Inc., where she served as President and Chief Executive Officer beginning in 2013. From 2011 to 2013, she was a Partner and Head of Commercialization at Appletree Partners and, from 2008 to 2011, served as Chief Executive Officer and President of Epocrates Inc. From 2002 to 2008, Ms. Crane served in several senior executive positions at the Johnson & Johnson Group of Companies, ending as Company Group Chairman, OTC and Nutritional Group. From 1982 to 2002, she was at Bristol-Myers Squibb Company, ending her tenure there as President, U.S. Primary Care. Ms. Crane received her M.B.A. from Kent State University and her B.A. in Communications and English from the State University of New York at Oswego.

Specific qualifications, experience, skills, and expertise:

• Substantial experience in commercialization and business operations in the pharmaceutical and biotechnology industries

• Substantial experience serving on the boards of directors of healthcare companies

• Experience reviewing and analyzing complex public company financial statements

12         CATALENT, INC.  |  2020 Proxy Statement        PROPOSAL 1: ELECT SIX MEMBERS OF OUR BOARD OF DIRECTORS

DONALD E. MOREL, JR., PH.D.

Director since 2015 Age: 63 Committees: • Quality and Regulatory Compliance (chair) • Audit • Compensation and Leadership

Dr. Morel retired in June 2015 as Chairman of West Pharmaceutical Services, Inc. (“West”), a leading manufacturer of packaging components and delivery systems for injectable drugs and healthcare products, a position he had held since March 2003. He also served as West’s Chief Executive Officer from April 2002 until April 2015 and as its President from April 2002 until June 2005. Currently, Dr. Morel serves as Chairman of the Board of Directors of the American Oncologic Hospital of the Fox Chase Cancer Center. He also serves as a Chairman of the Board of Trustees of the Franklin Institute and is a Trustee of Lafayette College. Additionally, Dr. Morel has been a director of Stevanato Group since September 2018 and of Integra Life Sciences Holdings Corporation since August 2013. Prior to that, he served as a director of Kensey Nash Corporation from 2010 until 2012. Dr. Morel obtained a Master of Science degree and a Ph.D. in Materials Science from Cornell University and a Bachelor of Science degree in Engineering from Lafayette College.

Specific qualifications, experience, skills, and expertise:

• Substantial experience and leadership in managing a life sciences business performing contract development and manufacturing services

• Substantial experience serving on the boards of directors of public companies

• Experience reviewing and analyzing complex public company financial statements

JACK STAHL

Director since 2014 Lead Director since 2016 Age: 67 Committees: • Mergers & Acquisitions (chair) • Nominating and Corporate Governance

Mr. Stahl was the President and Chief Executive Officer of Revlon, Inc. from 2002 until his retirement in 2006. Prior to joining Revlon, Mr. Stahl served as President and Chief Operating Officer of The Coca-Cola Company from 2000 to 2001, having previously served in various management positions since joining the company in 1979. Mr. Stahl serves on the boards of United Natural Foods, Inc. and Advantage Solutions LLC and on the U.S. board of advisors of CVC Capital. Additionally, Mr. Stahl formerly served on the boards of Schering-Plough Corporation, Dr Pepper Snapple Group, Saks, Inc., Coty Inc., and Royal Ahold Delhaize, and was chairman of the board of managers of New Avon LLC. Mr. Stahl holds a bachelor’s degree in economics from Emory University and a master’s degree from the Wharton School of Business at the University of Pennsylvania.

Specific qualifications, experience, skills, and expertise:

• Leadership experience with other public companies

• Substantial experience serving as a director

• Substantial expertise in advising and managing multi-national companies with multiple business units

• Accounting experience and experience preparing and analyzing complex corporate financial statements

CORPORATE GOVERNANCE        2020 Proxy Statement  |  CATALENT, INC.        13

Corporate Governance

We are committed to ensuring strong corporate governance practices on behalf of our shareholders. We believe strong corporate governance and an independent Board provide the foundation for financial integrity and shareholder confidence. In 2018, as part of its ordinary course review of our corporate governance program, and taking into account, among other things, developments in corporate governance, shareholder interactions, legal or regulatory developments, proxy advisory firm positions, SEC guidance, and New York Stock Exchange (“NYSE”) requirements, our Nominating Committee concluded that it was in the best interests of the company and our shareholders to recommend to our Board that it approve declassification of the Board over a three-year period. This was approved both by our Board and our shareholders at our 2018 Annual Meeting of Shareholders and the classified board is in the process of being phased out. The Nominating Committee will continue to review our corporate governance practices as part of its continuing exercise of its Board-delegated authority and responsibilities.

Our commitment to good corporate governance is evidenced by our Corporate Governance Guidelines (our “Governance Guidelines”), which are available on our corporate website at http://investor.catalent.com/corporate-governance. Our Governance Guidelines set forth the principles and practices that our Board follows in carrying out its responsibilities, including ongoing review of our corporate governance practices in light of our business initiatives, the interests of our shareholders, and evolving best practices.

Key Corporate Governance Features

Important aspects of our corporate governance include the following:

Board Independence	• Our Board has determined that ten out of eleven of our directors are “independent” under the NYSE listing standards, with our CEO being the only member of management who serves as a director.
Board Committees

• We have five committees of the Board—the Audit Committee, the Compensation and Leadership Committee, the Nominating Committee, the Quality and Regulatory Compliance Committee, and the Mergers & Acquisitions Committee—each of which is composed entirely of independent directors.

• Each of our five Committees operates under a written charter and reports regularly to the Board concerning its activities.

Lead Director

• When a non-independent director serves as Chair of our Board, our Governance Guidelines require the independent directors to appoint a Lead Director from among them. Mr. Stahl has served in that role since October 2016.

Executive Sessions	• Our Board holds regular executive sessions of non-management directors, which are chaired by our Lead Director.
Board Oversight of Risk

• Risk management is overseen by our Audit Committee.

• Our Compensation and Leadership Committee reviews risks arising from our compensation practices so that those practices encourage management only to act in the best interests of our shareholders.

• Our Nominating Committee oversees risk associated with potential conflicts of interest as well as effectiveness of our Governance Guidelines.

• Our Quality and Regulatory Compliance Committee focuses on risks arising out of the extensive food, drug, and cosmetics regulations that govern our operations and our relationships with our customers.

Corporate Governance Guidelines	• Our Board operates under our Governance Guidelines, which define director qualification standards and other appropriate governance procedures.

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Majority Voting and Director Resignation Policy

• Directors in uncontested elections must garner the approval of a majority of the shares cast. Any director not receiving a majority of the cast shares in an uncontested election must tender a resignation to the Nominating Committee, which shall promptly consider such resignation and make a recommendation to our Board with respect to what action should be taken.

Accountability

• Our authorized stock consists of one class of common stock and one class of preferred stock. Each share of our common stock is entitled to one vote. We have also issued the Series A Preferred, which votes on an as-converted basis with our common stock.

Stock Ownership

• Each non-employee director is required to own shares of our common stock in an amount equal to five times the non-employee director annual cash retainer.

• Guidelines adopted by our Compensation and Leadership Committee state that each of our executive officers must own shares of our common stock: our CEO must own an amount equal to five times his annual salary, and each of our other executive officers must own an amount equal to two and one-half times the officer’s salary.

Open Lines of Communication

• Our Board promotes open and frank discussions with senior management.

• Our directors have access to all members of management and other employees and are authorized to hire outside consultants or experts at our expense.

Self-Evaluation	• Our Board and each of the Committees conduct annual self-evaluations.
Code of Ethics	• Our Standards of Business Conduct, which, among other things, requires compliance with law and the maintenance of appropriate ethical standards, is applicable to all of our directors and employees.
Overboarding

• Without specific approval from our Board, no director will serve on more than four other public company boards; no Audit Committee member will serve on more than two other public company audit committees; and it is expected that directors who also serve as CEOs or in equivalent positions at other public companies generally should not serve on more than two outside public company boards.

Shareholder Proxy Access

• Shareholders who satisfy the standards set forth in our bylaws have the ability to include on our proxy their own nominees for election to our Board, provided that such director nominees satisfy the eligibility requirements set forth in our bylaws.

The Board and Committees of the Board

We are governed by our Board, which provides overall direction to and oversight of our business. As described in the table below, our Board consists of eleven directors, ten of whom are assigned across three classes (I, II and III) and one of whom, the nominee of the Series A Preferred holders, is unassigned. All of our directors other than Mr. Chiminski, who is also our CEO, have been determined by our Board to be independent under our Governance Guidelines and the NYSE listing standards. Each year, there is an election with respect to the classes of directors whose terms are expiring. Newly elected and re-elected directors will serve for a one-year term until the director’s successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal. As of the 2021 Annual Meetings of Shareholders, the class structure will be eliminated, and all directors will serve for a one-year term until the director’s successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal.

Mr. Zippelius is subject to a separate vote by the holders of the Series A Preferred, who have informed us that they will be electing him to a one-year term coinciding with that of the directors being elected at the 2020 Annual Meeting of Shareholders.

Four of the committees established by our Board—the Audit Committee, the Compensation and Leadership Committee (the “Compensation Committee”), the Nominating Committee, and the Quality and Regulatory Compliance Committee (the “Quality Committee”)—each meet regularly. Our Board also has a standing Mergers & Acquisitions Committee (the “M&A Committee”) that meets on an as-needed basis. Each committee has a written charter, which can be found on our website at http://investor.catalent.com/corporate-governance, and is comprised solely of independent directors as determined under our Governance Guidelines and applicable NYSE listing standards and the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

CORPORATE GOVERNANCE        2020 Proxy Statement  |  CATALENT, INC.        15

Committee Membership and Function

The following table lists each director’s Class, if any, and the Chair and current members of each of the Committees.

				Current Committee Membership
Name	Class	Current Term End Year	Determination of Independence?	Audit	Compensation and Leadership	Nominating and Corporate Governance	Quality and Regulatory Compliance	Mergers & Acquisitions
John Chiminski(1)	Class I	2021	NO
Rosemary A. Crane	Class I	2021	YES	¡
Donald E. Morel, Jr.	Class I	2021	YES	¡	¡		CHAIR
Jack Stahl(2)	Class I	2021	YES			¡		CHAIR
Madhavan Balachandran	Class II	2020	YES			¡	¡
J. Martin Carroll	Class II	2020	YES		¡	CHAIR	¡
John J. Greisch	Class II	2020	YES	CHAIR	¡
Rolf Classon	Class III	2020	YES	¡				¡
Christa Kreuzburg	Class III	2020	YES			¡	¡
Gregory T. Lucier	Class III	2020	YES		CHAIR			¡
Peter Zippelius	None	2020	YES

(1)	As our CEO, Mr. Chiminski cannot be deemed independent.

(2)	Mr. Stahl serves as the Lead Director.

Audit Committee	Number of 2020 Meetings: 4
Membership:

John J. Greisch, Chair | Rolf Classon | Rosemary A. Crane | Donald E. Morel, Jr.

Function:

• Oversees the adequacy and integrity of our financial statements and our financial reporting and disclosure practices.

• Oversees the soundness of our system of internal controls to assure compliance with financial and accounting requirements.

• Retains and reviews the qualifications, performance, and independence of our independent auditor.

• Reviews and discusses with management and the independent auditor prior to public dissemination our annual audited financial statements, quarterly unaudited financial statements, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

• Oversees our guidelines and policies relating to risk assessment and risk management, and management’s plan for risk monitoring and control.

• Oversees our internal audit function.

• Reviews and approves or ratifies all transactions between us and any “Related Person” (as defined in the federal securities laws and regulations) that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

• Oversees compliance with our Standards of Business Conduct.

• Prepares for and issues the Audit Committee Report contained in this Proxy Statement.

Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined in SEC regulations. The Report of the Audit Committee is included on page 66.

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Compensation and Leadership Committee	Number of 2020 Meetings: 7
Membership:

Gregory T. Lucier, Chair | J. Martin Carroll | John J. Greisch | Donald E. Morel, Jr.

Function:

• Establishes and reviews our overall compensation philosophy.

• Evaluates the performance of the CEO and determines and approves the annual salary, bonus, and equity-based incentive and other benefits, of the CEO.

• Reviews and approves, or recommends to our Board, the annual salary, bonus, and equity-based incentives and other benefits of our other executive officers.

• Reviews and recommends to our Board on the compensation of directors.

• Reviews all employment, severance, and termination agreements with our executive officers.

• Reviews and approves, or recommends to our Board, our incentive-compensation plans and equity-based plans.

• Oversees certain of our other benefit plans.

• Prepares for and issues the Compensation Committee Report contained in this Proxy Statement.

• As delegated by our Board, oversees management continuity and succession as well as executive officer development.

The Compensation Committee is permitted to delegate to one or more of our officers the authority to make awards to any non-Section 16 officer under our incentive-compensation or other equity-based plan. The Compensation Committee has delegated authority to management, on a non-exclusive basis, to make awards to employees, other than Section 16 officers, under prescribed conditions, including the condition that no individual award exceeds $250,000 in value , with a $5 million annual cap. The cap was provisionally increased during fiscal 2020 to $10 million annually due to business necessity, increasing permanently to that level in fiscal 2021. The Report of the Compensation Committee is included on page 49.

CORPORATE GOVERNANCE        2020 Proxy Statement  |  CATALENT, INC.        17

Compensation Committee Interlocks and Insider Participation

No Compensation Committee member is our current or former employee or officer. There is no interlock with any other board or company.

Nominating and Corporate Governance Committee	Number of 2020 Meetings: 2
Membership:

J. Martin Carroll, Chair | Madhavan Balachandran | Christa Kreuzburg | Jack Stahl

Function:

• Identifies and recommends nominees for election to our Board.

• Reviews the composition and size of our Board.

• Oversees an annual evaluation of the Board of Directors and each Committee.

• Regularly reviews our corporate governance documents, including our corporate charter and bylaws and our Governance Guidelines.

• Recommends members of our Board to serve on Committees. • As delegated by our Board, oversees and approves the management continuity planning process.

Quality and Regulatory Compliance Committee	Number of 2020 Meetings: 4
Membership:

Donald E. Morel, Jr., Chair | Madhavan Balachandran | J. Martin Carroll | Christa Kreuzburg

Function:

• Oversees and reviews our personnel, activities, processes and procedures that assure the quality of the products and services we deliver.

• Oversees our quality and regulatory compliance programs with respect to legal and regulatory requirements.

• Reports on significant audits, inspections and corrective and preventative actions on relative governmental investigations to our Board.

• Oversees the implementation of our quality and regulatory compliance program.

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Mergers & Acquisitions Committee	Number of 2020 Meetings: 2
Membership:

Jack Stahl, Chair | Rolf Classon | Gregory T. Lucier

Function:

• Assists our Board in reviewing and assessing potential mergers, acquisitions, divestitures, and other similar strategic transactions, considering, among other things, (i) the risks and benefits to us and (ii) our Board’s obligation to oversee and provide overall direction to management with respect to such transactions.

BOARD AND COMMITTEE ATTENDANCE

During fiscal 2020, our Board met five times and acted by unanimous written consent four times. Each director attended more than 75% of the respective meetings of our Board and our committees, if any, on which that director served.

The Committees held the following number of meetings and acted by unanimous written consent the following number of times during fiscal 2020:

Committee	Meetings	Consents
Audit Committee	4	–
Compensation Committee	7	2
Nominating Committee	2	–
Quality Committee	4	–
M&A Committee	2	–

We strongly encourage members of our Board to attend our Annual Meetings of Shareholders. All but one of our directors attended our 2019 Annual Meeting of Shareholders.

Director Independence

Under our Guidelines and the NYSE listing standards, a director is not independent if the director has or had certain specified relationships with us. As a result of its review, our Board determined that each of our current directors other than Mr. Chiminski, who is also our CEO, is independent.

CORPORATE GOVERNANCE        2020 Proxy Statement  |  CATALENT, INC.        19

Board Leadership Structure

Our Governance Guidelines, which can be found on our website at http://investor.catalent.com/corporate-governance, provide our Board flexibility in determining its leadership structure. Our Board considers its structure and leadership each year, in particular whether the roles of Chair and CEO should be combined or separated, based on what it believes is in our best interests at a given point in time. Currently, Mr. Chiminski serves as our CEO as well as Chair of our Board. Our Board has determined that combining the positions is the appropriate leadership structure at this time. Mr. Chiminski, given his primary responsibility for managing our day-to-day operations and his extensive knowledge and understanding of us, is best positioned to lead our Board at this time and to focus its attention on the issues of greatest importance to us and our shareholders. The Chair presides at all Board and shareholder meetings and performs such other duties as may be designated in our bylaws or by our Board as a whole. Our Board will continue periodically to evaluate its leadership structure and determine whether continuing the combined roles of CEO and Chair is in our best interest based on circumstances existing at the time.

Our Governance Guidelines require that the independent directors on the Board elect from among themselves a Lead Director whenever the Chair of our Board is also the CEO or is a director who does not otherwise qualify as an independent director. Mr. Stahl currently serves as our independent Lead Director. The Lead Director helps to assure the appropriate oversight of our management by our Board, as well as maintain the optimal functioning of our Board. Among other things, the Lead Director has the authority to:

•	convene meetings of the independent directors as the Lead Director deems necessary;

•	preside over all meetings of our Board at which the Chair is not present, including any executive sessions of the independent directors;

•	act as a liaison between the Chair and the independent directors; and

•	recommend to the other members of our Board the retention of consultants and advisors who directly report to it, without consulting or obtaining the advance authorization of any of our officers.

Board and Committee Evaluation Process

The Nominating Committee leads an annual performance evaluation of our Board and each Board committee as described below.

Evaluate	Compile	Discuss	Review

Each director completes a Board self-evaluation questionnaire and a separate questionnaire for each committee on which the director serves. The questionnaires request ratings and solicit suggestions for improving Board and committee governance processes and effectiveness.	Questionnaire results are compiled by the Corporate Secretary. Specific director comments are reported without attribution. Each director receives the Board self-evaluation results and the self-evaluation results for each committee on which the director serves. The Chair and the Lead Director receive all of the self-evaluation results.	Committee self-evaluation results are discussed by each committee, and Board self-evaluation results are discussed by the full Board, in each case in executive session. The committees and our Board each identify areas for further consideration and opportunities for improvement, and implement plans to address those matters.	Each committee and the full Board review progress with respect to any identified areas for further consideration.

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Board’s Role in Risk Oversight

•

Our Board as a whole and through its committees oversees our risk management, with senior management regularly reporting on areas of material risk. Our Board regularly reviews information regarding our strategy, finances, liquidity, operations, legal and regulatory developments, our research and development activities, and our competitive environment, as well as the risks related to these matters.

•

The Audit Committee oversees the management of risks related to financial reporting and monitors the annual internal audit risk assessment, which identifies and prioritizes risks related to our internal controls in order to develop internal audit plans for future fiscal years. The Audit Committee also periodically meets with members of our information technology department to assess information security risks (including cybersecurity risks) and to evaluate the status of our cybersecurity efforts, which include a broad range of tools and training initiatives that are designed to work together to protect the data and systems used in our business. In fiscal 2020, the full Board also met with members of the information technology department to review information security risks, including cybersecurity risks, and to evaluate the status of our cybersecurity efforts.

•	The Nominating Committee oversees the management of risks associated with the independence of the members of our Board.

•	The Compensation Committee oversees risks relating to our compensation plans and arrangements.

•	The Quality Committee focuses on risks arising out of the extensive food, drug, and cosmetics regulations that govern our operations and our relationships with our customers.

•

Each Committee provides periodic reports to the full Board regarding its area of responsibility and oversight. We do not believe there is any relationship between how our Board oversees management of our risks and its leadership structure.

Majority Voting and Director Resignation Policy

Under our bylaws, director nominees in uncontested elections shall be elected by the affirmative vote of a majority of the votes cast in respect of the shares present in person or represented by proxy at any annual or special meeting of shareholders for the election of directors and entitled to vote on the election of directors (meaning the number of shares voted for a nominee for director must exceed the total number of shares voted against such nominee for director, with abstentions and broker non-votes not counted as a vote cast either for or against that nominee for director’s election).

Pursuant to our Governance Guidelines, any incumbent director nominee who does not receive a majority of votes cast for such nominee’s election must offer to resign. The Nominating Committee considers the offer and recommends to our Board whether to accept or reject it. Our Board will act on the recommendation within ninety days following the date of the shareholder meeting during which the election occurred, considering the factors considered by the Nominating Committee and any additional relevant information.

Any director who offers a resignation will not participate in the consideration of whether to accept such resignation. If a majority of the members of the Nominating Committee did not receive more for votes than against votes, then the independent directors (excluding those independent directors, if any, who did not receive more for votes than against votes in the most recent election) will appoint a Board committee solely for the purpose of considering the offered resignations and making a recommendation to our Board whether to accept them; provided, however, that if there are fewer than three independent directors who received more for votes than against votes in the election, then such committee will be comprised of all independent directors, and each independent director who is required by the Governance Guidelines to offer a resignation will not participate in the consideration by such committee and our Board concerning whether to accept that director’s offer to resign.

We will promptly publicly disclose the decision of our Board regarding any offer to resign, including an explanation of how the decision was reached and, if applicable, the reasons an offer to resign was not accepted, in a Current Report on Form 8-K to be filed or furnished with the SEC. If our Board determines to accept a director’s offer to resign, the Nominating Committee will recommend whether to fill such vacancy or whether to reduce the size of our Board.

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Director Nomination Process

The Nominating Committee considers and recommends the annual slate of director nominees for approval by our Board (other than the director elected by holders of the Series A Preferred, who is considered and elected solely by such holders). The Nominating Committee considers a number of factors and principles in making its recommendations, including the following:

•	individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought, an ability to work collegially, and all other factors it considers appropriate, which may include age, gender, and ethnic and racial background

•	existing commitments to other businesses

•	potential conflicts of interest with other pursuits

•	legal considerations, such as antitrust issues

•	corporate governance background
•	varied and relevant career experience

•	relevant technical skills and education

•	relevant business or government acumen

•	financial and accounting background

•	executive compensation background

•	the size, composition, and combined expertise of the existing Board

Although our Board and Nominating Committee consider diversity of viewpoints, background, and experiences when identifying and reviewing candidates for our Board, our Board does not have a separate diversity policy. In identifying and evaluating prospective director candidates, the Nominating Committee may seek referrals and assistance from other members of our Board, management, shareholders, and other sources, including third-party search consultants. The Nominating Committee uses the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experiences to further enhance our Board’s effectiveness.

Shareholders may nominate directors for election by following the provisions set forth in our bylaws concerning such matters. The Nominating Committee, in accordance with our Governance Guidelines, will consider the qualifications of any nominee proposed by one or more shareholders.

Proxy Access

Our bylaws provide for proxy access, which, subject to certain limitations as set forth in our bylaws, allows a shareholder or a group of up to 20 shareholders owning, continuously for at least three years, shares representing at least 3% of our outstanding voting stock entitled to vote in the election of directors, to nominate and include in our Proxy Statement for each Annual Meeting of Shareholders at which directors may be elected, their own qualifying director nominees constituting up to the greater of 2 or 20% of the total number of directors then serving on our Board (subject to certain limitations as set forth in our bylaws). Our Board (prior to each Annual Meeting of Shareholders) and the chair of any Annual Meeting of Shareholders shall have the power to determine whether a director nominee has been nominated by a shareholder in accordance with the requirements of the proxy access provisions. Notice of director nominees submitted under the proxy access provisions must include the information required under our bylaws. Such notice must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 for nominations for the 2021 Annual Meeting of Shareholders by the dates specified under “Shareholder Proxy Access” on page 72. The foregoing description of the shareholder proxy access provision included in our bylaws does not purport to be complete and is qualified in its entirety by reference to our bylaws, which are available on our website under http://investor.catalent.com/corporate-governance.

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Communications with the Board of Directors

Shareholders or other interested parties wishing to communicate with our Board, any of our Committees, any director individually, or the independent directors as a group may do so by contacting the Corporate Secretary either:

•	By mail, addressed care of Corporate Secretary, Catalent, Inc., 14 Schoolhouse Road, Somerset, New Jersey 08873; or

•	By email to CorpSec@catalent.com.

Communications will be sent to the appropriate recipient, depending on the facts and circumstances outlined in the communication, but the Corporate Secretary will not forward to directors any spam, junk mail, mass mailing, product complaint, product inquiry, new product suggestion, job inquiry, survey, or business solicitation or advertisement. Material that is unduly hostile, threatening, illegal, or similarly unsuitable will also be excluded.

Standards of Business Conduct

Our Board and all of our employees, including our CEO, principal financial officer, principal accounting officer, and all other executive officers are required to abide by our Standards of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. A copy of our Standards of Business Conduct can be found on our website under http://investor.catalent.com/corporate-governance. We will disclose on our website any future amendment to, or waiver from, provisions of our Standards of Business Conduct affecting our directors or executive officers as and to the extent required under applicable SEC and NYSE rules.

Transactions with Related Persons

Our Board has adopted a written policy regarding the review, approval, and ratification of transactions with related persons. This policy provides that a related person must promptly disclose to our Board any related person transaction. No related person transaction will be executed without the approval or ratification of our Board or the Audit Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest if the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest. In general, “related persons” are our directors and executive officers, shareholders beneficially owning more than 5% of our outstanding stock, and their immediate family members. We refer to such a transaction as a “related person transaction.”

Except as set forth below with respect to the Stockholders’ Agreement and Registration Rights Agreement (each as defined below), since our initial public offering (our “IPO”) on July 30, 2014, we have not entered into any reportable related person transaction, nor is any related person transaction currently proposed, in which any of our directors, CEO, or executive officers has a direct or indirect material interest.

In connection with our sale of Series A Preferred in May 2019, we entered into a Stockholders’ Agreement and a Registration Rights Agreement with the affiliates of Leonard Green that purchased those securities, Green Equity Investors VII, L.P. (“GEI VII”), Green Equity Investors Side VII, L.P. (“GEI Side VII”), LGP Associates VII-A LLC (“Associates VII-A”), and LGP Associates VII-B LLC (“Associates VII-B” and, together with GEI VII, GEI Side VII, and Associates VII-A, the “Leonard Green Investors”). Along with Mr. Zippelius’s service as a director, the purchase makes Leonard Green and its affiliates related persons. The following descriptions of the Stockholders’ Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Stockholders’ Agreement and Registration Rights Agreement, which are filed as exhibits to the 2020 Annual Report.

CORPORATE GOVERNANCE        2020 Proxy Statement  |  CATALENT, INC.        23

STOCKHOLDERS’ AGREEMENT

Pursuant to the stockholders’ agreement by and among us and the Leonard Green Investors (the “Stockholders’ Agreement”), for so long as the holders of Series A Preferred and the holders of common stock issued upon conversion of Series A Preferred (together with the holders of Series A Preferred, the “Relevant Holders”) beneficially own shares of Series A Preferred or common stock having an aggregate value of at least $250 million, they have the right to have one designee nominated for election to our Board (as well as a non-voting observer if the aggregate value is at least $500 million) and certain customary access and information rights. Mr. Zippelius is the designated director and John Baumer, another Leonard Green partner, is a non-voting observer.

For so long as the Relevant Holders are entitled to designate a nominee to our Board, they are generally required to vote in the manner recommended by our Board in connection with director elections, our “say-on-pay” and other equity compensation proposals, ratification of the appointment of our independent registered public accounting firm, and with respect to any proposed merger or other similar transaction between us and another party.

The Relevant Holders are also subject to standstill restrictions that, subject to certain customary exceptions, prohibit them from purchasing our common stock, publicly proposing any merger or other extraordinary corporate transaction, initiating any stockholder proposal, or soliciting proxies until the later of (i) May 17, 2022 and (ii) the date on which they are no longer entitled to designate a nominee to our Board.

Subject to certain customary exceptions, holders of Series A Preferred are restricted from transferring their Series A Preferred or common stock issued upon conversion (A) until the earlier to occur of (i) November 17, 2021, and (ii) the occurrence of a transaction resulting in a change of control; and (B) to certain specified persons, including certain of our competitors, any person that has filed, or would be required to file, a report on Schedule 13D or Schedule 13G pursuant to Regulation 13D-G under the Exchange Act, or any person who is or has been an activist investor in the three prior years.

REGISTRATION RIGHTS AGREEMENT

Pursuant to the registration rights agreement by and among us and the Leonard Green Investors (the “Registration Rights Agreement”), we must provide to the Leonard Green Investors certain customary registration rights with respect to the shares of Series A Preferred and the shares of common stock issued upon any conversion thereof. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

24         CATALENT, INC.  |  2020 Proxy Statement        CORPORATE GOVERNANCE

Executive Officers

JOHN CHIMINSKI

Chief Executive Officer Age: 56	Mr. Chiminski’s biography is set forth above in the Continuing Directors section on page 11.

ALESSANDRO MASELLI

President and Chief Operating Officer Age: 48

Mr. Maselli was named our President and Chief Operating Officer in February 2019. He joined us in 2010 as Director of Operations at our pharmaceutical, nutritional and cosmetics plant in Aprilia, Italy. In 2013, Mr. Maselli was appointed General Manager of Zydis® operations at our facility in Swindon, U.K.; in 2015, he became Vice President of Operations, Europe, for our Drug Delivery Solutions business unit; and in 2016 he was named our Senior Vice President, Global Operations. Prior to joining us, Mr. Maselli held operational and business leadership roles at Alstom and SGS S.A. From 1998 to 2006, he held roles of increasing responsibility from process engineer to operations director at ABB Group. Mr. Maselli began his career as an automation systems engineer in the food industry. A native of Italy, Mr. Maselli earned bachelor’s and master’s degrees in electronic engineering from the University of Rome.

WETTENY JOSEPH

Senior Vice President and Chief Financial Officer Age: 48

Mr. Joseph has served as our Senior Vice President and Chief Financial Officer since February 2018. He first joined us in 2008 as our Vice President and Corporate Controller, and held senior finance positions until October 2015, when he was named President, Clinical Supply Services, one of our principal business units. Before joining us, Mr. Joseph held a variety of senior financial positions at the industrial distribution company HD Supply, including as CFO of its $1.2 billion plumbing and HVAC business unit. He also served as Corporate Controller for Hughes Supply, a Fortune 500, NYSE-listed company that was acquired by Home Depot and became part of HD Supply. In his early career, Mr. Joseph spent six years at PricewaterhouseCoopers as an auditor and strategic financial advisor across a variety of industries. Mr. Joseph holds both a master’s and bachelor’s degrees in accounting from Florida Atlantic University and is a Certified Public Accountant.

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JONATHAN ARNOLD

President, Oral & Specialty Delivery Age: 55

Mr. Arnold was named President of our Oral & Specialty Delivery business unit in October 2017. Previously, he served for six years as Vice President and General Manager of our Drug Delivery Solutions business unit. Mr. Arnold’s career in the life sciences contract development and manufacturing organization sector began in 1995, when he joined RP Scherer, a specialist in softgel technologies and now an important part of Catalent, where he served in a variety of international business development and strategic customer account roles over the course of 5 years. Mr. Arnold then spent 11 years working for Patheon, another contract development and manufacturing organization, in multiple different locations, including Italy, the U.K., and Switzerland, serving in roles of increasing responsibility, including Vice President of Global Supply Chain and, ultimately, Chief Procurement Officer, before returning to us in 2011. Prior to working in the life sciences sector, Mr. Arnold had an international business development and strategic marketing role for the U.K.’s largest waste management company, Shanks & McEwan. Mr. Arnold earned his bachelor’s degree in Agricultural, Biochemistry and Nutrition from the University of Newcastle upon Tyne, U.K.

STEVEN L. FASMAN

Senior Vice President, General Counsel, and Corporate Secretary Age: 58

Mr. Fasman was named Senior Vice President, General Counsel, and Corporate Secretary in October 2014, when he joined us. Prior to that, he served as Executive Vice President-Law of MacAndrews & Forbes Holdings Inc., a privately held diversified holding company, from January 2012 to March 2014. Before that, Mr. Fasman held various positions at MacAndrews & Forbes since 1992 of increasing responsibility. From 2008 through March 2014, he also served as General Counsel and Chief Compliance Officer of M & F Worldwide Corp., a holding company with interests in financial products, customer calling centers, staffing operations, educational software and flavoring products. From 2008 to 2011, Mr. Fasman also served as a director of SIGA Technologies, Inc., a biodefense company. Mr. Fasman spent his early career at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, where he focused on domestic and international litigation and regulatory proceedings. Mr. Fasman holds a law degree from Yale University and an A.B. degree in mathematics from Princeton University. Mr. Fasman is a trustee of the Jewish Board of Family & Children’s Services in New York City.

KAREN FLYNN

President, Biologics and Chief Commercial Officer Age: 57

Ms. Flynn was named President, Biologics and Chief Commercial Officer in January 2020, when she joined us. Prior to joining Catalent, she served as the Senior Vice President and Chief Commercial Officer of West Pharmaceutical Services, Inc. from 2016 to 2019, having previously served as that company’s President, Pharmaceutical Packaging Systems since 2014. Ms. Flynn holds a Master of Science in Business Administration from Boston University, a Master of Science in Engineering from the University of Pennsylvania, and a Bachelor of Science in Pre-Professional Studies (Pre-Med) from the University of Notre Dame. She serves on the Chester County Economic Development Council Board of Directors and the Downingtown STEM Academy Advisory Board, and previously served on the Board of Directors for Recro Pharmaceuticals.

26         CATALENT, INC.  |  2020 Proxy Statement        CORPORATE GOVERNANCE

ARISTIPPOS GENNADIOS, PH.D.

President, Softgel & Oral Technologies Age: 55

Dr. Gennadios has served as our President, Softgel & Oral Technologies since September 2013. Previously, he served as Vice President and General Manager of Softgel Technologies. Dr. Gennadios has worked in the pharmaceutical industry since 1996 in roles including R&D, field sales, business development, operations and leadership. He joined our predecessor company, Cardinal Health, in 2002 and has held several key leadership posts within the softgel technologies business, including Global Vice President of Business Development for Softgel Technologies, General Manager of the Oral Development Center in Somerset, NJ, and Vice President and General Manager for Prescription Softgel and Consumer Health products. Dr. Gennadios holds a bachelor’s degree in chemical engineering from the National Technical University of Athens, Greece and a master’s degree in agricultural engineering from Clemson University. He also holds a doctorate in engineering from the University of Nebraska and an M.B.A. from Wake Forest University.

MICHAEL J. GRIPPO

Senior Vice President, Strategy & Corporate Development Age: 51

Mr. Grippo was named our Senior Vice President, Strategy & Corporate Development in October 2019. He joined Catalent in April 2016 as our Vice President of Corporate Development, where he was charged with executing value-driving deals and developing a disciplined, inorganic growth strategy for the company. Prior to joining us, Mr. Grippo was co-leader of corporate development for medical device company CR Bard, and held similar roles of leadership with Hill-Rom Holdings, Inc., a publicly traded medical technology company, and Welch Allyn, Inc., a privately held medical products company. He also previously worked as an investment banker for 12 years, primarily with SG Cowen and UBS Securities and Dillon Read. Mr. Grippo received a joint degree in economics and political science from Princeton University in 1991, a master’s in accounting from New York University in 1992 and an MBA in finance also from NYU in 1996.

SCOTT GUNTHER

Senior Vice President, Quality & Regulatory Affairs Age: 53

Mr. Gunther was named our Senior Vice President of Quality & Regulatory Affairs in May 2017. Mr. Gunther joined us in 2012 as Vice President, Quality and most recently oversaw the quality function for the United States sites in our Drug Delivery Solutions business unit. Previously, he concurrently served as an interim Vice President of Product Development for our Drug Delivery Solutions business unit. Prior to joining us, Mr. Gunther spent 22 years with Bristol-Myers-Squibb (“Bristol”) in various roles of increasing responsibility. In his last role at Bristol, he held the position of Executive Director Quality Operations Americas, where he was responsible for quality operations at its manufacturing sites in the U.S., Puerto Rico, and Latin America. Mr. Gunther holds a B.S. degree from the State University of New York College at Buffalo and an M.B.A. from Canisius College.

CORPORATE GOVERNANCE        2020 Proxy Statement  |  CATALENT, INC.        27

RICARDO PRAVDA

Senior Vice President and Chief Human Resources Officer Age: 49

Mr. Pravda was named Senior Vice President and Chief Human Resources Officer in July 2019. Since joining Catalent as HR Director for Latin America in 2005, Mr. Pravda held several leadership roles supporting multiple businesses and locations, most recently as VP of Human Resources for Catalent’s network of sites globally. He has over 25 years of experience in many HR disciplines including compensation, succession planning, organizational design, performance management, labor relations, acquisitions and divestitures. Mr. Pravda has supported businesses in the Americas, Europe and Asia-Pacific, holding roles of increasing responsibility in companies like Nabisco, Phillip Morris International, BellSouth International and The Gillette Company. He holds a bachelor’s degree in business administration from the UADE university in Buenos Aires and an MMBA in Human Resources Management from the Universidad del Salvador, also in Argentina.

KAY SCHMIDT

Senior Vice President, Technical Operations Age: 62

Ms. Schmidt was named Senior Vice President, Technical Operations of Catalent Pharma Solutions in February 2019. She joined Catalent in 2009, holding several leadership roles in product development across multiple drug delivery dosage forms. Most recently, she provided leadership to Catalent’s global virtual Project Management Organization for new product introductions, in addition to her role as Vice President, Product Development in our Biologics and Specialty Drug Delivery business unit. Prior to joining us, she held various leadership roles at GE Healthcare developing and delivering diagnostic imaging technologies. Ms. Schmidt is a certified Six Sigma Green Belt, and has a bachelor’s degree from Carroll University, Wisconsin and a master’s degree from the University of Wisconsin-Whitewater.

RICCI WHITLOW

President, Clinical Supply Services Age: 52

Ms. Whitlow was named President, Clinical Supply Services in 2020. Prior to joining Catalent, she was the Senior Vice President, Technical and Corporate Operations of Optinose, having joined that company as its Vice President, Technical Operations in 2017. Prior to that, she served as Vice President Operations, Softgel/DDS (Americas) for Catalent since 2016, as Vice President, Program Operations at G&W Laboratories in 2016, as President of Sterling-Marc Solutions, an independent management consulting firm, from 2015 to 2016, and as Senior Vice President, Technical Operations for LifeCell Corporation, a developer of regenerative medicine for tissue repair that is now part of Allergan, from 2012 through 2015. Ms. Whitlow is a certified Six Sigma Green Belt, and holds a master’s degree in business administration from the TRIUM program of NYU Stern School of Business, London School of Economics, and HEC Paris, as well as a Bachelor of Science in Industrial Engineering from Texas A&M University.

28         CATALENT, INC.  |  2020 Proxy Statement        OWNERSHIP OF OUR COMMON AND PREFERRED STOCK

Ownership of Our Common and Preferred Stock

Securities Owned by Certain Beneficial Owners, Directors, and Management

The table below shows how many shares of our common stock and Series A Preferred were beneficially owned as of September 2, 2020 by (1) owners of more than 5% of the outstanding shares of our common stock or Series A Preferred, (2) our current directors, (3) our Named Executive Officers, and (4) all current directors and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has (a) an address at 14 Schoolhouse Road, Somerset, NJ 08873 and (b) sole voting and investment power over the shares, in each case except as described below.

Name of Beneficial Owner	Common Stock			Series A Preferred
	Shares owned		Percent of Class	Shares owned	Percent of Class

T. Rowe Price Associates, Inc.(1)	22,713,599		13.8%	-	-

Janus Henderson Group plc(2)	16,517,201		10.0%	-	-

BlackRock, Inc.(3)	14,684,857		8.9%	-	-

The Vanguard Group(4)	13,594,146		8.3%	-	-

Entities affiliated with Leonard Green(5)	-	(6)	- (6)	650,000	100%

John Chiminski(7)	874,150		*	-	-

Wetteny Joseph(7)	134,638		*	-	-

Steven L. Fasman(7)	132,313		*	-	-

Karen Flynn(7)	-		*	-	-

Alessandro Maselli(7)	59,020		*	-	-

Madhavan Balachandran(8)	4,761		*	-	-

J. Martin Carroll	23,849		*	-	-

Rolf Classon(8)	11,070		*	-	-

Rosemary A. Crane(8)	5,376		*	-	-

John J. Greisch(8)	18,376		*	-	-

Christa Kreuzburg	5,979		*	-	-

Gregory T. Lucier(8)	5,068		*	-	-

Donald E. Morel, Jr.	44,530		*	-	-

Jack Stahl	27,991		*	-	-

Peter Zippelius(9)	3,642		*	-	-

Directors and executive officers as a group (22 persons)(10)	1,619,598		1%	-	-

*	Represents less than 1%

(1)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 14, 2020, in which the filer reported that it and its affiliates have sole voting power over 15,252,924 shares and sole dispositive power over 22,713,599 shares. Filer’s address is 100 E. Pratt Street, Baltimore, MD 21202.

(2)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 13, 2020, in which the filer reported that it and its affiliates have shared voting and dispositive power over 16,517,201 shares. Filer’s address is 201 Bishopsgate EC2M 3AE, United Kingdom.

(3)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on January 10, 2020, in which Blackrock, Inc. reported that it has sole voting power over 14,114,324 shares and sole dispositive power over 14,684,857 shares. Filer’s address is 55 East 52nd Street, New York, NY 10055.

(4)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 10, 2020, in which The Vanguard Group reported that it and its affiliates have sole voting power over 74,436 shares, shared voting power over 26,436 shares, sole dispositive power over 13,512,084 shares, and shared dispositive power over 82,062 shares. Filer’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(5)

Information shown is based on a Schedule 13D filed with the SEC on May 17, 2019 by the Leonard Green Investors, GEI Capital VII, LLC (“Capital”), Leonard Green, LGP Management, Inc. (“LGPM”), Peridot Coinvest Manager LLC (“Peridot”), and Mr. Zippelius (the foregoing entities and persons collectively, the “Leonard Green Reporting Persons”), reporting beneficial ownership of 650,000 shares of our Series A Preferred which, as reported, are convertible into 13,120,472 shares of common stock. Each of the Leonard Green Reporting Persons reported shared voting and dispositive power over all such shares.

In this filing, (i) GEI VII reported record ownership of 290,437 Series A Preferred Shares, convertible into 5,862,580 shares of common stock, (ii) GEI Side VII reported record ownership of 343,191 Series A Preferred Shares, convertible into 6,927,424 shares of common stock, (iii) Associates VII-A reported record ownership of 1,641 Series

OWNERSHIP OF OUR COMMON AND PREFERRED STOCK        2020 Proxy Statement  |  CATALENT, INC.        29

A Preferred Shares, convertible into 33,127 shares of common stock, and (iv) Associates VII-B reported record ownership of 14,731 Series A Preferred Shares, convertible into 297,341 shares of common stock.

In this filing, the Leonard Green Reporting Persons also reported that Capital is the general partner of GEI VII and GEI Side VII and its principal business is to act as the general partner of GEI VII, and GEI Side VII; that Leonard Green is an affiliate of Capital and its principal business is to act as the management company of GEI VII, GEI Side VII, and other affiliated funds; that LGPM is the general partner of Leonard Green and its principal business is to act as the general partner of Leonard Green; that Peridot is an affiliate of Leonard Green and Capital and its principal business is to act as the management company of Associates VII-A, Associates VII-B, and other similar entities. Due to their relationships with the Leonard Green Investors, each of Capital, Leonard Green, LGPM, and Peridot may be deemed to have shared voting and investment power with respect to the shares of common stock beneficially owned by the Leonard Green Investors. As such, Capital, Leonard Green, LGPM, and Peridot may be deemed to have shared beneficial ownership over such shares of common stock. Each of Capital, Leonard Green, LGPM, and Peridot, however, disclaims beneficial ownership of such shares of common stock. Mr. Zippelius directly (whether through ownership interest or position) or indirectly through one or more intermediaries may be deemed to control the Leonard Green Investors, Capital, Leonard Green, LGPM, and/or Peridot. Mr. Zippelius is also our director and may be deemed to have shared voting and investment power with respect to the shares of common stock beneficially owned by the Leonard Green Investors. As such, Mr. Zippelius may be deemed to have shared beneficial ownership over such shares of common stock. Mr. Zippelius, however, disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein.

The address of each Leonard Green Reporting Person is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025.

(6)

At the close of business on September 2, 2020, the record date fixed by our Board, the entities affiliated with Leonard Green held in the aggregate voting power equivalent to 13,231,599 shares of our common stock, approximately 7.4% of our common stock on an as-converted basis.

(7)

The number of shares beneficially owned includes shares of common stock issuable upon (a) vesting of restricted stock units within 60 days after September 2, 2020 or (b) exercise of options that are currently exercisable and/or will be exercisable within 60 days after September 2, 2020, as follows: Mr. Chiminski (363,379), Mr. Joseph (60,362), Mr. Fasman (39,983), and Mr. Maselli (27,565).

(8)

Does not include vested restricted stock units that that have been deferred under our Deferred Compensation Plan (described below on page 58), as follows: Mr. Balachandran (7,350), Mr. Classon (16,921), Ms. Crane (3,167), Mr. Greisch (3,167), and Mr. Lucier (16,921).

(9)

Mr. Zippelius is the designee of the holders of the Series A Preferred and has indicated that he is holding the equity he has received as a non-employee director on behalf of his employer, Leonard Green. He disclaims beneficial ownership of, and the shares reported in the table exclude, the securities beneficially owned by the Leonard Green Reporting Persons. See footnote (5) above.

(10)

Includes 593,595 shares of common stock issuable upon (a) vesting of restricted stock units within 60 days after September 2, 2020 or (b) exercise of options that are currently exercisable and/or will be exercisable within 60 days after September 2, 2020.

Equity Compensation Plan Information

The following table provides certain information as of June 30, 2020 regarding our equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders(3)	4,106,845	35.55	12,703,238	(4)

Equity compensation plans not approved by security holders(5)	2,492	18.71	-

(1)

The amounts reported in this column exclude (a) 74,326 vested restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) that have been deferred under our Deferred Compensation Plan (described below on page 58), (b) 427,627 PSUs that have the potential to vest if the maximum performance targets are met for the Adjusted EPS PSUs and Relative Return PSUs (each as defined below) issued thereunder, and (c) the cancellation of 2,333 RSUs under the Omnibus Plans (as defined below) due to terminations at the end of June 2020 (the “Cancelled Grants”). Assuming maximum PSU targets are met, the total number of securities to be issued upon exercise of outstanding options, warrants, and rights as of June 30, 2020 is 4,534,472. The outstanding award under the Pre-IPO Stock Plan (as defined below) is composed of stock options.

(2)

The weighted-average exercise price does not take into account outstanding RSUs, shares of restricted stock, PSUs, or shares of performance-based restricted stock, as none of these forms of equity securities by its nature has an exercise price.

(3)

The amounts set forth in this row relate to grants under (a) our 2014 Omnibus Incentive Plan (the “2014 Omnibus Plan”), which was approved by a majority shareholder prior to our IPO, and (b) our 2018 Omnibus Incentive Plan (the “2018 Omnibus Plan” and, together with the 2014 Omnibus Plan, the “Omnibus Plans”), which was approved by our shareholders at the 2018 Annual Meeting of Shareholders held on October 31, 2018. No additional award will be issued under the 2014 Omnibus Plan, but the shares that otherwise would have been available for issuance thereunder are available for issuance under the 2018 Omnibus Plan.

(4)

Under the terms of the 2018 Omnibus Plan, each issued RSU, share of restricted stock, PSU, and share of performance-based restricted stock reduces the amount reported in this column by 2.25. Including the Cancelled Grants referenced in note (1) above, the total number of securities available for issuance as of June 30, 2020 was 12,708,487. As of October 31, 2018, awards may no longer be made under the 2014 Omnibus Plan.

(5)

Our Board approved the 2007 PTS Holdings Corp. Stock Incentive Plan (as amended, the “Pre-IPO Stock Plan”) prior to our IPO. (“PTS Holdings Corp.” is a former name of Catalent, Inc.) The Pre-IPO Stock Plan expired on May 7, 2017, except as to any award that remains outstanding, and awards may no longer be made thereunder.

30         CATALENT, INC.  |  2020 Proxy Statement        DIRECTOR COMPENSATION

Director Compensation

We provide competitive compensation to our non-employee directors to attract and retain qualified individuals. The principal elements of our non-employee director compensation are an annual cash retainer; an annual equity award of restricted stock units, each of which represents the right to receive one share of our common stock (“RSUs”); and additional cash fees for our Lead Director, Committee Chairs and Audit Committee members. We do not compensate our Chair, who is employed by us, for serving as a director.

The Compensation Committee biennially reviews and considers information from its independent compensation consultant regarding the amounts and type of compensation paid to our non-employee directors at companies within the same peer group used by the committee to assess executive compensation.

Cash Retainer	Equity	Committee Fees	Deferred Compensation

Annual $100,000 cash retainer, with an additional $30,000 retainer for the Lead Director. Reimbursement for out-of-pocket expenses.

Annual RSU grant with a grant date fair value of $175,000, vesting on the first anniversary of the grant date (subject to continuing service) or upon a change of control.

For fiscal 2021, we have increased the value of this annual grant to $190,000.

Annual cash fees to the Chair and each member of the Audit Committee of $25,000 and $10,000, respectively.

Annual cash fees to the Chair of the Compensation Committee of $12,500 and $10,000 to the Chairs of each of the Nominating, Quality, and M&A Committees.

Directors may elect to defer any portion of their cash fees or RSUs on a pre-tax basis under our Deferred Compensation Plan.

The terms of the plan are described in the executive compensation section below beginning on page 58.

Matching Gift Program

Our directors may also participate in the Catalent Cares matching gift program, which matches on a 1-to-1 basis gifts made by our employees and directors to eligible health and human service nonprofit organizations, subject to a yearly maximum of $1,000. In addition, gifts of up to $1,000 made during calendar 2020 in response to the COVID-19 pandemic were matched on a 2-to-1 basis. During fiscal 2020, one of our directors made a COVID-19-related gift that was matched by us.

Director Stock Ownership Policy

Each of our non-employee directors is required to own stock in an amount equal to five times the annual cash retainer. For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, and shares held under a deferral or similar plan. Each non-employee director is required to retain 100% of the shares received following exercise of options or upon settlement of vested RSUs (net of shares used to satisfy applicable tax withholding obligation, if any) until the ownership level is met. All of our non-employee directors complied with the retention provisions of this policy throughout fiscal 2020 and through the printing of this Proxy Statement.

DIRECTOR COMPENSATION        2020 Proxy Statement  |  CATALENT, INC.        31

Director Compensation for Fiscal 2020

For fiscal 2020, our non-employee directors received the amounts shown in the schedule below. All cash fees were paid on a quarterly basis, in arrears.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Madhavan Balachandran(4)(5)	100,000	174,975	-	274,975
J. Martin Carroll	110,000	174,975	-	284,975
Rolf Classon(4)(5)	110,000	174,975	-	284,975
Rosemary A. Crane	110,000	174,975	-	284,975
John J. Greisch(4)	125,000	174,975	2,000	301,975
Christa Kreuzburg	100,000	174,975	-	274,975
Gregory T. Lucier(4)	112,500	174,975	-	287,475
Donald E. Morel, Jr.(4)	120,000	174,975	-	294,975
Jack Stahl	140,000	174,975	-	314,975
Peter Zippelius(6)	100,000	174,975	-	274,975

(1)

Mr. Chiminski did not receive any compensation as a director during fiscal 2020. He received compensation during fiscal 2020 as our employee, and his compensation is reported in this Proxy Statement in the executive compensation tables.

(2)

Represents the aggregate grant date fair value of stock awards for fiscal 2020, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”) Topic 718, using the assumptions discussed in Note 14, “Equity-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2020 (the “2020 Annual Report”). Each non-employee director had 3,167 unvested RSUs as of June 30, 2020.

(3)	Mr. Greisch made a COVID-19-related gift during the fiscal year, the first $1,000 of which was matched by us on a 2-to-1 basis.

(4)	Messrs. Balachandran, Classon, Greisch, and Lucier and Dr. Morel elected to defer their annual RSU award under the Deferral Plan.

(5)	Messrs. Balachandran and Classon elected to defer 100% and 50%, respectively, of their annual cash retainers for calendar 2019 and 2020 under the Deferral Plan.

(6)

Mr. Zippelius has instructed that his cash retainer should be paid to his employer, Leonard Green. He has also disclaimed beneficial ownership of his stock award and is holding it on behalf of Leonard Green. See note (3) to the “Securities Owned by Certain Beneficial Owners, Directors, and Management” table above under “Ownership of Our Common and Preferred Stock.”

32         CATALENT, INC.  |  2020 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

32	COMPENSATION DISCUSSION AND ANALYSIS

33	Introduction

33	Executive Summary

34	Overview of 2020 Business Performance and Executive Compensation

	34	2020 Business Performance

	35	2020 Compensation Highlights

	35	Executive Pay Mix for 2020

	36	CEO 2020 Compensation Overview

36	Our Executive Compensation Program

	36	Our Compensation Philosophy and Principles

	37	Executive Compensation Program Elements

38	The Compensation Process

	38	The Role of the Compensation Committee, its Consultant, and Management

	38	The Compensation Committee’s Process

	39	The Use of Market Data in Determining Compensation

39	Details of Total Direct Compensation Elements

	39	Base Salary

	40	Management Incentive Plan

	42	Long-Term Incentive Awards

44	Other Benefits Under Our Executive Compensation Program

	44	Benefits and Perquisites

	45	Deferred Compensation Plan

	45	Severance and Payments on a Change of Control

46	Compensation Determinations for 2020

47	Other Compensation Practices and Policies

	47	Executive Agreements

	48	Executive Stock Ownership Guidelines

	48	Hedging and Pledging

	48	Risk Assessment of Compensation Practices and Policies

	49	Section 162(m) of the Internal Revenue Code

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Introduction

This CD&A explains our executive compensation philosophy and programs, and the decisions made by the Compensation Committee of our Board during fiscal 2020, unless otherwise noted. Each reference in this section to a year is a reference to our fiscal year, which ends on June 30, unless otherwise noted.

This CD&A also discusses the elements of our executive compensation program during fiscal 2020 for our Chief Executive Officer, our Senior Vice President and Chief Financial Officer, and our other three most highly compensated executive officers (these five officers collectively are our “Named Executive Officers” or “NEOs”). In fiscal 2020, our NEOs were:

EXECUTIVE	TITLE
John Chiminski	Chair of the Board and CEO
Wetteny Joseph	Senior Vice President and Chief Financial Officer
Steven L. Fasman	Senior Vice President, General Counsel & Secretary
Karen Flynn	President, Biologics & Chief Commercial Officer
Alessandro Maselli	President and Chief Operating Officer

Executive Summary

Our executive compensation program is intended to attract, motivate, retain, and reward our leadership in a manner that will align their interests with those of our shareholders on an annual and long-term basis and promote increased shareholder value. We believe attracting and retaining superior talent is needed to maintain and improve our performance and shareholder returns. We therefore seek to maintain a competitive program that ties a significant portion of executive pay to our financial and stock price performance.

The following is a summary of important aspects of our executive compensation program.

Principle

Balanced mix of pay components and incentives. Our compensation program targets a market-based mix of cash and equity compensation, and of short- and long-term incentives. The principal elements of our program are base salary; performance-based annual bonus; and long-term equity awards, split 80/20 between performance-based and time-vested.

Pay for Performance. We emphasize pay-for-performance to align executive compensation with our business strategy. Approximately 88% of the target total direct compensation of our CEO in 2020 was variable or performance-based.

Share Retention. Our Compensation Committee has established stock ownership guidelines directing our executive officers to hold a multiple of annual salary in the form of shares of common stock in order to align management and shareholder interests.

Pledging and Hedging. Our executives are prohibited from pledging our shares or hedging against the economic risk of such ownership.

Use of Independent Consultant. The Compensation Committee has engaged an independent, third-party consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to assist it in designing our compensation program and making compensation decisions.

Clawback/Forfeiture Provisions. The terms of our long-term, equity-based awards and our short-term, cash-based award plan allow us in certain circumstances to “claw back” shares and cash received pursuant to such awards or, in the case of the equity-based awards, to require the repayment of all gains realized on the vesting or exercise of such awards.

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Principle

Compensation Peer Group. The Compensation Committee uses a group of peer companies, selected with the assistance of its independent compensation consultant, FW Cook, to benchmark target total direct compensation levels, other executive compensation-related programs and policies, and benefit packages.

Shareholder Say-on-Pay. At the 2019 Annual Meeting of Shareholders, our shareholders voted 98.6% in favor of our say-on-pay proposal, demonstrating their concurrence that our executive compensation program reflects a strong pay-for-performance orientation. In fiscal 2020, the Compensation Committee considered the outcome of the shareholder advisory vote when making decisions relating to the compensation of our NEOs and our executive compensation program and policies. Based on the level of support, the Compensation Committee did not see a need for substantive changes to our compensation program.

Overview of 2020 Business Performance and Executive Compensation

2020 BUSINESS PERFORMANCE

REVENUE OF $3.1 BILLION GROWTH OF 24% ON CONSTANT-CURRENCY BASIS(1)	NET EARNINGS OF $220.7 MILLION GROWTH OF 63% ON CONSTANT-CURRENCY BASIS(1)

ADJUSTED EBITDA OF $750.9 MILLION GROWTH OF 27% ON CONSTANT-CURRENCY BASIS(2)	NET LEVERAGE RATIO OF 2.8x 6.0X INTEREST COVERAGE RATIO

THREE-YEAR SHAREHOLDER RETURN OF 97% 23rd OUT OF 147 PEER COMPANIES IN RELATIVE TOTAL SHAREHOLDER RETURN FOR THREE-YEAR PERIOD ENDED JUNE 30, 2020(3)	ACQUIRED leading cell therapy business

CONTINUED TO REINVEST A SIGNIFICANT PORTION OF OUR FREE CASH FLOW IN ATTRACTIVE, STRATEGIC, GROWTH-DRIVING ASSETS

(1)

Amounts at “constant currency,” or constant exchange rates, assume that exchange rates from foreign currencies into the U.S. dollar, the currency in which we report our financial results, did not fluctuate from those used to calculate the corresponding fiscal 2019 amounts. Percent change at constant currency is a financial reporting measure not prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and is subject to important limitations. For a further discussion of this measure and other measures used in this Proxy Statement that are not prepared in accordance with U.S. GAAP (“non-GAAP”), please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

(2)

Adjusted EBITDA is a non-GAAP financial measure, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. For an explanation of how we determine Adjusted EBITDA and how this non-GAAP measure reconciles to our reported results, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

(3)	See discussion under “Compensation Discussion and Analysis—Details of Total Direct Compensation Elements—Long-Term Incentive Awards” beginning on page 42.

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2020 COMPENSATION HIGHLIGHTS

As highlighted above, in 2020 we delivered strong financial performance. In addition, the Compensation Committee determined that our CEO significantly exceeded his individual goals for 2020 and each of our other NEOs met or exceeded their respective individual goals for the year. The company’s performance in fiscal 2020 resulted in higher payouts under the short- and long-term incentive programs, with a 13.2% increase over fiscal 2019 in the aggregate total compensation for our NEOs (other than Ms. Flynn, who started in fiscal 2020) as reported in the Summary Compensation Table beginning on page 51 in this Proxy Statement.

COVID-19 RESPONSE—“THANK-YOU” BONUSES

During 2020, we undertook a variety of actions to facilitate our continued operation as an “essential” business and keep our employees safe despite the ongoing COVID-19 pandemic. In June 2020, we paid “thank-you” bonuses of approximately $700 per person to our U.S. site-based production and support employees, and comparable amounts to the equivalent group outside the U.S., as a way to recognize their personal commitments, reliability, and resilience in maintaining our operations during this global emergency. As an expression of personal support, the ELT, including our NEOs, as well as the next level of leaders within our company, referred to internally as our senior leadership team, donated a portion of their base salaries over a three-month period to help fund the payment of the bonuses. In response to these commitments, restricted stock units under our 2018 Omnibus Incentive Plan, with a vesting date of December 31, 2020, were granted to the NEOs and other members of our ELT having a grant date value equal to 60% of the salary they had foregone, with the exception of our CEO, whose donation went uncompensated.

EXECUTIVE PAY MIX FOR 2020

The majority of target total direct compensation for our NEOs during 2020 consisted of variable pay elements. The Compensation Committee believes this allocation aligns with our pay-for-performance compensation philosophy of motivating our NEOs to achieve our performance objectives in the short term and to grow the business to create sustainable value for our shareholders in the long term.

CEO Target Direct Compensation(1)	Other NEOs Target Direct Compensation(1)

(1)	Does not include other compensation, pension values, and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table beginning on page 51.

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CEO 2020 COMPENSATION OVERVIEW

BASE SALARY	• $1,050,000

MANAGEMENT INCENTIVE PLAN	• $1,488,443 bonus in respect of performance under our Management Incentive Plan (the “MIP”, which is further described below), equal to 110.3% of target opportunity

LONG-TERM INCENTIVE AWARD	• $6,600,220 in awards under our long-term incentive plan (“LTIP”, which is further described below)

Our Executive Compensation Program

OUR COMPENSATION PHILOSOPHY AND PRINCIPLES

Our executive compensation program ties pay delivery to the successful execution of our overall business goals and adherence to our core values, which we believe best serves the interests of our shareholders. We believe that attracting, motivating, retaining, and rewarding superior executive talent is a key to delivering attractive shareholder returns, and that an appropriately structured executive compensation program is critical to that end. We believe that each element of our program supports the achievement of our compensation philosophy.

Our executive compensation program is designed to attract and retain highly qualified executives, motivate our executives to achieve our business objectives, reward company and individual performance, and align our executives’ interests with those of our shareholders. Our executives must be of a caliber and level of experience necessary to manage our complex, global business effectively. Given the long-cycle nature of most of our businesses, the complexity and highly regulated nature of our operations, and the competitive nature of our industry, it is especially important for us to retain our executive talent to ensure continuity of management. We seek to implement this philosophy by following three key principles:

• Competitive compensation. Providing a competitive compensation opportunity that enables us to attract, motivate, retain, and reward superior executive talent.

• Alignment with shareholder interests. Align our executives’ interests with our shareholders’ through equity compensation, short- and long-term absolute and relative performance metrics and share retention guidelines.

• Linking compensation to performance. Fostering a pay-for-performance philosophy by tying a significant portion of pay to financial and stock-price performance as well as other goals that support the creation of sustainable long-term shareholder value.

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EXECUTIVE COMPENSATION PROGRAM ELEMENTS

COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS

Cash Compensation

Base Salary	Fixed cash compensation that is based on performance, scope of responsibilities, experience, and the pay practices of key competitors for executive-level talent.	• Attract, motivate, and retain superior talent. • Provide a fixed, baseline level of compensation. • Annual increase based on market positioning and individual performance.

Annual Bonus Opportunity: Our MIP	Annual cash payment tied to our financial results and a set of individually tailored financial and strategic performance objectives.

• Variable pay for short-term achievement of financial results and individual goals.

• For 2020, 70% based on financial performance (Budget-Based EBITDA, Budget-Based Revenue, and Annual Capital Deployed, each as defined below) and 30% based on individual goals.[1]

1

Note that “Budget-Based Revenue” and “Budget-Based EBITDA” are non-GAAP financial measures and subject to important limitations. For a discussion of these measures and how they reconcile to our results reported under U.S. GAAP, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1 of this Proxy Statement.

COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS

Long-Term Incentive

Long-Term Equity Incentive Awards	Annual grants of equity-based awards under our Omnibus Plan intended to drive (1) absolute and relative long-term performance relative to pre-established objectives and (2) continuous executive retention. Includes grants of Nonqualified Stock Options, RSUs, and PSUs.

• Align compensation with the creation of shareholder value and achievement of long-term performance objectives.

• Increase equity ownership by executives.

• Promote executive retention.

• Reward absolute and relative stock price performance over a multi-year period.

Retirement

U.S. Savings Plan	A tax-qualified 401(k) defined contribution plan that allows U.S. participants to defer a portion of their compensation, subject to Internal Revenue Code (the “Code”) limits, and receive a partial employer matching contribution.	Attract, motivate, and retain superior talent.

U.K. Retirement Plan	A defined contribution retirement plan open to U.K. participants, which also permits a partial employer match on contributions.	Attract, motivate, and retain superior talent.

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COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS

Deferred Compensation Plan

A non-qualified deferred compensation plan for qualifying U.S. and U.K. employees that provides opportunities to defer income taxation of a portion of compensation beyond what is permitted under our Savings Plan.

The plan allows NEOs and certain other executives to defer up to 80% of total cash compensation, to receive matching contributions equal to 50% of the first 6% of compensation deferred, and to invest cash amounts deferred in a variety of investment options. In addition, the plan allows for U.S.-based executives to defer certain grants received under our long-term equity incentive plan.

Attract, motivate, and retain superior talent.

Severance

Executive Severance and Change-in-Control Benefits

Severance benefits provided to NEOs and certain other executives upon involuntary termination of employment without cause, or upon a “good reason” termination by the executive.

Equity grants permit vesting if employment is terminated following a change in control.

• Attract, motivate, and retain superior talent. • Facilitate recruitment and retention of executives by providing income security in the event of involuntary job loss.

The Compensation Process

THE ROLE OF THE COMPENSATION COMMITTEE, ITS CONSULTANT, AND MANAGEMENT

The Compensation Committee oversees the compensation program for our CEO and our other officers, including our other NEOs. Management typically formulates the initial proposal concerning a new aspect of executive compensation, including proposing salary levels and the form and content of various compensation programs, including incentive compensation programs and benefit programs such as healthcare and retirement programs (though management does not propose or otherwise participate in the setting of our CEO’s compensation). All management proposals as they relate to our NEOs are subject to Compensation Committee review and approval. The Compensation Committee has retained an independent consultant, FW Cook, to help it fulfill its responsibilities, including its review of management proposals. Among other things, FW Cook benchmarks compensation proposals using available market data and trends and the Comparison Group approved by the Compensation Committee (see discussion of Comparison Group below). In compliance with the NYSE’s listing standards and SEC rules, the Compensation Committee in April 2020 conducted its annual independence assessment of FW Cook and concluded that it remains independent of management and that its work did not raise any conflict of interest.

THE COMPENSATION COMMITTEE’S PROCESS

In accordance with its charter, the Compensation Committee is responsible for, among other duties:

•	reviewing and approving our overall executive compensation philosophy;

•	overseeing the administration of compensation and benefit programs, policies, and practices;

•	reviewing and approving the identification of our peer companies with respect to various benchmarking activities and data sources used in evaluating our compensation competitiveness;

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•	evaluating the performance of the CEO against performance goals and objectives approved by our Board; and

•	approving the performance goals, evaluating the performance, and approving the compensation of our executive officers.

THE USE OF MARKET DATA IN DETERMINING COMPENSATION

The Compensation Committee considers numerous factors as it formulates, reviews, and approves pay components and the overall structure of our executive compensation program. Among these factors are survey data, scoped to focus on companies with revenue comparable to ours, and the compensation practices of select peer companies, which we refer to as the “Comparison Group.” During fiscal 2020, the Compensation Committee used a Comparison Group recommended by FW Cook with input from management based on, among other things, similarities in our line of business, revenue, earnings, market capitalization, enterprise value, and number of employees. The Committee believes that reference to the Comparison Group was appropriate when reviewing our compensation program during fiscal 2020 because it believes that this group may have competed with us for executive talent. The 16 companies in the Comparison Group that informed compensation decisions for fiscal 2020 were:

• Align Technology, Inc. • Charles River Laboratories International, Inc. • Haemonetics Corporation • Hologic, Inc. • ICON plc • Mallinckrodt plc* • PerkinElmer, Inc. • United Therapeutics Corporation

• West Pharmaceutical Services, Inc.

• Bio-Rad Laboratories, Inc.

• The Cooper Companies, Inc.

• Hill-Rom Holdings, Inc.

• Horizon Pharma plc

• Mettler-Toledo International Inc.

• STERIS plc

• Varian Medical Systems

Comparison Group

*	Replaced with Perrigo plc by the Compensation Committee in January 2020 for purposes of fiscal 2021 as the company was no longer an appropriate peer due to sustained distress.

The Compensation Committee sets the target compensation of our executive officers at levels that is generally at the median of the market data (persons holding the same or similar positions among the Comparison Group and survey companies), as adjusted for issues of comparability with the Comparison Group data set and with deviations as appropriate based on individual factors, including tenure, proficiency in role, and criticality to our performance. The Compensation Committee concluded that this targeting is appropriate to assure the attraction and retention of top talent in a competitive market, particularly as we have moved into areas where the competition for top talent is particularly fierce, such as biologics (including cell & gene therapy), and demands on our senior executives have increased as the business has expanded and become more complex relative to our peers. The Compensation Committee then generally seeks to approve compensation elements for our NEOs within a competitive range, assuming payout of performance-based compensation at target. Actual compensation will vary based on our financial and market performance and each executive’s performance relative to that executive’s individual goals and objectives, as reflected through annual incentive payouts and the value realized upon vesting and exercise of stock-based, long-term incentive awards.

Details of Total Direct Compensation Elements

For fiscal 2020, compensation paid to our NEOs consisted of base salary, short-term incentive pay in the form of participation in the MIP, equity-based, long-term incentive awards subject to multi-year time- and performance-vesting criteria, and the opportunity to participate in certain benefit programs and other perquisites. We generally review the base salary and other incentive compensation target amounts of our executive officers, including our NEOs, annually, consistent with the process for our employees generally.

BASE SALARY

Base salary is the principal fixed component of target total direct compensation for NEOs, and is determined by considering the executive’s job responsibilities, market data, and the individual’s performance and contributions.

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MANAGEMENT INCENTIVE PLAN

SUMMARY

The MIP is an annual cash incentive program that rewards performance against annual individual and overall business goals. We extend MIP participation to a broad group of our executives, including our NEOs. For fiscal 2020, 70% of a participant’s MIP target payout was based on business goals applicable to that participant and 30% was based on the participant’s individual goals. The Compensation Committee selects the overall business goals applicable to the NEOs participating in the MIP from among the corporate financial and strategic growth objectives set each year by our Board. The individual goals for each of our NEOs other than our CEO are set jointly by that NEO and the NEO’s direct manager (who is either the CEO or our Chief Operating Officer), and the individual goals for our CEO are set jointly by our CEO and the Compensation Committee. These individual goals relate generally to the following categories but are not assigned numerical weightings or measuring criteria: quality and compliance, operational excellence, customer innovation/growth, organizational vitality/leadership, and financial accountability.

A graphical summary of how we calculated payment under our MIP during fiscal 2020 is set forth in the charts labeled “MIP Calculation Summary for Fiscal 2020” at the end of this section.

2020 PERFORMANCE TARGETS

For fiscal 2020, the Compensation Committee based 65% of the business goals portion for the NEOs participating in our MIP on achievement of our Budget-Based EBITDA goal (as defined in Appendix A to this Proxy Statement); 20% on achievement of our Budget-Based Revenue goal (also as defined in Appendix A); and 15% on achievement of our reduction in Annual Capital Deployed goal (with Annual Capital Deployed defined as the average of “Capital Deployed” over the 12-month period ending on the month of measurement, Capital Deployed for a given month being equal to the working capital for such month divided by the revenue for the 90-day period ending on the last day of such month, computed on an annualized basis).

The Compensation Committee uses Budget-Based EBITDA and Budget-Based Revenue because:

(a) it believes that they are important indicators of our increasing value and growth,

(b) they are the primary measures by which we set and measure performance for the fiscal year,

(c) they exclude certain items that would normally be part of a calculation of net earnings but that we believe are not representative of our core business, and

(d) they are widely used measures of overall financial performance.

The Compensation Committee used Annual Capital Deployed as a MIP metric in fiscal 2020 because it believed that this measure can incentivize management to be as efficient as possible in its deployment of our cash resources, thereby enhancing our overall profitability.

The Compensation Committee concluded for fiscal 2020 that (x) using a weighted combination of these three measures would provide a balanced set of business performance targets that focus on growth, profitability, and the most efficient use of our cash resources, (y) at the time the goals are set, the performance targets provide a reasonably achievable, but challenging, set of goals for our NEOs and other MIP participants, and (z) tying the NEOs’ bonuses to company-wide performance goals encourages collaboration across the executive leadership team. These goals are intended to incentivize all participants to maximize their performance for the benefit of our shareholders.

FUNDING FOR, AND PAYMENT OF, 2020 MIP AWARDS

Achievement at the levels of our performance targets results in payment of the business-goal portion of the MIP award at 100% of the participant’s target amount. For fiscal 2020:

•

Lesser amounts were payable for achievement between 80% and 100% of targeted performance for Budget-Based EBITDA and Budget-Based Revenue, with 80% achievement entitling the participant to 50% of the participant’s target amount. For Annual Capital Deployed, lesser amounts were payable for achievement between a reduction of 0.25% and 1.00%, with a 0.25% reduction entitling the participant to 25% of the participant’s target amount.

•

More was payable for greater achievement, with 200% of the target amount payable at the maximum performance of 125% of Budget-Based EBITDA and Budget-Based Revenue and a 2.00% reduction in Annual Capital Deployed.

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•	Achievement between threshold/target and target/maximum results in a decreased or increased payment, as applicable, calculated on a linear basis.

•	Achievement under the minimum targeted performance on a given goal would result in no payment under our MIP with respect to that goal.

Achievement by each participant, including each of our NEOs, against individual goals can result in payment of the individual portion of the MIP award between 0% and 150% of the target amount. The target amount for each participant in our MIP, including each of our NEOs, is a fixed sum and is reviewed annually by the Compensation Committee, consistent with the process for our employees generally.

For fiscal 2020, the business goals were collectively weighted at 70% of the total payout, and the individual goals were weighted at 30%. Thus, the maximum payout under our MIP is 185% of each executive target opportunity (200% x 70%, plus 150% x 30%). The Compensation Committee approves the funding for our MIP based on performance relative to the target.

CLAWBACK/FORFEITURE

A participant’s participation in the MIP may be cancelled or forfeited and repaid if the participant engages in any “Detrimental Activity,” such as fraud, breaches of restrictive covenants, and disparagement of the company, as defined in the Omnibus Plans. In addition, if a participant receives any amount in excess of what the participant should have received for any reason (including by reason of a financial restatement, mistake in calculation, or other administrative error), the participant must repay the excess. Without limiting the foregoing, all MIP awards are subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with applicable law.

2020 MIP AWARDS

The business performance goals and achievement levels for fiscal 2020, which collectively represented 70% of the overall target MIP award, are as follows (in millions of U.S. dollars, using our internal budget-based currency exchange rates, or percentages):

Performance Measure	Weighting	Threshold / Target/ Maximum Performance(1)	Actual Performance	Actual Performance Payout Percentage	Performance Payout Adjustment(2)	Business Performance Factor Payout Percentage
Budget-Based EBITDA	65%	582 / 727 / 909	752	110.0%	N/A	71.5%
Budget-Based Revenue	20%	2,372 / 2,965 / 3,706	3,117	112.5%	N/A	22.5%
Annual Capital Deployed	15%	-0.25% / -1.00% / -2.00%	0.80%	0.0%	38.0%	5.7%

			TOTAL BUSINESS FACTOR PAYOUT PERCENTAGE			99.7%

(1)

When calculating Budget-Based EBITDA and Budget-Based Revenue performance, the target, threshold, and maximum are adjusted by the Compensation Committee for the projected pro forma performance from completed acquisitions over the measurement period.

(2)

During the second half of fiscal 2020, we (i) were unable to ameliorate the impact of implementing FASB ASC Topic 606, which had the unanticipated effect of increasing the time between revenue recognition and invoicing and thereby increased working capital, (ii) increased inventory on hand to prevent raw material shortages during the COVID-19 pandemic despite the increase’s negative effect on working capital, and (iii) improved our collection of outstanding accounts receivable despite the pandemic. On July 30, 2020, the Compensation Committee exercised its discretion to increase the payout to the 38% payout level under the Annual Capital Deployed factor to: (x) acknowledge the difficulty in surmounting the effects of Topic 606, (y) recognize management’s efforts to protect our business during the pandemic, and (z) forestall any disincentive from providing zero payout on this factor.

The CEO, together with the Senior Vice President and Chief Human Resources Officer, evaluated the individual performance of each of our executive officers, including the NEOs other than the CEO, based on the individual’s fiscal 2020 goals and objectives. After combining the individual performance metric with the business performance metrics, management determined a recommended MIP award for each executive officer, which they presented to the Compensation Committee. In approving MIP awards for the other NEOs, the Compensation Committee considered our financial performance in 2020 and the individual assessment of performance and accomplishments relative to their respective 2020 goals and objectives.

The CEO also presented to the Compensation Committee an assessment of his own individual performance, which the Compensation Committee evaluated in determining the CEO’s MIP award, based on his fiscal 2020 goals and objectives in the areas of revenue and strategic growth initiatives, integration excellence and inorganic growth, CEO strategic leadership

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and organizational vitality, cash management and margin initiatives, and operational excellence/quality compliance. Of particular distinction in fiscal 2020 were the CEO’s superlative response to the challenges posed by the COVID-19 pandemic; our above-expectation financial performance; the strategic accomplishments and execution in connection with the acquisitions carried out in pursuit of our long-term strategic plan, most notably the acquisition of MaSTherCell, a leading cell therapy company; and his effective management of our capital structure. The Compensation Committee did not assign weights in considering these areas, but took account of the differing levels of focus in each area as the year progressed.

MIP CALCULATION SUMMARY FOR FISCAL 2020

Provided below is a graphical summary of how we calculated payment under our MIP for fiscal 2020.

CHANGES TO MIP FOR FISCAL 2021

The Compensation Committee approved changes to the MIP program for fiscal 2021. Under the revised program, the business factor will be measured only on Budget-Based Revenue and Budget-Based EBITDA. In addition, instead of measuring performance of each factor separately against its specified target, performance against both targets will be examined concurrently, using a matrix of both factors to determine the business factor payout level. The Compensation Committee agreed with management’s recommendation that this concurrent review would best align the interests of MIP participants with those of our shareholders in incentivizing profitable revenue growth.

LONG-TERM INCENTIVE AWARDS

Our long-term incentive compensation program is potentially available to all our employees, including our NEOs, and includes one or some combination of three types of equity-based awards:

•	time-based stock options;

•	time-based RSUs, in which there is a fixed grant to the recipient subject only to a time- and service-based vesting requirement; and

•

performance-based restricted stock units (“PSUs”), in which vesting is based on the achievement of pre-established performance criteria over a multi-year performance period, subject to continuing service through the date of performance-period certification.

By awarding grants with multi-year performance or vesting periods, we appropriately align program participants with the long-term best interests of our shareholders. Those interests are also protected by usual and customary restrictive

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covenants that are imposed on our participants, including a confidentiality obligation, a one-year limitation on competing with us post-departure, and an agreement not to solicit our employees for one year after leaving our employ.

Grants to our NEOs are divided into PSUs (with the target number of shares providing 50% of the value awarded), stock options (30% of the value awarded), and RSUs (20% of the value awarded). In turn, the value awarded as PSUs is divided evenly between PSUs that use our Adjusted Net Income per diluted share (“Adjusted EPS”) as their performance metric and those that use relative total shareholder return (“Relative Return”), as described below in this section. Note that Adjusted Net Income is a non-GAAP financial measure, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP and is subject to important limitations. For a discussion of Adjusted Net Income and a reconciliation to the most directly comparable U.S. GAAP measure, please see Appendix A to this Proxy Statement, entitled “Non-GAAP Financial Measures,” beginning on page A-1, The target size for our NEOs’ LTIP awards is set by the Compensation Committee using a market-based determination of LTIP grant value, individual performance, and other factors.

Awards under our LTIP are generally determined and approved by the Compensation Committee on a dollar-value basis, which is then translated into a fixed or target number of options, RSUs, or PSUs by dividing the award by the per-instrument price, using the Black-Scholes method for options, grant date share price for RSUs and Adjusted EPS PSUs, and the value derived from a Monte Carlo pricing model for Relative Return PSUs, and then rounding up to the nearest whole number of shares.

Subject to the recipient’s continued service with us through each applicable vesting date, options granted as part of our annual award of long-term incentives vest in equal installments over the first four each anniversaries of the grant date, RSUs granted as part of our annual award of long-term incentives vest on the third anniversary of the grant date, and the PSUs vest when and if we determine that the performance criteria are met at the end of the three-year performance period. The continued service requirement is waived in the event of a participant’s disability or retirement in accordance with the “Rule of 65,” which applies if a participant retires on or after the date on which the sum of the participant’s age and period of service with us equals sixty-five (65) years, so long as they give at least six-months’ notice and, beginning with grants awarded in fiscal 2021, have completed at least five years of service with us.

The performance criteria for the PSUs granted during fiscal 2020 are determined as follows:

•

Adjusted EPS is separately calculated for each fiscal year in the 3-year performance period and then totaled and compared to the 3-year, cumulative target set by the Compensation Committee at the beginning of the performance period.

•

Achievement of the target Adjusted EPS will earn the participant the number of shares equal to 100% of the target number of Adjusted EPS PSUs. At 75% achievement, 50% of the target will be earned, with no share earned for achievement below that threshold. At the maximum achievement level of 125%, the resulting earnout is 200% of the target. Earnouts are interpolated for levels of performance between threshold and target, and between target and maximum.

•

Relative total shareholder return is the percentile rank of our total shareholder return during the 3-year performance period relative to the total shareholder return of each of the companies comprising the S&P Composite 1500 Healthcare Index (with total shareholder return being the change in the price per share over the performance period, assuming reinvestment of dividends, if any, paid during the performance period). As of July 1, 2020, 169 companies, including Catalent, are in the comparison group.

•

Achievement of the median relative total shareholder return will earn the participant the number of shares equal to 100% of the target number of Relative Return PSUs. At the 25th percentile, 50% of target will be earned, with no shares earned for achievement below that threshold. At the maximum achievement level of the 75th percentile, the resulting earnout is at 150% of target. Earnouts are interpolated for levels of achievement between threshold and target, and between target and maximum. In addition, earnouts for the NEOs on our Relative Return PSUs are subject to an additional cap so that the total value of the shares earned at payout cannot exceed 300% of the grant date value of such incentive awards.

The Compensation Committee believes that the performance targets for both the Adjusted EPS PSUs and the Relative Return PSUs represent reasonably achievable but challenging goals and are intended to incentivize all participants to maximize their performance for the long-term benefit of our shareholders.

44         CATALENT, INC.  |  2020 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

The PSUs and Performance Shares (the functional equivalent of PSUs issued in order to minimize costs associated with Code § 162(m)) issued in respect of the fiscal 2018-20 performance period vested early in fiscal 2021 at a performance level of 196% of target for the Adjusted EPS PSUs and 148.6% of target for the Relative Return PSUs earned by our NEOs (due to the application of the 300% total value cap).

Fiscal 2018-2020 Performance Targets

	Performance Schedule			Corresponding Earnout Range (% of Target)
	Threshold	Goal	Maximum	Thresh.	Goal	Max.
Adjusted EPS PSUs and Performance Shares	$3.43	$4.57	$5.71	50%	100%	200%
Relative Return PSUs & Performance Shares	25th Percentile	50th Percentile	75th Percentile	50%	100%	150%

Fiscal 2018-2020 Performance Achievement

	Actual Performance
	Achievement Level	% of Goal	Earnout as % of Target
Adjusted EPS PSUs & Performance Shares	$5.67	124%	196%
Relative Return PSUs & Performance Shares	85th Percentile	Max.	148.6%(1)

(1)	As a result of application of the 300% total value cap. For those not subject to the cap, the earnout was 150%.

Other Benefits Under Our Executive Compensation Program

BENEFITS AND PERQUISITES

We provide to all our employees, including our NEOs, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits available to our NEOs include:

•	a 401(k) savings plan for U.S. NEOs, and an equivalent plan under U.K. law for our U.K.-domiciled NEO, both of which provide for a partial employer match of employee contributions;

•	an employee stock purchase plan, allowing the purchase of shares of our common stock at a 10% discount;

•	medical, dental, vision, life and accident insurance, disability coverage, and health savings, dependent care, and healthcare flexible spending accounts; and

•	employee assistance program benefits.

Under our 401(k) savings plan and the equivalent U.K. plan, we match a portion of the funds set aside by the employee. In the U.S., the company matches 100% of up to 4% of annual compensation contributed, up to federal tax law limits on both compensation that may be considered for contribution and the amount employees may contribute. In the U.K., the plan provides for an employer matching contribution of 5-8% of eligible base salary compensation dependent on the participant contributing 3-6% of eligible base salary compensation.

Our Employee Stock Purchase Plan is designed to allow our eligible employees to purchase shares of our common stock at designated intervals at a discounted price of 10% through their accumulated payroll deductions or other contributions. Employees who are United States tax residents may benefit from favorable tax treatment as the Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

At no cost to the employee, we provide basic life and accident insurance coverage valued at two times the employee’s annual base salary. The employee may also select supplemental life and accident insurance, for a premium to be paid by the employee.

We also provide our NEOs with limited perquisites and personal benefits that are not generally available to all employees, such as executive relocation assistance and financial counseling services. We provide these limited perquisites and personal benefits in order to further our goal of attracting and retaining our executive talent and to avoid unnecessary personal

COMPENSATION DISCUSSION AND ANALYSIS        2020 Proxy Statement  |  CATALENT, INC.        45

distractions that may impede maximum personal performance. These benefits and perquisites are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnotes in accordance with SEC rules. During fiscal 2020, we did not “gross up” for the income tax consequences of any benefit or perquisite (though there were some tax equalization and related tax gross-up payments made in respect of one of our NEOs, Mr. Maselli, as described below in note 5(D) to our Fiscal 2020 Summary Compensation Table starting on page 51).

DEFERRED COMPENSATION PLAN

Our Deferral Plan permits a broad group of U.S.- and U.K.-based executives, including all of our NEOs, to defer up to 80% of base salary, commissions (not applicable to NEOs), and MIP bonus. We credit the first 6% of cash compensation deferred with a matching contribution equal to 50% of the amount deferred. Participants are immediately vested in all amounts they contribute and the related investment gains, but matching contributions and their related investment gains vest ratably over the participant’s first four years of service. Participants may choose from a variety of investment options for the cash amounts deferred.

Under the Deferral Plan, we also credit each participant’s deferral account with earnings and/or losses based on the deemed investment of the accounts in one or more of a variety of investment alternatives selected by such participant. Participants may elect from a variety of forms of payout, including lump-sum payment and various types of annual installments, with the timing depending on the form selected.

In addition, our Deferral Plan permits U.S. participants to defer unvested incentive compensation grants (other than options) in order to delay recognition of income on these awards upon vesting.

Cash and equity deferrals, company contributions, and applicable gains are held in a “rabbi” trust. “Rabbi” trust assets are ultimately controlled by us. Operating the Deferral Plan this way permits participants to defer recognition of income for tax purposes on the amounts deferred until they are paid to the participants.

We believe that providing the NEOs and other eligible participants with deferred compensation opportunities is a market-based benefit plan necessary for us to deliver competitive benefit packages. Additional details of the Deferral Plan follow the table entitled “Fiscal 2020 Non-Qualified Deferred Compensation Table,” following this CD&A.

SEVERANCE AND PAYMENTS ON A CHANGE OF CONTROL

Our NEOs are eligible for severance benefits in connection with a termination of employment and/or a change of control in certain circumstances. The amounts of such benefits and the conditions for their payment are described in the Fiscal 2020 Potential Payments upon Employment Termination or Change of Control Tables beginning on page 59, including the accompanying notes.

46         CATALENT, INC.  |  2020 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

Compensation Determinations for 2020

We generally review the base salary and other incentive compensation target amounts of our executive officers, including our NEOs, annually, consistent with the process for our employees generally. For fiscal 2020, compensation paid to our NEOs consisted of base salary, short-term incentive pay in the form of participation in the MIP, equity-based, long-term incentive awards subject to multi-year time- and performance-vesting criteria, and the opportunity to participate in certain benefit programs and other perquisites.

As described above in the Proxy Summary, each of our NEOs voluntarily agreed to a reduction in base salary during the last two months of fiscal 2020 and the first month of fiscal 2021, and the money saved partially funded a “thank-you” bonus to all of our site-based production and support employees. We partially offset the value of this voluntary salary reduction through a grant of RSUs to the NEOs other than our CEO. The figures in the following table do not reflect this reduction and partial offset, but they are reflected in the Summary Compensation Table beginning on page 51.

John Chiminski

• Base Salary: Increased by $25,000 to $1,050,000

• MIP: $1,488,443 bonus, equal to 110.3% of target opportunity of $1,350,000 (target unchanged from fiscal 2019)

• LTIP: Award with a grant date fair value of $6,600,220 (increased from $5,925,000 in fiscal 2019)

Wetteny Joseph

• Base Salary: Increased by $25,000 to $525,000

• MIP: $417,020 bonus, equal to 104.3% of target opportunity of $400,000 (target unchanged from fiscal 2019)

• LTIP: Award with a grant date fair value of $800,143 (unchanged from fiscal 2019)

Steven L. Fasman

• Base Salary: Increased by $30,000 to $580,000

• MIP: $468,585 bonus, equal to 110.3% of target opportunity of $425,000 (target increased from $412,500 in fiscal 2019)

• LTIP: Award with a grant date fair value of $675,130 (increased from $650,000 in fiscal 2019)

• Special award with a grant date fair value of $250,032 to recognize significant M&A-related work and other accomplishments in fiscal 2019

Karen Flynn

• Base Salary: Annual rate of $540,000 as of her hire date during fiscal 2020

• MIP: $190,789 bonus, equal to 99.8% of target opportunity (pro-rated from $400,000 for fiscal 2020 to reflect her partial year of service)

• LTIP: Award with a grant date fair value of $2,000,010 awarded in connection with her hiring

• Cash Sign-on Bonus: $200,000 in connection with hiring

Alessandro Maselli

• Base Salary: $485,447[1] (paid in pounds sterling, and value in pounds sterling unchanged from fiscal 2019)

• MIP: $436,827 bonus, equal to 111.8% of target opportunity of $390,879 (target unchanged from fiscal 2019)[1]

• LTIP: Award with a grant date fair value of $700,148

1	Converted from pounds sterling to U.S. dollars at an exchange rate of 1.2609:1, which represents the average of the monthly rates during fiscal 2020.

COMPENSATION DISCUSSION AND ANALYSIS        2020 Proxy Statement  |  CATALENT, INC.        47

Other Compensation Practices and Policies

EXECUTIVE AGREEMENTS

The following is a description of Mr. Chiminski’s employment agreement, as well as of the provisions of agreements and offer letters with our other NEOs, as in effect during fiscal 2020. In addition, our NEOs have entered into agreements with respect to the long-term incentive grants they have received, the terms of which are described elsewhere in this Proxy Statement. Severance agreements and arrangements affecting our NEOs are further described in the table entitled Fiscal 2020 Potential Payments upon Employment Termination or Change of Control Tables and accompanying notes, beginning on page 59.

EMPLOYMENT AGREEMENT OF JOHN CHIMINSKI

Mr. Chiminski’s current employment agreement provides for a three-year employment term commencing August 23, 2017, which automatically extends for successive one-year periods unless a party gives notice of non-renewal at least 60 days before the end of the then-current term. Notice of non-renewal was not given, so the agreement has automatically extended by its terms until at least August 23, 2021.

The terms include (1) an annual base salary of $1,025,000, subject to discretionary increases from time to time, (2) continued participation in our MIP, with a minimum annual target amount of $1,350,000, and (3) continued participation in our annual LTIP with a minimum annual target grant value of $5,625,000.

Under his agreement, Mr. Chiminski is entitled to participate in all group health, life, disability, and other employee benefit and perquisite plans and programs in which our other senior executives generally participate. He also received annual reimbursements for the reasonable cost of (1) premiums for an executive life insurance policy (not to exceed $15,000) and (2) financial services/planning (not to exceed $15,000).

Mr. Chiminski is subject to a covenant not to (x) compete with us or solicit the business of any client or prospective client while employed and for one year following his termination of employment for any reason or (y) solicit our employees or consultants while employed and for two years following his termination of employment for any reason, in each case subject to certain specified exclusions. The agreement also contains customary confidential information, assignment of intellectual property rights, and indemnification provisions.

On August 11, 2020, we entered into a further amendment of Mr. Chiminski’s employment agreement that increased his base salary to $1,075,000, effective as of July 30, 2020, and increased his annual LTIP award to at least $9,075,000, effective with the grant for the fiscal 2021-2023 performance period.

OFFER LETTER FOR WETTENY JOSEPH

On January 31, 2018, we provided a letter to Mr. Joseph, with an effective date of February 6, 2018, in connection with his appointment as a senior vice president and our chief financial officer, setting forth certain terms of his employment. The letter set his base salary and MIP target at $475,000 and $360,000, respectively, and provides that he will be recommended to receive an LTIP grant for fiscal 2019 of $665,000. We increased Mr. Joseph’s base salary, effective July 2018, to $500,000; to $525,000, effective July 2019; and to $580,000, effective July 2020.

OFFER LETTER FOR STEVEN L. FASMAN

On March 13, 2018, we provided a letter to Mr. Fasman setting forth certain terms of his employment, with immediate effect. The letter set his base salary and MIP target at $550,000 and $412,500, respectively, and provides that he will be recommended to receive an LTIP grant for fiscal 2019 of $650,000. We increased Mr. Fasman’s base salary, effective July 2019, to $580,000; and to $600,000, effective July 2020.

OFFER LETTER FOR KAREN FLYNN

On November 20, 2019, we provided a letter to Ms. Flynn setting forth certain terms of her employment, with immediate effect. The letter set her base salary and MIP target at $540,000 and $400,000, respectively, offered a sign-on bonus of $200,000, and provides that she will be recommended to receive an LTIP grant for fiscal 2021 of $650,000 and an initial LTIP grant of $2,000,000 in consideration of her hire as a senior executive.

48         CATALENT, INC.  |  2020 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

OFFER LETTER AND EMPLOYMENT AGREEMENT FOR ALESSANDRO MASELLI

On January 31, 2019, we provided a letter to Mr. Maselli, with an effective date of February 13, 2019, in connection with his appointment as our president and chief operating officer, setting forth certain terms of his employment. The letter set his base salary and MIP target at £385,000 and £310,000, respectively, and provides that he will receive an LTIP grant for fiscal 2020 of $700,000. In addition, consistent with U.K. practice, we entered in an employment agreement with Mr. Maselli setting forth certain additional and customary terms of his employment. We increased Mr. Maselli’s base salary, effective July 2020, to $640,000.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Our executive stock ownership guidelines for our CEO and certain of our executives, including the other NEOs, set a multiple of each executive’s base salary as the amount of qualifying equity to be acquired and held by each executive. In assessing compliance with the guidelines, we count shares held outright, 50% of the value of unvested RSUs (or Restricted Stock issued in lieu thereof), and 100% of shares held in benefit plans, if any. Our guidelines by executive level are as follows:

Class of Executive	Multiple of Base Salary

Mr. Chiminski	5X

Other NEOs	2.5X

If, on the date of any exercise of an option to purchase our common stock or the delivery of our common stock underlying any vested RSU or PSU, an executive has not reached the minimum ownership level under the guidelines, then the executive should retain and not sell that portion of the delivered shares whose market value is equal to at least 50% of the after-tax market value of all shares delivered on that date. For purposes of complying with this provision of the guidelines, the market value is equal to the average closing price per share of our common stock as reported on the NYSE for all trading days in the last month of the prior fiscal year.

All of our NEOs complied with these guidelines during fiscal 2020.

HEDGING AND PLEDGING

Our Insider Trading Policy prohibits directors and all of our employees, including our executive officers, from engaging in any transactions that are designed to hedge or offset any decrease in the market value of our securities, including, but not limited to, through the use of financial instruments such as exchange funds, variable forward contracts, equity swaps, puts, calls, and other derivative instruments, or through the establishment of a short position in our securities. Though our Insider Trading Policy allows the pledging by our directors and employees, including our executive officers, of our securities in situations approved by our General Counsel, our current policy and practice is that no such pledging is allowed.

RISK ASSESSMENT OF COMPENSATION PRACTICES AND POLICIES

With the assistance of its independent consultant, the Compensation Committee annually reviews our compensation program from a risk perspective. Based on that review, the Committee believes that our program is not reasonably likely to have a material adverse effect on us and our shareholders. Our compensation program achieves this by striking an appropriate balance between short-term and long-term incentives, using a diversity of metrics to assess performance and payout under our incentive programs, placing caps on our incentive award payout opportunities, and having stock ownership and retention requirements. For example, our current long-term equity incentive program incorporates the company’s financial performance and stock price into its performance measures and generally magnifies the impact of changes in our stock price as well as relative total shareholder return performance.

REPORT OF THE COMPENSATION COMMITTEE         2020 Proxy Statement  |  CATALENT, INC.        49

SECTION 162(M) OF THE INTERNAL REVENUE CODE

Subject to certain limitations and terms, § 162(m) of the Code and its implementing regulations provide that we may not deduct compensation of more than $1,000,000 paid in any year to our CEO and certain other executive officers. While we intend to structure executive compensation so as to minimize any limitation imposed by Code § 162(m), we will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible to the extent that doing so is consistent with the best interests of our company and shareholders.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement as filed on Schedule 14A with the SEC.

Submitted by the Compensation Committee:

Gregory T. Lucier, Chair

J. Martin Carroll

John J. Greisch

Donald E. Morel, Jr.

Date: August 26, 2020

50         CATALENT, INC.  |  2020 Proxy Statement        EXECUTIVE COMPENSATION TABLES

Executive Compensation Tables

The following tables summarize our NEO compensation:

Fiscal 2020 Summary Compensation Table PAGE 51

This table summarizes the compensation earned by or paid to our NEOs for fiscal years 2020, 2019, and 2018, to the extent applicable, including salary and bonus earned, annual incentive plan payments, the aggregate grant date fair value of stock awards and option awards granted to our NEOs, and all other compensation paid to our NEOs.

Fiscal 2020 Grants of Plan-Based Awards Table PAGE 53	This table summarizes all grants of plan-based awards made to our NEOs during fiscal 2020.
Fiscal 2020 Outstanding Equity-Based Awards at Year-End Table PAGE 55	This table summarizes the unvested stock awards and all stock options held by our NEOs as of June 30, 2020.
Fiscal 2020 Option Exercises and Stock Vested Table PAGE 57	This table summarizes our NEOs’ option exercises and stock award vesting during fiscal 2020.
Fiscal 2020 Non-Qualified Deferred Compensation Table PAGE 58

This table summarizes the activity during fiscal 2020 and account balances under our Deferral Plan as of June 30, 2020. Following the table is a description of our Deferral Plan. For additional discussion of the Deferral Plan, see “Compensation Discussion and Analysis—Other Benefits under Our Executive Compensation Program—Deferred Compensation Plan” on page 45 of this Proxy Statement.

Fiscal 2020 Potential Payments upon Employment Termination or Change of Control Tables PAGE 59

These tables summarize payments, rights, and benefits that would be provided to our NEOs in the event of certain employment terminations or a change of control, assuming such event occurred on June 30, 2020.

EXECUTIVE COMPENSATION TABLES         2020 Proxy Statement  |  CATALENT, INC.        51

Fiscal 2020 Summary Compensation Table

Name and Principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)(7)
John Chiminski	2020	963,915	-	4,620,211	1,980,009	1,448,443	113,617	9,166,195
Chair and Chief Executive Officer	2019	1,025,000	-	4,147,771	1,777,507	1,432,485	132,224	8,514,987
	2018	1,017,610	-	3,937,714	1,687,513	1,774,400	109,631	8,526,868
Wetteny Joseph	2020	516,812	-	560,136	240,007	417,020	54,565	1,788,540
Senior Vice President and Chief Financial Officer	2019	498,489	-	560,096	240,011	376,440	61,292	1,736,328
	2018	418,610	-	780,083	120,006	370,402	36,386	1,725,487
Steven L. Fasman	2020	570,841	-	722,661	202,501	468,585	52,086	2,016,674
Senior Vice President, General Counsel & Secretary	2019	550,000	-	455,109	195,003	437,705	50,715	1,688,532
	2018	550,000	-	645,092	195,000	533,570	23,949	1,947,611
Karen Flynn(8)	2020	251,491	200,000	2,000,010	-	190,789	23,091	2,665,381
President, Biologics & Chief Commercial Officer
Alessandro Maselli(8)	2020	483,005	-	490,140	210,008	436,827	1,174,679	2,794,659
President and Chief Operating Officer	2019	450,266		315,096	135,010	299,518	680,669	1,880,559

(1)

Values reflect the amount actually paid to the NEOs in each fiscal year reported. Mid-year base salary adjustments are not retroactive unless otherwise noted. Amounts reported include any compensation an NEO elected to defer under the Deferral Plan. Actual changes in compensation may occur earlier based on changes to an employment agreement, performance, and market competitiveness. Mr. Chiminski’s base salary increased from $1,025,000 to $1,050,000 effective July 22, 2019. Mr. Joseph’s base salary increased from $500,000 to $525,000 effective July 22, 2019. Mr. Fasman’s base salary increased from $550,000 to $580,000 effective July 22, 2019. Ms. Flynn began employment on January 8, 2020 with a base salary set to $540,000 pursuant to the terms of her offer letter dated November 20, 2019. In the last quarter of fiscal 2020, Messrs. Chiminski, Joseph, Fasman, Ms. Flynn and Mr. Maselli voluntarily agreed to a salary reduction for the months of May through July 2020 to partially fund a thank-you cash bonus awarded to our essential workers during the COVID-19 pandemic in the amounts of $105,000, $32,813, $36,250, $33,750, and $29,597, respectively. RSUs were granted to Messrs. Joseph and Fasman, Ms. Flynn and Mr. Maselli having a grant date fair value equal to 60% of the salary they had foregone, in partial compensation for the reduction. In accordance with SEC disclosure rules, the grant date fair value of these RSU grants is reported in this column and not in the Stock Awards column. For Mr. Maselli, the value of the salary reduction is based on an exchange rate of 1.23:1 to convert from pounds sterling to U.S. dollars. The amounts that were paid to Mr. Maselli were converted from pounds sterling to U.S. dollars at an exchange rate of 1.2609:1 and 1.2944:1 for fiscal 2020 and 2019, respectively, which represents the average of the monthly rates during the applicable fiscal year for annual sums.

(2)	The amount reported for Ms. Flynn in this column for fiscal 2020 represents a cash sign-on bonus paid in April 2020 pursuant to the terms of her offer letter dated November 20, 2019.

(3)

Represents the aggregate grant date fair value of stock awards for fiscal years 2020, 2019, and 2018 computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 14, “Equity-Based Compensation,” to the consolidated financial statements included in our 2020 Annual Report. The amounts reported in this column for the Adjusted EPS PSUs for fiscal 2020 and Adjusted EPS Performance Shares for fiscal years 2019 and 2018 assume, in accordance with FASB ASC Topic 718, that the NEOs will receive or retain the target number of PSUs and Performance Shares, respectively, awarded to them in each such fiscal year. If, instead, the performance during the 2020-22 performance period is such that the NEOs receive or retain the maximum number of Adjusted EPS PSUs capable of being awarded/retained (200% of target), the value of the grants, calculated in accordance with FASB ASC Topic 718, would be as follows:

Name	ASC Topic 718 Value at Maximum ($)
John Chiminski	5,775,290
Wetteny Joseph	700,193
Steven L. Fasman	590,766
Karen Flynn	-
Alessandro Maselli	612,698

Relative Return PSUs and Performance Shares are subject to market conditions, and not performance conditions, as defined under ASC 718, and therefore do not have maximum grant date fair values that differ from the grant date fair values presented in the table. The actual value of the PSUs and Performance Shares, if any, that ultimately convert to shares of our common stock or are no longer subject to forfeiture, respectively, on the vesting dates will depend on (x) our share price on such dates and (y) our performance according to the applicable performance criteria.

The amount reported for Ms. Flynn in this column for fiscal 2020 includes a one-time equity award of 35,286 RSUs granted on January 8, 2020 pursuant to the terms of the November 20, 2019 offer letter we provided to Ms. Flynn in connection with her hiring. The amount reported for Mr. Fasman in this column for fiscal 2020 includes a one-time equity award of 4,551 RSUs granted on July 22, 2019 to recognize the significant M&A work and other accomplishments completed in fiscal 2019.

(4)

Reflects options we granted to the NEOs to acquire shares of our common stock. Amounts reported reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 14, “Equity-Based Compensation,” to the consolidated financial statements included in our 2020 Annual Report.

52         CATALENT, INC.  |  2020 Proxy Statement        EXECUTIVE COMPENSATION TABLES

(5)

Amounts reported reflect the MIP awards earned by our NEOs for fiscal 2020. For Ms. Flynn, the amount reported reflects a pro-rated bonus under our MIP for the period of January 8, 2020 through June 30, 2020. Amounts reported include any compensation an NEO elected to defer under the Deferral Plan. Amounts reported were paid in pounds sterling to Mr. Maselli, and converted to U.S. dollars at the exchange rates set forth in note (1) above.

(6)	The amounts set forth as “All Other Compensation” for fiscal 2020 are further detailed below:

Name	Employer 401(k) Matching Contributions ($)(A)	Employer Non- Qualified Deferred Compensation Matching Contributions ($)(B)	Employer Qualified Non-US DC/ Pension Plan Contributions ($)(C)	Relocation Allowances & Benefits ($)(D)	Financial Services Reimbursement ($)(E)	Life Insurance Policy Reimbursement ($)(F)	Employer Health Benefit Cost	Total ($)
John Chiminski	8,594	72,167	-	-	15,345	8,775	8,736	113,617
Wetteny Joseph	11,532	19,111	-	-	15,186	-	8,736	54,565
Steven L. Fasman	11,610	16,554	-	-	15,186	-	8,736	52,086
Karen Flynn	8,174	4,885	-	-	5,855	-	4,177	23,091
Alessandro Maselli	-	-	25,587	1,133,275	13,958	-	1,859	1,174,679

(A)

Our 401(k) qualified defined contribution plan provides that we will match 100% of up to 4% of annual compensation contributed, up to federal tax law limits on both compensation that may be considered for contribution and the amount employees may contribute.

(B)

Represents contributions under our Deferral Plan, which, among other features, provides that we will match 50% of each participant’s contribution on the first 6% of eligible pay that such participant contributes to the plan, up to any applicable limit.

(C)

Mr. Maselli participated in the Catalent Pharma Solutions U.K. Pension Plan, a qualified defined contribution plan, with an employer contribution of 5.5% at the start of fiscal 2020. The amounts reported with respect to Mr. Maselli in this column were paid in pounds sterling and converted to U.S. dollars at an exchange rate of 1.2609:1, which represents the average monthly rate during fiscal 2020.

(D)

As a result of Mr. Maselli’s transfer from Italian to U.K. contractual arrangements in February 2018, we provided Mr. Maselli with certain continued benefits under his previous December 2010 long-term assignment agreement, which included an existing leased car for which the lease has been extended until December 2020. Due to the increased amount of time spent in the U.S. for work-related purposes, Mr. Maselli receives tax equalization benefits. The amount reported in this column for Mr. Maselli reflects the following: $5,000 for school enrollment fees; $6,754 for travel and lodging costs; $11,778 for the annual cost of his leased car; and aggregate tax equalization benefits and accompanying tax gross-ups paid by us of $1,109,743.

Amounts reported in this column were paid in pounds sterling for Mr. Maselli and converted to U.S. dollars using an exchange rate of 1.2609:1, which represents the average of the monthly rates during fiscal 2020.

(E)

Each of the NEOs, pursuant to the terms of an employment agreement or otherwise, is entitled to be reimbursed for the reasonable cost of financial services/planning, subject to an aggregate cap of $15,000 within a single calendar year. For fiscal 2020, Mr. Chiminski received financial services/planning reimbursements in the amount of $15,345 (which amount was reimbursed in two calendar years and complied with the aggregate cap for each of such years). For fiscal 2020, Messrs. Joseph, Fasman, and Maselli received such reimbursements in the amount of $15,186, $15,186, and $13,958, respectively (which amount we paid in two calendar years while complying with the aggregate cap for each of such years), and Ms. Flynn received $5,855. The amount reported in this column for Mr. Maselli was paid in U.S. dollars and includes $2,575 for tax preparation.

(F)

Mr. Chiminski’s employment agreement entitles him each calendar year during the employment term to be reimbursed for the reasonable cost of premiums for an executive life insurance policy, subject to an aggregate cap of $15,000 each such year. For fiscal 2020, Mr. Chiminski received a premium reimbursement in the amount of $8,775.

(7)

We have not included columns reporting any amount as “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because none of our NEOs received or earned any above-market or preferential earnings during the 2018 to 2020 fiscal years, respectively.

(8)	Ms. Flynn and Mr. Maselli did not qualify as NEOs in one or more previous years. Accordingly, disclosure of their compensation for such prior years is not required.

EXECUTIVE COMPENSATION TABLES        2020 Proxy Statement  |  CATALENT, INC.        53

Fiscal 2020 Grants of Plan-Based Awards Table

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
John Chiminski			437,063	1,350,000	2,497,500	-	-	-	-	-	-	-
	7/22/2019		-	-	-	-	-	-	-	129,497	54.94	1,980,009
	7/22/2019		-	-	-	-	-	-	24,027	-	-	1,320,043
	7/22/2019		-	-	-	15,017	30,033	60,066	-	-	-	1,650,013
	7/22/2019		-	-	-	13,070	26,139	39,209	-	-	-	1,650,155
Wetteny Joseph			129,500	400,000	740,000	-	-	-	-	-	-	-
	7/22/2019		-	-	-	-	-	-	-	15,697	54.94	240,007
	7/22/2019		-	-	-	-	-	-	2,913	-	-	160,040
	7/22/2019		-	-	-	1,821	3,641	7,282	-	-	-	200,037
	7/22/2019		-	-	-	1,585	3,169	4,754	-	-	-	200,059
	4/9/2020	(6)							349			19,705
Steven L. Fasman			137,594	425,000	786,250	-	-	-	-	-	-	-
	7/22/2019		-	-	-	-	-	-	-	13,244	54.94	202,501
	7/22/2019		-	-	-	-	-	-	2,458	-	-	135,043
	7/22/2019								4,551			250,032
	7/22/2019		-	-	-	1,536	3,072	6,144	-	-	-	168,776
	7/22/2019					1,337	2,674	4,011	-	-	-	168,810
	4/9/2020	(6)	-	-	-				386			21,794
Karen Flynn			61,919	191,257	353,825	-	-	-	-	-	-	-
	1/8/2020		-	-	-	-	-	-	35,286	-	-	2,000,010
	4/9/2020	(6)	-	-	-	-	-	-	359	-	-	20,269
Alessandro Maselli			126,547	390,879	723,126	-	-	-	-	-	-	-
	7/22/2019		-	-	-	-	-	-	-	13,735	54.94	210,008
	7/22/2019		-	-	-	-	-	-	2,549	-	-	140,042
	7/22/2019		-	-	-	1,593	3,186	6,372	-	-	-	175,039
	7/22/2019		-	-	-	1,387	2,773	4,160	-	-	-	175,059
	4/9/2020	(6)							315			17,785

(1)

For each NEO, represents potential payments for fiscal 2020 under our MIP. MIP awards were paid in cash. There was no change to Mr. Chiminski’s MIP target of $1,350,000 for fiscal 2020. The Compensation Committee increased Mr. Joseph’s MIP target from $360,000 to $400,000 effective July 1, 2018 and Mr. Fasman’s from $412,500 to $425,000 effective July 1, 2019. Ms. Flynn’s annual MIP target is $400,000 pursuant to the terms of her offer letter dated November 20, 2019. As Ms. Flynn’s first day of employment at Catalent was January 8, 2020, the value reported represents a pro-rated MIP target for the period from January 8, 2020 to June 30, 2020. There was no change to Mr. Maselli’s MIP target of £310,000 for fiscal 2020. The target amount reported in this column for Mr. Maselli was converted to U.S. dollars using an exchange rate of 1.2609:1, which represents the average of the monthly rates during fiscal 2020. For fiscal 2020, the payout range for the MIP was 0-185% of target. See the section in our CD&A entitled “Details of Total Direct Compensation Elements—Management Incentive Plan” for a further description of our MIP.

(2)

Represents the grant date fair value of the target number of PSUs granted to the NEOs (other than Ms. Flynn) during fiscal 2020 with respect to the fiscal 2020-22 performance period. In fiscal 2020, the Compensation Committee continued to set the performance metrics for the PSUs awarded under our LTIP using Adjusted EPS and Relative Return, each of which will apply to 50% of value awarded. The number of PSUs earned or retained, respectively, can range from 0-200% of the target number of Adjusted EPS PSUs and 0-150% of the target number of Relative Return PSUs, depending on our achievement against the performance metrics that the Compensation Committee established at the beginning of the performance period. See the section in our CD&A entitled “Details of Total Direct Compensation Elements—Long-Term Incentive Awards” for a further description of our long-term incentive compensation program.

(3)

Represents RSUs granted during fiscal 2020. Messrs. Chiminski, Joseph, Fasman, and Maselli received RSUs on July 22, 2019 related to the FY20-22 LTIP award. Mr. Fasman received an additional RSU grant on July 22, 2019 to recognize the significant M&A work and other accomplishments completed in fiscal 2019. Ms. Flynn received an RSU grant on January 8, 2020 pursuant to the terms of her offer letter dated November 20, 2019. Each of Messrs. Joseph and Fasman, Ms. Flynn, and Mr. Maselli received an RSU grant on April 9, 2020 to offset a portion of the base salary reduction implemented during the months of May through July 2020 to partially fund a thank-you cash bonus

54         CATALENT, INC.  |  2020 Proxy Statement        EXECUTIVE COMPENSATION TABLES

awarded to our essential workers during the COVID-19 pandemic. The vesting and settlement terms of the RSUs are described in more detail in the section in our CD&A entitled “Details of Total Direct Compensation Elements—Long-Term Incentive Awards,” except that the RSUs awarded in partial offset to the voluntary salary deductions will vest on December 31, 2020.

(4)

Represents non-qualified stock options granted during fiscal 2020. Stock options have an exercise price based on the closing price per share of our common stock on the date of grant, as reported on the NYSE. Messrs. Chiminski, Joseph, Fasman, and Maselli were granted stock options on July 22, 2019. See the section in our CD&A entitled “Details of Total Direct Compensation Elements—Long-Term Incentive Awards” for a further description of our long-term incentive compensation program.

(5)

The values of equity-based grants presented in this table were calculated in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 14, “Equity-Based Compensation,” to the consolidated financial statements included in our 2020 Annual Report. The stock price used in each calculation is the closing price per share of our common stock on each respective grant date, as reported on the NYSE. The values of the Adjusted EPS PSU grants reported in this column assume that the awards will vest at their target amounts.

(6)

In accordance with SEC disclosure rules, the grant date fair value of this RSU grant is reported in the “Salary” column of the Summary Compensation Table, as the awards represented an offset of a portion of the voluntary base salary reduction described note (3) above.

EXECUTIVE COMPENSATION TABLES        2020 Proxy Statement  |  CATALENT, INC.        55

Fiscal 2020 Outstanding Equity-Based Awards at Year-End Table

			Option Awards(1)				Stock Awards
Name	Grant		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stocks That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	Date		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
John Chiminski	7/22/2019		-	129,497	54.94	7/22/2029	-	-	-	-
	7/22/2019		-	-	-	-	24,027	1,761,179		-
	7/22/2019		-	-	-	-		-	30,033	2,201,419
	7/22/2019		-	-	-	-		-	26,139	1,915,989
	7/23/2018		34,635	103,908	43.88	7/23/2028	-	-	-	-
	7/23/2018		-	-	-	-	27,006	1,979,540	-	-
	7/23/2018		-	-	-	-	-	-	67,514	4,948,776
	7/23/2018		-	-	-	-	-	-	46,519	3,409,843
	8/23/2017		-	-	-	-	-	-	49,974	3,663,094
	8/23/2017		-	-	-	-	-	-	37,298	2,733,943
	8/23/2017		30,528	30,528	34.91	8/23/2027	-	-	-	-
	8/23/2017		-	-	-	-	-	-	29,004	2,125,993
	8/23/2017		-	-	-	-	-	-	21,126	1,548,536
	8/23/2017				-	-	11,602	850,427	-	-
	7/24/2017		51,872	51,875	36.02	-			-	-
	7/24/2017		-	-	-		19,989	1,465,194	-	-
	7/26/2016		-	37,763	24.44	7/26/2026	-	-	-	-
	8/27/2015		100,372	-	31.96	8/27/2025	-	-	-	-
Wetteny Joseph	4/9/2020		-	-			349	25,582	-	-
	7/22/2019		-	15,697	54.94	7/22/2029	-	-	-	-
	7/22/2019		-	-	-	-	2,913	213,523	-	-
	7/22/2019		-	-	-	-	-	-	3,641	266,885
	7/22/2019		-	-	-	-	-	-	3,169	232,288
	7/23/2018		4,676	14,031	43.88	7/23/2028	-	-	-	-
	7/23/2018		-	-	-	-	3,647	267,325	-	-
	7/23/2018		-	-	-	-	-	-	9,116	668,203
	7/23/2018		-	-	-	-	-	-	6,281	460,397
	4/25/2018		-	-	-	-		-	5,554	407,108
	4/25/2018		-	-	-	-	-	-	4,145	303,829
	2/6/2018		-	-	-	-	11,974	877,694	-	-
	7/24/2017		5,764	5,764	36.02	7/24/2027	-	-	-	-
	7/24/2017		-	-	-	-	2,221	162,799	-	-
	7/26/2016		10,698	3,568	24.44	7/26/2026	-	-	-	-
	10/13/2015		4,318	-	24.09	10/13/2025	-	-	-	-
	8/27/2015		6,515	-	31.96	8/27/2025	-	-	-	-
	7/30/2014		10,849	-	20.50	7/30/2024	-	-	-	-
	6/25/2013	(6)	2,492	-	18.71	6/25/2023	-	-	-	-

56         CATALENT, INC.  |  2020 Proxy Statement        EXECUTIVE COMPENSATION TABLES

		Option Awards(1)				Stock Awards
Name	Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stocks That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	Date	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Steven L. Fasman	4/9/2020	-	-	-	-	386	28,294	-	-
	7/22/2019	-	13,244	54.94	7/22/2029	-	-	-	-
	7/22/2019	-	-	-	-	2,458	180,171	-	-
	7/22/2019	-	-	-	-	-	-	3,072	225,178
	7/22/2019	-	-	-	-		-	2,674	196,004
	7/22/2019	-	-	-	-	4,551	333,588	-	-
	7/23/2018	3,799	11,400	43.88	7/23/2028	-	-	-	-
	7/23/2018	-	-	-	-	2,963	217,188	-	-
	7/23/2018	-	-	-	-	-	-	7,407	542,933
	7/23/2018	-	-	-	-	-	-	5,104	374,123
	11/10/2017	-	-	-	-	5,000	366,500	-	-
	8/23/2017	-	-	-	-	-	-	9,024	661,459
	8/23/2017	-	-	-	-	-	-	6,735	493,676
	7/24/2017	9,366	9,366	36.02	7/24/2027	-	-	-	-
	7/24/2017	-	-	-	-	3,610	264,613	-	-
	7/26/2016	5,769	5,770	24.44	7/26/2026	-	-		-
	8/27/2015	3,486	-	31.96	8/27/2025	-	-	-	-
Karen Flynn	4/9/2020	-	-	-	-	359	26,315	-	-
	1/8/2020	-	-	-	-	35,286	2,586,464	-	-
Alessandro Maselli	4/9/2020	-	-	-	-	315	23,090	-	-
	7/22/2019	-	13,735	54.94	7/22/2029	-	-	-	-
	7/22/2019	-	-	-	-	2,549	186,842		-
	7/22/2019	-	-	-	-	-	-	3,186	233,534
	7/22/2019	-	-	-	-	-	-	2,773	203,261
	7/23/2018	2,630	7,893	43.88	7/23/2028	-	-	-	-
	7/23/2018	-	-	-	-	2,052	150,412	-	-
	7/23/2018	-	-	-	-	-	-	5,128	375,882
	7/23/2018	-	-	-	-	-	-	3,534	259,042
	4/25/2018	-	-	-	-	-	-	4,998	366,353
	4/25/2018	-	-	-	-	-	-	3,731	273,482
	7/24/2017	5,186	5,189	36.02	7/24/2027	-	-	-	-
	7/24/2017	-	-	-	-	1,999	146,527	-	-
	9/8/2016	8,319	2,774	23.89	9/8/2026	-	-	-	-

(1)

The number of outstanding time-based and performance-based options vested and exercisable is reported in column (b). Unvested outstanding time-based options are reported in column (c) and ordinarily become vested pursuant to the vesting schedule for time-based options described in the section in our CD&A entitled “Details of Total Direct Compensation Elements—Long-Term Incentive Awards.” All vesting of currently unvested time-based options granted to the NEOs occurs on the applicable anniversary of the grant date. The time-based options granted to Messrs. Chiminski, Joseph, and Fasman in fiscal 2016 vested in equal 25% increments on August 27, 2016, 2017, 2018 and 2019, respectively. The time-based options granted to Mr. Joseph on October 13, 2015 vested in equal 25% increments on October 13, 2016, 2017, 2018 and 2019, respectively. The time-based options granted to Mr. Maselli on September 8, 2016 vested in equal 25% increments on September 8, 2017, 2018, and 2019, respectively. The time-based options granted to Messrs. Chiminski, Joseph, and Fasman in fiscal 2017 vested in equal 25% increments on July 26, 2017, 2018 and 2019, respectively. Half of the time-based options granted to Messrs. Chiminski, Joseph, Fasman, and Maselli in fiscal 2018 have vested, 25% each on July 24, 2018 and 2019, respectively. Half of the time-based options granted to Mr. Chiminski on August 23, 2017 have vested, 25% each on August 23, 2018 and 2019, respectively. The first 25% of

EXECUTIVE COMPENSATION TABLES        2020 Proxy Statement  |  CATALENT, INC.        57

the time-based options granted to Messrs. Chiminski, Joseph, Fasman and Maselli in fiscal 2019 vested on July 23, 2019. As described in the section of this Proxy Statement entitled “Fiscal 2020 Potential Payments Upon Employment Termination or Change in Control Tables,” all or a portion of each option grant may vest earlier in connection with a change of control of our company or certain terminations of employment. The metrics for performance-based options granted to Mr. Joseph on June 25, 2013 (the “2013 PSO Grant”) were not achieved for fiscal 2016, 2017, and 2018. The terms and conditions of the Pre-IPO Stock Plan award agreements allow for catch-up vesting in the next fiscal year in the event the cumulative performance target is met in the following fiscal year. During fiscal 2019, it was determined that the performance-based options related to meeting the target/cumulative target for fiscal 2018 were not met and the remaining outstanding unvested options for the 2013 PSO Grant were cancelled on August 23, 2018.

(2)

Each expiration date shown is the tenth anniversary of the grant date. Options may terminate earlier in certain circumstances, such as in connection with an NEO’s termination of employment or in connection with certain corporate transactions, including a change of control of our company.

(3)

The figure reported for Mr. Chiminski represents 19,989 RSUs granted on July 24, 2017; 11,602 shares of Restricted Stock granted on August 23, 2017; 27,006 shares of Restricted Stock granted on July 23, 2018 and 24,027 RSUs granted on July 22, 2019. The figure reported for Mr. Joseph represents 2,221 RSUs granted on July 24, 2017; a special equity award of 11,974 shares of Restricted Stock granted on February 6, 2018 to recognize his promotion to the position of Chief Financial Officer; 3,647 shares of Restricted Stock granted on July 23, 2018; 2,913 RSUs granted on July 22, 2019; and 349 RSUs granted on April 9, 2020 to offset a portion of the base salary reduction implemented for the months of May through July 2020. The figure reported for Mr. Fasman represents 3,610 RSUs granted on July 24, 2017; a one-time retention award of 5,000 shares of Restricted Stock granted on November 10, 2017; 2,963 shares of Restricted Stock granted on July 23, 2018; 2,458 RSUs granted on July 22, 2019; a one-time award of 4,551 RSUs granted on July 22, 2019 to recognize Mr. Fasman’s significant M&A work and other accomplishments completed in fiscal 2019; and 386 RSUs to offset a portion of the base salary reduction implemented for the months of May through July 2020. The figure reported for Ms. Flynn represents a one-time award of 35,286 RSUs granted on January 8, 2020, pursuant to the terms of her offer letter and 359 RSUs granted on April 9, 2020 to offset a portion of the base salary reduction implemented for the months of May through July 2020. The figure reported for Mr. Maselli represents 1,999 RSUs granted on July 24, 2017; 2,052 shares of Restricted Stock granted on July 23, 2018; 2,549 RSUs granted on July 22, 2019; and 315 RSUs granted on April 9, 2020 to offset a portion of the base salary reduction implemented for the months of May through July 2020. Each of the foregoing grants will vest on the third anniversary of its respective grant date, other than Messrs. Joseph, Fasman and Maselli and Ms. Flynn’s April 9, 2020 RSU award, which will vest on December 31, 2020, and Ms. Flynn’s January 8, 2020 RSU award, which will vest 25% on each of the first two anniversaries of its grant date and 50% on the third anniversary. As described in the section of the Proxy Statement entitled “Fiscal 2020 Potential Payments Upon Employment Termination or Change in Control,” all or a portion of the RSUs or Restricted Stock may vest earlier in connection with a change of control of our company or certain terminations of employment.

(4)	Shares are valued based on the $73.30 closing price per share of our common stock on June 30, 2020 (the last trading day of fiscal 2020), as reported on the NYSE.

(5)

Represents PSUs, which have been issued at target, and Performance Shares, which have been issued at the maximum possible level (200% of target for Adjusted EPS Performance Shares and 150% of target for Relative Return Performance Shares). Actual payout levels will be set at such time that the Compensation Committee determines, following the end of the applicable performance period, the cumulative performance levels achieved relative to the performance targets. On August 23, 2017, the PSUs granted during calendar years 2016 and 2017 to Messrs. Chiminski and Fasman were cancelled and an identical target number of Performance Shares with identical vesting terms and performance measures were issued at the maximum target for Adjusted EPS and Relative Return in order to avoid deductibility issues under Code § 162(m). A similar cancellation and issuance was done on April 25, 2018 in respect of PSUs granted during calendar years 2016 and 2017 to Messrs. Joseph and Maselli. The figure reported for Mr. Chiminski represents (a) 49,974 Performance Shares (Adjusted EPS) and 37,298 Performance Shares (Relative Return) granted on August 23, 2017 in replacement of PSUs for fiscal 2018 granted on July 24, 2017, (b) 29,004 Performance Shares (Adjusted EPS) and 21,126 Performance Shares (Relative Return) granted on August 23, 2017 as an incremental grant after the amendment of Mr. Chiminski’s employment agreement, (c) 67,514 Performance Shares (Adjusted EPS) and 46,519 Performance Shares (Relative Return) granted on July 23, 2018, and (d) 30,033 PSUs (Adjusted EPS) and 26,139 PSUs (Relative Return) granted on July 22, 2019. The figure reported for Mr. Joseph represents (a) 5,554 Performance Shares (Adjusted EPS) and 4,145 Performance Shares (Relative Return) granted on April 25, 2018 in replacement of PSUs for fiscal 2018 granted on July 24, 2017, (b) 9,116 Performance Shares (Adjusted EPS) and 6,281 Performance Shares (Relative Return) granted on July 23, 2018; and 3,641 PSUs (Adjusted EPS) and 3,169 PSUs (Relative Return) granted on July 22, 2019. The figure reported for Mr. Fasman represents (a) 9,024 Performance Shares (Adjusted EPS) and 6,735 Performance Shares (Relative Return) granted on August 23, 2017 in replacement of PSUs for fiscal 2018 granted on July 24, 2017, (b) 7,407 Performance Shares (Adjusted EPS) and 5,104 Performance Shares (Relative Return) granted on July 23, 2018; and (c) 3,072 PSUs (Adjusted EPS) and 2,674 PSUs (Relative Return) granted on July 22, 2019. The figure reported for Mr. Maselli represents (a) 4,998 Performance Shares (Adjusted EPS) and 3,731 Performance Shares (Relative Return) granted on April 25, 2018 in replacement of PSUs for fiscal 2018 granted on July 24, 2017, (b) 5,128 Performance Shares (Adjusted EPS) and 3,534 Performance Shares (Relative Return) granted on July 23, 2018; and (c) 3,186 PSUs (Adjusted EPS) and 2,773 PSUs (Relative Return) granted on July 22, 2019. Vesting of each grant is based on a three-year performance period beginning with the fiscal year in which such grant is made. Performance Shares are issued at the maximum possible level and then forfeited in part or completely based on the level of performance achieved during the performance period.

(6)	Our common stock split 70-for-1 in connection with our IPO. All stock information for awards issued in pre-split periods has been restated to reflect the split.

Fiscal 2020 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)

John Chiminski	47,552	1,162,259	148,680	8,272,592

Wetteny Joseph	-	-	14,044	781,412

Steven L. Fasman	27,146	725,078	22,718	1,264,034

Karen Flynn	-	-	-	-

Alessandro Maselli	-	-	20,737	1,130,365

(1)

We report the value realized on exercise as the difference between the fair market value of the shares acquired on exercise, as determined by the closing price per share of our common stock on the exercise date, as reported on the NYSE, and the exercise price of the stock option. As a result, the value realized on exercise does not make any adjustment for those shares forfeited to us by the option holder in order to pay (a) the exercise price or (b) the amount of withholding tax due from the option holder upon exercise, pursuant to the “cashless” exercise provisions of the plan under which each stock option was granted.

58         CATALENT, INC.  |  2020 Proxy Statement        EXECUTIVE COMPENSATION TABLES

(2)

Represents the payout during fiscal 2020 of RSU and Performance Share grants awarded for the fiscal 2017-19 performance period. In addition to the vesting of the fiscal 2017-19 grants, Mr. Maselli’s September 8, 2016 promotional grant of 5,000 RSUs vested on September 8, 2019.

Fiscal 2020 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)

John Chiminski	434,506	72,167	147,165	-	4,671,158

Wetteny Joseph	63,702	19,111	2,263	-	895,382

Steven L. Fasman	33,108	16,554	2,498	-	134,731

Karen Flynn	125,360	4,885	7,113	-	137,357

Alessandro Maselli	-	-	-	-	-

(1)

Represent (a) salary deferrals during fiscal 2020 as reported in the Summary Compensation Table and (b) bonuses earned for fiscal 2019 which were deferred during fiscal 2020 (as they were paid in September 2019) and reported under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for fiscal 2019. Each NEO’s deferral election amount during fiscal 2020 is summarized below.

Name	Fiscal 2019 Bonus Deferral ($)	Fiscal 2020 Salary Deferral ($)	Total Executive Contributions ($)

John Chiminski	358,121	76,385	434,506

Wetteny Joseph	37,644	26,058	63,702

Steven L. Fasman	-	33,108	33,108

Karen Flynn	-	125,360	125,360

Alessandro Maselli	-	-	-

(2)	The amounts reported for Messrs. Chiminski, Joseph, and Fasman and Ms. Flynn are reported as compensation for fiscal 2020 under “All Other Compensation” in the Summary Compensation Table.

(3)	The amounts reported in this column are not considered compensation reportable in the Summary Compensation Table.

(4)

Includes (i) $3,041,844 and $222,451 previously reported as compensation to Messrs. Chiminski and Joseph, respectively, in the columns “Salary,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation” in the Summary Compensation Table in previous years and (ii) $78,058 previously reported as compensation to Mr. Fasman in the columns “Salary” and “All Other Compensation” in the Summary Compensation Table in previous years.

Deferred Compensation

We provide certain of our U.S.- and U.K.-based executives, including our U.S.- and U.K.-based NEOs, with the opportunity to participate in the Deferral Plan, which allows participating executives to defer receipt of a portion of their compensation. Deferrals occur and may be invested on a pre-tax basis, in addition to the amounts that the executive is allowed to contribute to our tax-qualified 401(k) and U.K. pension plans.

The Deferral Plan permits a broad group of U.S.- and U.K.-based executives, including our U.S.- and U.K.-based NEOs, to defer up to 80% of base salary, commissions (not applicable to NEOs), and MIP bonus. In addition, U.S.-based executives may defer their PSU and RSU grants. We credit the first 6% of cash compensation deferred with a matching contribution equal to 50% of the amount deferred. Participants are immediately vested in all amounts they contribute and the related investment gains, but matching contributions and their related investment gains vest ratably over the participant’s first four years of service.

Under the Deferral Plan, we also credit each participant’s deferral account with earnings and/or losses based on the deemed investment of the accounts in one or more of a variety of investment alternatives we make available from time to time. Participants select the investment alternatives in which they wanted their accounts to be deemed to be invested and are credited with earnings and/or losses based on the performance of the relevant investments. Participants are able to change the investment elections for their accounts on a daily basis.

Newport Group and Intertrust Group serve as the plan administrators of our U.S. and U.K. Deferral Plans, respectively. Participants in the Deferral Plan may elect from a variety of forms of payout under the plan, including lump-sum payment and various types of annual installments, with the timing depending on the form selected.

EXECUTIVE COMPENSATION TABLES        2020 Proxy Statement  |  CATALENT, INC.        59

The accounts of participants in the prior version of the Deferral Plan that are paid out in a lump-sum cash payment are paid on the 15th day of the month immediately following the month that includes the six-month anniversary of the participant’s separation from our service (other than due to death) (“separation” as defined by Section 409A of the Code). In the event of the death of a participant prior to the commencement of the distribution of benefits under the plan, such benefits will be paid no later than the later of (x) December 31 of the year in which the participant’s death occurs and (y) the 90th day following the date of the participant’s death.

A participant in the Deferral Plan may also elect to receive a payout in annual installments over a period of 5 or 10 years after the participant’s separation from service (including death), although, notwithstanding any such election, the participant’s account will be paid in a lump-sum cash payment in connection with a participant’s separation from service within two years following a change of control. The Deferral Plan also permits participants to receive a distribution in connection with an unforeseeable emergency, in accordance with the requirements of Section 409A of the Code.

Cash and equity deferrals, employer contributions, and applicable gains are held in a “rabbi” trust. “Rabbi” trust assets are ultimately controlled by us. Operating the Deferral Plan this way permits participants to defer recognition of income for tax purposes on the amounts deferred until they are paid to the participants.

Fiscal 2020 Potential Payments upon Employment Termination or Change of Control Tables

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL—JOHN CHIMINSKI (CEO)

Triggering Event	Value of Option/RSU/PSU/ Restricted Stock/ Performance Share Acceleration ($)(1)	Value of Base Salary and Bonus Payments ($)(2)	Value of Continued Benefits Participation ($)(3)	Total ($)
Death or Disability(4)	31,056,402	1,350,000	-	32,406,402
Termination by Us Without Cause or By Mr. Chiminski for Good Reason	-	6,150,000	29,935	6,179,935
Termination by Us Without Cause Within 18 Months Following a Change of Control (assuming awards have been assumed, continued, or substituted)	31,056,402	6,150,000	29,935	37,236,337
Retirement(5)	26,737,199			26,737,199

(1)	Amounts reported represent accelerated vesting of unvested equity-based awards and reflect:

(a) the “spread” value of the options, equal to $18.36 per share for 129,497 options granted on July 22, 2019, $29.42 per share for 103,908 options granted on July 23, 2018, $38.39 per share for 30,528 options granted on August 23, 2017, $37.28 per share for 51,875 options granted on July 24, 2017, and $48.86 per share for 37,763 options granted on July 26, 2016, in each case representing the difference between the $73.30 closing price per share of our common stock on June 30, 2020 (the last trading day of fiscal 2020), as reported on the NYSE (the “Fiscal 2020 Closing Price”), and the exercise price of the option; and

(b) 24,027 RSUs granted on July 22, 2019, 19,989 RSUs granted on July 24, 2017, 27,006 shares of Restricted Stock granted on July 23, 2018, 11,602 shares of Restricted Stock granted on August 23, 2017, 39,489 Performance Shares (Adjusted EPS) and 38,949 Performance Shares (Relative Return) granted on August 23, 2017, 33,757 Performance Shares (Adjusted EPS) (22,536 in the case of retirement) and 31,013 Performance Shares (Relative Return) (20,704 in the case of retirement) on July 23, 2018, and 30,033 PSUs (Adjusted EPS) (10,039 in the case of retirement) and 26,139 PSUs (Relative Return) (8,737 in the case of retirement) granted on July 22, 2019, valued at the Fiscal 2020 Closing Price.

Amounts reported also assume that the Performance Shares and PSUs vest at target; however, the number of Relative Return Performance Shares and PSUs may vary based on when a change of control occurs during a performance period. In the event of retirement, the number of Performance Shares and PSUs that vest is pro-rated based on the portion of the relevant performance period during which Mr. Chiminski is actively employed. Options with a negative “spread” value are reported as $0.

(2)

Upon termination due to death or disability, Mr. Chiminski or his estate is entitled to receive a pro-rata portion of the annual bonus that he would have been entitled to for the bonus year of termination based on the Company’s actual performance (the “Annual Bonus”). The amount reported above for death or disability represents his target annual bonus for fiscal year 2020 and assumes (a) he would have served for the entire year and (b) on-target business and individual performance results. The amounts reported for Termination by Us Without Cause or By Mr. Chiminski for Good Reason and Termination by Us Without Cause Within 18 Months Following a Change of Control (assuming awards have been assumed, continued, or substituted) are comprised of the Annual Bonus plus two (2) times the sum of (i) his annual base salary and (ii) his target annual bonus.

(3)

The amount reported represents income attributable to the health care premiums paid by us with respect to Mr. Chiminski’s participation in our employee benefit plans for a two-year period. Mr. Chiminski would also be entitled to be paid for any unused paid-time-off days accrued during 2020.

(4)	Receipt of shares in the event of disability occurs when the relevant vesting period for each grant ends rather than being accelerated to the date of disability.

(5)	Receipt of shares occurs when the relevant vesting period for each grant ends rather than being accelerated to the date of retirement.

60         CATALENT, INC.  |  2020 Proxy Statement        EXECUTIVE COMPENSATION TABLES

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL—MESSRS. JOSEPH AND FASMAN, MS. FLYNN, AND MR. MASELLI

Triggering Event	Value of Option/RSU/PSU/ Restricted Stock/ Performance Shares Acceleration(1)	Value of Base Salary and Target Bonus Payment(2)	Value of Continued Benefits Participation(3)	Total ($)
Death or Disability(4)
Wetteny Joseph	4,183,463	925,000	14,925	5,123,388
Steven L. Fasman	4,201,960	1,005,000	14,925	5,221,885
Karen Flynn	2,612,779	940,000	14,925	3,567,704
Alessandro Maselli	2,484,670	876,326	-	3,360,996
Termination by Us Without Cause or By the Executive Officer for Good Reason
Wetteny Joseph	-	925,000	14,925	939,925
Steven L. Fasman	-	1,005,000	14,925	1,019,925
Karen Flynn	-	940,000	14,925	954,925
Alessandro Maselli	-	876,326	-	876,326
Termination by Us Without Cause Within 18 Months Following a Change of Control
Wetteny Joseph	4,183,463	925,000	14,925	5,123,388
Steven L. Fasman	4,201,960	1,005,000	14,925	5,221,885
Karen Flynn	2,612,779	940,000	14,925	3,567,704
Alessandro Maselli	2,484,670	876,326	-	3,360,996

(1)

For Mr. Joseph, amounts reported represent accelerated vesting of unvested equity-based awards. The amounts reported for death and for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of the options of $18.36 per share for the 15,697 options granted on July 22, 2019, $29.42 per share for the 14,031 options granted on July 23, 2018, $37.28 per share for the 5,764 options granted on July 24, 2017, and $48.86 per share for the 3,568 options granted on July 26, 2016, representing the difference between the $73.30 closing price per share of our common stock on June 30, 2020, as reported on the NYSE (the “Fiscal 2020 Closing Price”), and the exercise price of the option, and (b) 349 RSUs granted on April 9, 2020, 2,913 RSUs granted on July 22, 2019, 2,221 RSUs granted on July 24, 2017, 3,647 shares of Restricted Stock granted on July 23, 2018, 11,974 shares of Restricted Stock granted on February 6, 2018, 2,777 Performance Shares (Adjusted EPS) and 2,763 Performance Shares (Relative Return) granted on April 25, 2018, 4,558 Performance Shares (Adjusted EPS) and 4,188 Performance Shares (Relative Return) granted on July 23, 2018, and 3,641 PSUs (Adjusted EPS) and 3,169 PSUs (Relative Return) granted on July 22, 2019, valued at the Fiscal 2020 Closing Price.

For Mr. Fasman, the amounts reported for death and for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of $18.36 per share for the 13,244 options granted on July 22, 2019, $29.42 per share for the 11,400 options granted on July 23, 2018, $37.28 per share for the 9,366 options granted on July 24, 2017, and $48.86 per share for the 5,770 options granted on July 26, 2016, representing the difference between the Fiscal 2020 Closing Price and the exercise price of the option, and (b) 386 RSUs granted on April 9, 2020, 7,009 RSUs granted on July 22, 2019, 3,610 RSUs granted on July 24, 2017, 2,963 shares of Restricted Stock granted on July 23, 2018, 5,000 shares of Restricted Stock granted on November 10, 2017, 4,512 Performance Shares (Adjusted EPS) and 4,490 Performance Shares (Relative Return) granted on August 23, 2017, 3,704 Performance Shares (Adjusted EPS) and 3,403 Performance Shares (Relative Return) granted on July 23, 2018 and 3,072 PSUs (Adjusted EPS) and 2,674 PSUs (Relative Return) granted on July 22, 2019, valued at the Fiscal 2020 Closing Price.

For Ms. Flynn, the amount reported for death and for termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects 359 RSUs granted on April 9, 2020 and 35,286 RSUs granted on January 8, 2020, valued at the Fiscal 2020 Closing Price.

For Mr. Maselli, the amounts reported for death and for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of $18.36 per share for the 13,735 options granted on July 22, 2019, $29.42 per share for the 7,893 options granted on July 23, 2018, $37.28 per share for the 5,189 options granted on July 24, 2017, and $49.41 for the 2,774 options granted on September 8, 2016, representing the difference between the Fiscal 2020 Closing Price and the exercise price of the options, and (b) 315 RSUs granted on April 9, 2020, 2,549 RSUs granted on July 22, 2019, 1,999 RSUs granted on July 24, 2017, 2,052 shares of Restricted Stock granted on July 23, 2018, 2,499 Performance Shares (Adjusted EPS) and 2,487 Performance Shares (Relative Return) granted on April 25, 2018, 2,564 Performance Shares (Adjusted EPS) and 2,356 Performance Shares (Relative Return) granted on July 23, 2018, and 3,186 PSUs (Adjusted EPS) and 2,773 PSUs (Relative Return) granted on July 22, 2019, valued at the Fiscal 2020 Closing Price.

Amounts reported assume that the Performance Shares and PSUs vest at target; however, the number of Relative Return Performance Shares and PSUs may vary based on when a change of control occurs during a performance period. Options with a negative “spread” value are reported as $0.

(2)

The amounts reported represent, for each executive, the sum of that executive’s annual base salary and target annual bonus. For Mr. Maselli, amounts in pounds sterling were converted to U.S. dollars at an exchange rate of 1.2609:1, which represents the average monthly rate for that currency during fiscal 2020.

(3)

The amounts reported for Messrs. Joseph and Fasman and Ms. Flynn represent income attributable to the health care premiums paid by us with respect to their continued participation in our employee benefit plans for a one-year period. Under these circumstances, Mr. Maselli would become ineligible for any continued health benefits in the U.K. under our plans. Each executive would also be entitled to be paid for any unused paid-time-off days accrued during 2020.

(4)	Receipt of shares in the event of disability occurs when the relevant vesting period for each grant ends rather than being accelerated to the date of disability.

EXECUTIVE COMPENSATION TABLES        2020 Proxy Statement  |  CATALENT, INC.        61

Payments that would be made under our Deferral Plan upon the death of a participating NEO are described above in the notes to the Fiscal 2020 Non-Qualified Deferred Compensation Table.

SEVERANCE AND PAYMENTS ON A CHANGE OF CONTROL

MR. CHIMINSKI’S SEVERANCE, TERMINATION, AND CHANGE OF CONTROL BENEFITS

Mr. Chiminski’s employment agreement, the Omnibus Plan, and the grant agreements thereunder each provide for certain benefits to be paid to him upon termination.

Upon disability or death, a pro-rata portion of any annual bonus he would have earned for the year of termination, based on our actual performance in respect of the full bonus year, would be paid within 2 1⁄2 months of the end of the fiscal year in which termination occurred.

Should Mr. Chiminski’s employment terminate due to death, his beneficiaries (i) will receive a death benefit equal to 1.5 times his base salary (which would be $1,612,500, but is limited by our insurer to $1,600,000) under a group life insurance program we provide that covers all eligible active U.S.-based employees, and (ii) will be entitled to accelerated vesting of all unvested grants under the Omnibus Plans. If his employment is terminated due to disability, all unvested grants under the Omnibus Plans will continue to vest as if he had continued employment through each applicable anniversary of the grant date.

Under his employment agreement, upon any termination for good reason or due to his election not to extend the term, Mr. Chiminski receives certain accrued amounts and benefits and a pro-rata portion of any annual bonus he would have earned for the year of termination.

The employment agreement further provides that upon termination by us without cause, or by Mr. Chiminski for good reason, or due to our election not to extend the term, subject to a release of claims, he will also be entitled to receive an amount equal to two times the sum of (x) his annualized base salary (which salary, for purposes of calculating severance amounts, will in no event be less than $1,025,000) and (y) his annual target bonus, payable in equal monthly installments over a two-year period; provided, however, that, if such termination occurs within the two-year period following a change in control, such payment will instead be made in a single lump-sum payment within thirty days following termination. Notwithstanding the foregoing, our obligation to make such payments will cease in the event of an uncured material breach by Mr. Chiminski of the restrictive covenants contained in the employment agreement.

In addition to the payments described above, if Mr. Chiminski’s employment is terminated by us without cause, by Mr. Chiminski for good reason, or due to our election not to extend the term, Mr. Chiminski (and his spouse and eligible dependents, to the extent covered prior to such termination) will also be entitled to continued participation in our group health plans for up to two years.

For grants under the Omnibus Plans, if Mr. Chiminski incurred a termination, other than for death, disability, or a change of control that occurs during the period commencing on the date of the consummation of a change of control and ending on the date that is eighteen months following the consummation of such change of control, we could cancel any unvested option, RSU, Restricted Stock, PSU, or Performance Shares. Any vested option will remain outstanding and exercisable generally for 90 days, and vested options will terminate immediately if we terminate Mr. Chiminski’s employment for cause. Any vested option that he does not exercise within the applicable post-termination exercise period will terminate.

SEVERANCE, TERMINATION, AND CHANGE OF CONTROL BENEFITS FOR MESSRS. JOSEPH AND FASMAN, MS. FLYNN, AND MR. MASELLI

Mr. Joseph’s, Mr. Fasman’s, Ms. Flynn’s, and Mr. Maselli’s severance agreements, the Omnibus Plans, and the grant agreements thereunder provide for benefits in the event of certain termination.

Under the Omnibus Plans, any unvested grant would become fully vested and exercisable in the event of termination due to death; however, if termination was due to disability, unvested awards would continue to vest as if the executive had continued employment through each applicable anniversary of the date of grant.

62         CATALENT, INC.  |  2020 Proxy Statement        EXECUTIVE COMPENSATION TABLES

Our group life insurance program, which covers all eligible active U.S.-based employees, provides for a death benefit equal to 1.5 times of current base salary (currently $870,000 (Joseph), $900,000 (Fasman), and $810,000 (Flynn)). Our U.K. life assurance plan provides for a death benefit equal to 4 times current base salary ($2,476,125 (Maselli), after converting to U.S. dollars).

Under our standard severance arrangement, in the event of death, disability, or termination by us without cause or by the executive for good reason, the executive would be entitled to severance equal to annual base salary plus target annual bonus, payable in equal installments over the one-year period following the date of termination. Messrs. Joseph and Fasman and Ms. Flynn would also be entitled to continued participation in our group health plans (to the extent receiving such coverage as of the termination date), at the premium rates charged to our employees generally, until the earlier of (1) one year after termination and (2) the date the executive becomes eligible for coverage under at least one group health plan of another employer. Each NEO must enter into a release of claims as a condition of receiving most severance payments and benefits.

Under the Omnibus Plans, in the event of a change in control, to the extent the acquiring or successor entity does assume, continue, or substitute for a granted option, if the NEO were to incur a termination without cause during the eighteen months following the consummation of such change in control, the grants thereunder would become fully vested and exercisable.

Other than in the cases of change of control, death, or disability, a termination will result in the cancellation of unvested awards under the Omnibus Plans held by any of the NEOs.

PAY RATIO        2020 Proxy Statement  |  CATALENT, INC.        63

Pay Ratio

Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). We believe the ratio presented below is a reasonable estimate calculated in a manner consistent with the rules set forth in Item 402(u) of Regulation S-K promulgated under the Exchange Act (the “Pay Ratio Rule”).

In identifying our median employee, we calculated the target annual total cash compensation for fiscal 2020 of each employee as of June 30, 2020. For these purposes, annual total cash compensation included base salary or hourly wages, cash incentives, commissions, and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal human resources records. All amounts were annualized for permanent employees who did not work for the entire year, such as new hires, employees on paid or unpaid leave of absence and employees called for active military duty. We did not apply any cost-of-living adjustment as part of the calculation.

We selected the median employee from among 13,965 full-time and part-time workers who were employed as of June 30, 2020. We did not exclude any employee (whether pursuant to the de minimis exemption for foreign employees or any other permitted exclusion).

In accordance with the Pay Ratio Rule, we calculated the median employee’s annual total compensation in the same manner as the CEO’s annual total compensation was calculated in the Fiscal 2020 Summary Compensation Table on page 51. The median employee’s annual total compensation was $54,921. The CEO’s annual total compensation was $9,166,195, the amount reported in the “Total” column of the Summary Compensation Table. Accordingly, the ratio of our CEO’s total compensation to our median employee’s total compensation for fiscal 2020 was 166.9 to 1.

In considering this pay ratio, please note that the Pay Ratio Rule permits companies to calculate pay ratios using a variety of methods, both in determining the median employee and in determining the compensation to be used in calculating the ratio. Thus, our ratio may not be comparable to the ratio determined by any other company.

64         CATALENT, INC.  |  2020 Proxy Statement        PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR FISCAL 2021

Proposal 2:

Ratification of Appointment of Independent Auditor for Fiscal 2021

(ITEM 2 ON THE PROXY CARD)

The Audit Committee of our Board has selected Ernst & Young LLP (“Ernst & Young”) as our independent auditor for the fiscal year ending June 30, 2021. Ernst & Young has served as our independent auditor since prior to our IPO. Our Board unanimously recommends this appointment, and we are asking shareholders to ratify the appointment of Ernst & Young for 2021. Although ratification is not required by our bylaws or otherwise, our Board is submitting the selection of Ernst & Young to our shareholders for ratification because we value our shareholders’ views on the choice of independent auditor. If shareholders fail to ratify the appointment, the Audit Committee will reconsider the appointment of such firm. A representative of Ernst & Young is expected to be present at the 2020 Annual Meeting of Shareholders to respond to appropriate questions, and to make a statement if desired.

Our Board unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as our independent auditor for fiscal 2021 because it believes that Ernst & Young has appropriately and professionally audited our financial statements for the last several years, it has the resources to do a proper audit of a company of our size and complexity, and it is familiar with our business, our business model, and our personnel, which will enhance the efficiency and effectiveness of the audit and is in our best interest and in the best interests of our shareholders. The Audit Committee, under its charter, reviews, at least annually, the qualifications, performance, and independence of the auditor and considers, among other matters, the following: the auditor’s internal quality control procedures, the selection of the lead audit partner, the rotation of the audit partners on the audit engagement team, the qualifications and experience of the members of the audit engagement team, and the views of management, including our internal audit group, concerning the performance and capabilities of the auditor.

The following table presents the fees for professional services rendered by Ernst & Young for the audit of our annual financial statements for the fiscal years that ended on June 30, 2020 and June 30, 2019, and the fees billed for other services rendered by Ernst & Young during those same periods.

SERVICES	2020	2019

Audit Fees(1)	$5,491,000	$5,997,000

Audit-Related Fees(2)	$359,000	$326,000

Tax Fees(3)	$849,000	$1,194,000

All Other Fees	-	-

Total	$6,699,000	$7,517,000

(1)

Includes fees associated with the integrated audit of our annual consolidated financial statements and internal controls over financial reporting, review of our quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. Includes $649,000 in fiscal 2019 related to the audit of financial statements of Paragon Bioservices, Inc., which we acquired in May 2019.

(2)

Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young that are reasonably related to the performance of the audit of our financial statements. Specifically, these costs include fees for accounting and audit consultation and other attest services.

(3)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young for tax compliance, tax advice, and tax planning.

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee, and all approved non-audit services performed by Ernst & Young were consistent with maintaining Ernst & Young’s independence.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR FISCAL 2021        2020 Proxy Statement  |  CATALENT, INC.        65

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the Audit Committee charter provides that the Audit Committee has responsibility for appointing, setting compensation for, and overseeing the work of the independent auditor. Accordingly, all audit and permitted non-audit services for which Ernst & Young was engaged were pre-approved by the Audit Committee.

Prior to engagement of the independent auditor for 2021, management will submit for Audit Committee approval a list of services and related fees expected to be rendered in 2021 within each of the following categories of services:

•

Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

•

Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•

Tax services include all services, except those services specifically related to the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; tax planning; and tax compliance and reporting.

•	All Other services are those services not captured in the audit, audit-related or tax categories.

Our Board unanimously recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent auditor for fiscal 2021.

66         CATALENT, INC.  |  2020 Proxy Statement        REPORT OF THE AUDIT COMMITTEE

Report of the Audit Committee

The Audit Committee assists our Board in its oversight of our financial reporting process. All four members of the Audit Committee qualify as independent directors under the listing standards of the NYSE for public companies and the independence requirements of Rule 10A-3 promulgated under the Exchange Act and all are qualified as audit committee financial experts within the meaning of Item 407(d)(5) of Regulation S-K, promulgated under the Exchange Act. Additionally, our Board has also determined that each Audit Committee member has accounting and related financial management expertise within the meaning of the NYSE’s listing standards. The Audit Committee’s charter can be viewed online on our website at http://investor.catalent.com/corporate-governance.

In fulfilling its duties, the Audit Committee reviewed and discussed the audited financial statements contained in Catalent’s Annual Report on Form 10-K for fiscal 2020 with management and the independent auditor, Ernst & Young LLP. Management is responsible for the financial statements and the reporting process, including the systems for internal control over financial reporting. The independent auditor is responsible for performing an independent audit of Catalent’s financial statements in conformance with accounting principles generally accepted in the United States, and for expressing an opinion on these financial statements based on the audit.

The Audit Committee met with the independent auditor with and without management present and discussed those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and discussed with the independent auditor its independence.

Based on the above reviews and discussions, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in Catalent’s Annual Report on Form 10-K for fiscal 2020, for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee:

John J. Greisch, Chair

Rolf Classon

Rosemary A. Crane

Donald E. Morel, Jr.

Date: August 26, 2020

PROPOSAL 3: ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION (SAY-ON-PAY)        2020 Proxy Statement  |  CATALENT, INC.        67

Proposal 3:

Advisory Vote to Approve Our Executive Compensation (Say-on-Pay)

(ITEM 3 ON THE PROXY CARD)

The compensation we provide to our Named Executive Officers is described in detail in the Compensation Discussion and Analysis section of this Proxy Statement. Section 14A of the Exchange Act requires that we provide shareholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our Named Executive Officers. Accordingly, you are being asked to vote on the following resolution:

“RESOLVED, that Catalent’s shareholders APPROVE, on an advisory basis, the compensation of the named executive officers, as disclosed in Catalent’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Our Board unanimously recommends that you vote FOR this resolution because it believes that our executive compensation program promotes the following objectives and philosophies, as described in detail in the Compensation Discussion and Analysis section of this Proxy Statement:

•	competitive compensation to attract, maintain, retain, and reward high-caliber executive talent,

•	paying for performance, and

•	alignment with shareholder interests.

This vote is advisory, which means that the vote is not binding on us, our Board, or the Compensation Committee. Nonetheless, our Board and the Compensation Committee will consider the outcome of the vote when considering future compensation decisions.

Consistent with the outcome of a shareholder vote that occurred during our 2015 Annual Meeting of Shareholders, our Board has resolved that a shareholder advisory vote on named executive officer compensation should occur every year. Unless this changes, the next advisory vote on named executive officer compensation will be at the 2021 Annual Meeting of Shareholders, at which a shareholder advisory vote on the frequency of future advisory votes on named executive officer compensation will be conducted again.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

68         CATALENT, INC.  |  2020 Proxy Statement        ANNUAL MEETING, VOTING, AND PROCEDURES

Annual Meeting, Voting, and Procedures

Annual Meeting Information

We are making this Proxy Statement available to our shareholders in connection with the solicitation of proxies by our Board for our 2020 Annual Meeting of Shareholders. We are holding our 2020 Annual Meeting of Shareholders at 8:00 a.m. Eastern on Wednesday, October 29, 2020 via a virtual meeting that can be attended at www.virtualshareholdermeeting.com/CTLT2020.

We will limit attendance to shareholders of record on the record date, September 2, 2020, or their proxy holders. In order to access the virtual meeting, you will need the 16-digit control number included on your proxy card or Notice of Internet Availability. You will be able to submit questions during the meeting by typing your question into the “ask a question” box on the meeting page. If you encounter any difficulty accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting. If you hold shares through a bank, broker, or other nominee (also known as shares held in “street name”), you will need to follow the instructions provided by such broker, bank or nominee.

Only shareholders or their valid proxy holders may address the meeting.

Availability of Proxy Materials

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDERS MEETING TO BE HELD ON OCTOBER 29, 2020.

We are furnishing proxy materials to our shareholders via “Notice and Access” delivery. On or about September 18, 2020, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials. This notice contains instructions on how to access our 2020 Proxy Statement and 2020 Annual Report and vote online. Our 2020 Proxy Statement and 2020 Annual Report are available online at www.proxyvote.com.

You will not receive a printed, paper copy of our proxy materials unless you request one. To view this material, you must have available the 16-digit control number located on the notice mailed on or about September 18, 2020 or the proxy card, or, if shares are held in the name of a broker, bank, or other nominee, on the voting instruction form. To request a paper copy of our proxy materials, visit www.proxyvote.com, call 1-800-579-1639, or send an email, with your 16-digit control number in the subject line, to sendmaterial@proxyvote.com. Please make the request on or before October 15, 2020 to facilitate timely delivery.

Who is Entitled to Vote at the Annual Meeting?

Only holders of Catalent, Inc. common stock and Series A Preferred at the close of business on September 2, 2020, the record date fixed by our Board, may vote the shares of common stock and Series A Preferred that they hold on that date at the 2020 Annual Meeting of Shareholders with respect to the matters submitted for vote. Each share of common stock is entitled to one vote. Each share of Series A Preferred is entitled to vote with the common stock on an as-converted basis. As of September 2, 2020, (a) there were 164,510,051 shares of our common stock outstanding (which includes unvested shares of Restricted Stock and Performance Shares issued pursuant to our long-term incentive compensation program, described in the CD&A under the heading “Details of Total Direct Compensation Elements—Long-Term Incentive Awards” beginning on page 42) and (b) the 650,000 shares of Series A Preferred were entitled to vote the equivalent of 13,231,599 shares of common stock on an as-converted basis.

ANNUAL MEETING, VOTING, AND PROCEDURES        2020 Proxy Statement  |  CATALENT, INC.        69

A list of the holders of record as of September 2, 2020 will be available for inspection by appointment during ordinary business hours at our headquarters at 14 Schoolhouse Road, Somerset, NJ 08873, from October 19, 2020 to October 28, 2020. Appointments can be made by emailing our Corporate Secretary at CorpSec@catalent.com. Participants in the virtual Annual Meeting will be able to access the list during the meeting.

Rights Afforded to Virtual Meeting Participants

The virtual meeting format for the Annual Meeting will enable full and equal participation by attending shareholders from any place in the world at little to no cost. We designed the format of the virtual meeting to ensure that our shareholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We will take the following steps to ensure such an experience:

•	providing shareholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

•	providing shareholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per shareholder unless time otherwise permits; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

How to Vote

We encourage you to vote as soon as possible, even if you plan to attend the meeting virtually on October 29, 2020. Your vote is important. You may vote shares that you owned as of the close of business on September 2, 2020, which is the record date set by our Board.

If you own shares registered directly in your name as the shareholder of record, you are a “record owner” and have the right to give your proxy directly to our vote tabulating agent. You may vote by proxy in the following ways:

Review Your Proxy Statement and Vote in One of Four Ways:

VIRTUALLY	Online at www.virtualshareholdermeeting.com/CTLT2020 8:00 a.m. Eastern on October 29, 2020.	BY INTERNET	Online at www.proxyvote.com. 24 hours a day until 11:59 p.m. Eastern on October 28, 2020.

BY TELEPHONE	By calling 1-800-690-6903 (toll free) in the United States or Canada. 24 hours a day until 11:59 p.m. Eastern on October 28, 2020.	BY MAIL

By returning a properly completed, signed and dated proxy card in the postage-paid envelope. If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability.

Allow sufficient time for us to receive your proxy card before the date of the meeting.

For telephone and internet voting, as well as for accessing the virtual meeting, you will need the 16-digit control number included on your notice or on your proxy card.

If you own shares in street name, the institution holding the shares is the record owner and you are a “beneficial owner” of those shares. You will receive voting instructions from your broker, bank, or plan trustee, and you may direct them how to vote on your behalf by complying with those voting instructions. Those instructions will include a control number for telephone and internet voting as well as for accessing and voting at the virtual meeting, and applicable deadlines.

70         CATALENT, INC.  |  2020 Proxy Statement        ANNUAL MEETING, VOTING, AND PROCEDURES

Revoking a Proxy

If you own shares registered directly in your name as the shareholder of record, you can revoke your proxy at any time before the vote occurs by:

•

Submitting a written revocation to our Corporate Secretary, which must be received no later than 5:00 p.m. Eastern on October 28, 2020 at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873, Attention: Corporate Secretary;

•	Submitting a later-dated proxy;

•	Providing subsequent telephone or internet voting instructions no later than 11:59 p.m. Eastern on October 28, 2020; or

•	Voting online at the virtual meeting.

If you hold your shares in street name, you must contact your broker, bank, or other nominee for specific instructions on how to change or revoke your vote.

Only the latest, validly executed proxy that you submit will be counted. Your attendance at the 2020 Annual Meeting of Shareholders will not by itself revoke a proxy you have given unless you file a written notice of such revocation as noted above.

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the 2020 Annual Meeting of Shareholders if a majority of the outstanding shares of our common stock entitled to vote at the meeting are present, either in person or by proxy. Each share of common stock is entitled to one vote on each matter to be voted upon at the 2020 Annual Meeting of Shareholders. Each share of Series A Preferred is similarly entitled, on an as-converted basis, to 20.356311 votes on each matter to be voted upon at the meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present for the meeting.

The table below describes the vote requirements and the effect of abstentions and broker non-votes, as prescribed under our bylaws and Delaware law, for the election of directors and the approval of the other items on the agenda for the meeting.

PROPOSALS TO BE VOTED ON AND BOARD RECOMMENDATION

Proposal	Vote Required	Effect of Abstentions and Broker Non-Votes*	Board Recommendations

Elect Six Members of Our Board of Directors	Majority of the votes cast.	Abstentions and broker non-votes will have no effect on the outcome of the election.	FOR

Ratification of Appointment of Independent Auditor for Fiscal 2021	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter.	Abstentions will have the effect of a vote against.	FOR

Advisory Vote to Approve Our Executive Compensation (Say-on-Pay)	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter.	Abstentions will have the effect of a vote against. Broker non-votes will have no effect on the outcome.	FOR

*

A broker non-vote occurs when a broker submits a proxy but does not vote on a Proposal because it is not a “routine” item under NYSE rules and the broker has not received voting instructions from the beneficial owner of the shares. Your broker may vote without your instructions only on Proposal 2—Ratification of Appointment of Independent Auditor for Fiscal 2021.

ANNUAL MEETING, VOTING, AND PROCEDURES        2020 Proxy Statement  |  CATALENT, INC.        71

Effect of not Casting your Vote

If we timely receive a proxy specifying your voting choice, your shares will be voted in accordance with that choice. If you are a registered shareholder and you do not cast your vote, no vote will be cast on your behalf on any of the Proposals at the Annual Meeting of Shareholders. If you sign and return a proxy card without specific voting instructions, your shares will be voted in accordance with our Board’s voting recommendations stated above.

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, if you do not provide voting instructions to your broker, the broker is permitted to exercise discretionary voting authority only on “routine” matters. The only “routine” item on this year’s Annual Meeting of Shareholders agenda is Proposal 2—Ratification of Appointment of Independent Auditor for Fiscal 2021. If you hold your shares in street name, and you wish to have your shares voted on all proposals in this Proxy Statement, you must provide voting instructions. If you do not return your voting instruction form, your shares will not be voted on any item, except that your broker may vote in its discretion on Proposal 2.

Solicitation

We will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Our directors, officers, or employees may solicit proxies or votes for us in person, or by mail, telephone, or electronic communication. They will not receive any additional compensation for these solicitation activities.

Availability of Voting Results

We expect to announce preliminary voting results at the 2020 Annual Meeting of Shareholders. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC following the meeting.

72         CATALENT, INC.  |  2020 Proxy Statement        INFORMATION ABOUT 2021 ANNUAL MEETING

Information About 2021 Annual Meeting

Shareholder Proposals for the 2021 Annual Meeting of Shareholders

We currently intend to hold our 2021 Annual Meeting of Shareholders on October 28, 2021.

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), shareholders may present proper proposals for inclusion in our Proxy Statement. To be eligible for inclusion in our 2021 Proxy Statement under Rule 14a-8, your proposal must be received by us no later than the close of business on May 21, 2020 and must otherwise comply with Rule 14a-8. While our Board will consider shareholder proposals, we reserve the right to omit from our proxy statement shareholder proposals that we are not required to include under the Exchange Act and its implementing rules, including Rule 14a-8.

Business Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the shareholders at the 2021 Annual Meeting of Shareholders, you must comply with the advance notice eligibility and procedural requirements in our bylaws (unless you wish to nominate a director in accordance with the proxy access provisions included in our bylaws, as described below). In addition, assuming the date of the 2021 Annual Meeting of Shareholders is not more than 30 days before and not more than 70 days after the anniversary date of the 2020 Annual Meeting of Shareholders, you must notify us in writing, and such written notice must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 no earlier than July 1, 2021, and no later than July 31, 2021.

Shareholder Proxy Access. Our bylaws allow for proxy access, which allows a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years or more at least 3% of our outstanding common stock to nominate and include in our Proxy Statement for each Annual Meeting of Shareholders their own qualifying director nominees constituting up to the greater of two or 20% of the number of directors then serving on our Board (subject to certain limitations as set forth in our bylaws). Each of our Board (prior to each Annual Meeting of Shareholders) or the chair of any Annual Meeting of Shareholders shall have the power to determine whether a director nominee has been nominated in accordance with the requirements of the proxy access provision. Notice of director nominees submitted under the proxy access provision must include the information required under our bylaws and must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 no earlier than the close of business on April 22, 2021 and no later than the close of business on May 22, 2021, unless the date of the fiscal 2021 Annual Meeting of Shareholders is more than thirty (30) days before or after October 29, 2021, in which case such notice must be received by our Corporate Secretary by the close of business on the later of the 180th day prior to the 2021 Annual Meeting of Shareholders or the close of business on the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting of Shareholders is first made. The foregoing description of the shareholder proxy access provision included in our bylaws does not purport to be complete and is qualified in its entirety by reference to our bylaws.

A copy of our bylaws may be obtained free of charge from our website, http://investor.catalent.com/corporate-governance, or from our Corporate Secretary. We are not required to consider a nomination or proposal that does not comply with the procedures set forth in our bylaws, and compliance with these procedures does not necessarily require us to include the proposed nominee or proposal in our proxy solicitation material.

Householding of Shareholder Documents

SEC rules permit us to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” reduces the cost of the proxy solicitation process. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are

INFORMATION ABOUT 2021 ANNUAL MEETING        2020 Proxy Statement  |  CATALENT, INC.        73

notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request, and we will promptly deliver, a separate copy of the Notice of Internet Availability or the proxy materials by emailing our Corporate Secretary at CorpSec@catalent.com.

APPENDIX A: NON-GAAP FINANCIAL MEASURES        2020 Proxy Statement  |  CATALENT, INC.        A-1

Appendix A:

Non-GAAP Financial Measures

Use of EBITDA from operations, Adjusted EBITDA

Management measures operating performance based on consolidated earnings from operations before interest expense, expense/(benefit) for income taxes and depreciation and amortization, adjusted for the income or loss attributable to non-controlling interests (“EBITDA from operations”). EBITDA from operations is not defined under U.S. generally accepted accounting principles (“U.S. GAAP”), is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations.

We believe that the presentation of EBITDA from operations enhances an investor’s understanding of our financial performance. We believe this measure is a useful financial metric to assess our operating performance across periods and use this measure for business planning purposes. In addition, given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expenses represent a meaningful portion of our cost structure. We believe that disclosing EBITDA from operations will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt, and to undertake capital expenditures without consideration of non-cash depreciation and amortization expense. We present EBITDA from operations in order to provide supplemental information that we consider relevant for those reviewing our financial results, and such information is not meant to replace or supersede U.S. GAAP measures. Our definition of EBITDA from operations may not be the same as similarly titled measures used by other companies. The most directly comparable measure to EBITDA from operations defined under U.S. GAAP is net earnings. A reconciliation of net earnings to EBITDA from operations is provided below.

Under our credit agreement and the indentures that govern our outstanding debt securities, our ability to engage in certain activities, such as incurring certain additional indebtedness, making certain investments, and paying certain dividends, is tied to ratios based on Adjusted EBITDA (which is defined as “Consolidated EBITDA” in the credit Agreement and “EBITDA” in the indentures). Adjusted EBITDA is a covenant compliance measure in our credit agreement and indentures, particularly those covenants governing debt incurrence and restricted payments. Adjusted EBITDA is based on the definitions in the credit agreement, is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

In addition, we use Adjusted EBITDA as a performance metric that guides management in its operation of and planning for the future of the business and drives certain management compensation programs. Management believes that Adjusted EBITDA provides a useful measure of our operating performance from period to period by excluding certain items that are not representative of our core business, including interest expense and non-cash charges like depreciation and amortization.

The measure under U.S. GAAP most directly comparable to Adjusted EBITDA is net earnings/(loss). In calculating Adjusted EBITDA, we add back certain non-cash, non-recurring, and other items that are deducted when calculating EBITDA from operations and net earnings, consistent with the requirements of the credit agreement. Adjusted EBITDA, among other things:

•	does not include non-cash stock-based employee compensation expense and certain other non-cash charges;

•	does not include cash and non-cash restructuring, severance and relocation costs incurred to realize future cost savings and enhance operations;

•	adds back any non-controlling interest expense, which represents minority investors’ ownership of non-wholly owned consolidated subsidiaries and is, therefore, not available; and

•	includes estimated cost savings that have not yet been fully reflected in our results.

A reconciliation of net earnings/(loss) to Adjusted EBITDA is provided below.

A-2         CATALENT, INC.  |  2020 Proxy Statement        APPENDIX A: NON-GAAP FINANCIAL MEASURES

Use of Adjusted Net Income and Adjusted Net Income per share

We use Adjusted Net Income and Adjusted Net Income per share (which we sometimes refer to as “Adjusted EPS”) as performance metrics. Adjusted Net Income is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. We believe that providing information concerning Adjusted Net Income and Adjusted Net Income per share enhance an investor’s understanding of our financial performance. We believe that these measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business, and we use these measures for business planning and executive compensation purposes. We define Adjusted Net Income as net earnings/(loss) adjusted for (1) earnings or loss from discontinued operations, net of tax, (2) amortization attributable to purchase accounting, and (3) income or loss from non-controlling interest in majority-owned operations. We also make adjustments for other cash and non-cash items (as shown above in the description of Adjusted EBITDA), partially offset by our estimate of the tax effects as a result of such cash and non-cash items. Our definition of Adjusted Net Income may not be the same as similarly titled measures used by other companies. Adjusted Net Income per share is computed by dividing Adjusted Net Income by the weighted average diluted shares outstanding. A reconciliation of net earnings/(loss) to Adjusted Net Income and a computation of Adjusted Net Income per share are provided below.

Use of Constant Currency, Budget-Based Revenue, and Budget-Based EBITDA

As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a constant-currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant currency by calculating current-year results using prior-year foreign currency exchange rates. We generally refer to such amounts calculated on a constant-currency basis as excluding the impact of foreign exchange. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP. When we set the financial goals that we use to operate the business, including the goals that our executives must meet to qualify for our fiscal 2020 performance-based incentive compensation, and when we determine whether those goals have been met, we use, among other metrics, revenue and Adjusted EBITDA computed using the currency exchange rates that we use internally in budgeting and in measuring performance against budget, in part because we believe that the compensation of our executives should not be affected, to the extent practicable, by factors beyond those executives’ control. We refer in this Proxy Statement to revenue and Adjusted EBITDA computed on this type of constant-currency basis as “Budget-Based Revenue” and “Budget-Based EBITDA,” respectively.

Results on a constant-currency basis, Budget-Based Revenue, and Budget-Based EBITDA should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, Budget-Based Revenue, and Budget-Based EBITDA, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP.

The reconciliation in this Appendix of net earnings/(loss) to Adjusted EBITDA also includes a reconciliation to Budget-Based EBITDA. The reconciliation of fiscal 2020 consolidated revenue reported in accordance with U.S. GAAP to revenue on a constant-currency basis is as follows (in millions of U.S. dollars):

Revenue	$3,094.3
Foreign exchange impact	(22.7)
Budget-Based Revenue	$3,117.0

APPENDIX A: NON-GAAP FINANCIAL MEASURES        2020 Proxy Statement  |  CATALENT, INC.        A-3

Catalent, Inc.

Reconciliation of Net Earnings to EBITDA from operations,

Adjusted EBITDA and Budget-Based EBITDA

	Fiscal Year Ended June 30,
(In millions of U.S. dollars)	2020	2019
Net earnings	220.7	137.4
Depreciation and amortization	253.7	228.6
Interest expense, net	126.1	110.9
Income tax expense	39.7	22.9
EBITDA from operations	640.2	499.8
Equity compensation	48.1	33.3
Impairment charges and loss on sale of assets	5.5	5.1
Financing-related expenses and other	16.3	15.9
Restructuring and other	5.5	14.1
Acquisition, integration, and other special items	36.7	43.6
Foreign exchange loss (included in other, net)	1.5	0.5
Other adjustments	(2.9)	(12.7)
Adjusted EBITDA	750.9	599.6
Foreign exchange impact	(10.2)
Adjusted EBITDA at constant currency	761.1
Adjusted EBITDA	750.9
Foreign exchange impact at internal budget rates	(5.7)
Budget-Based EBITDA	756.6

A-4        CATALENT, INC.  |  2020 Proxy Statement        APPENDIX A: NON-GAAP FINANCIAL MEASURES

Catalent, Inc.

Reconciliation of Net Earnings to Adjusted Net Income and

Adjusted Net Income per share

	Fiscal Year Ended June 30,
(In millions of U.S. dollars, except per share data)	2020	2019
Net Earnings	220.7	137.4
Amortization(1)	88.8	88.2
Equity compensation	48.1	33.3
Impairment charges and loss on sale of assets	5.5	5.1
Financing-related expenses	16.3	15.9
Restructuring and other	5.5	14.1
Acquisition, integration and other special items	36.7	43.6
Foreign exchange loss/(gain) (included in other, net)(2)	1.4	0.5
Other adjustments	(2.9)	(12.7)
Estimated tax effect of adjustments(3)	(47.3)	(42.5)
Discrete income tax (benefit)/expense items(4)	(23.0)	(14.5)
Tax law changes provision	-	(3.5)
Total adjustments	129.1	127.5
Adjusted net income (ANI)	349.8	264.9

Weighted average shares outstanding	149.8	144.2
Weighted average diluted shares outstanding(5)	165.4	146.0
ANI per share:
ANI per basic share	$ 2.34	$ 1.84
ANI per diluted share	$ 2.11	$ 1.81

(1)	Represents the amortization attributable to purchase accounting for previously completed business combinations.

(2)

Foreign exchange gain of $1.5 million for the fiscal year ended June 30, 2020 includes: (a) $5.2 million of unrealized losses related to foreign trade receivables and payables, (b) $5.8 million of unrealized gains on the unhedged portion of euro-denominated debt, and (c) $4.9 million of unrealized losses on inter-company loans. The foreign exchange adjustment was also affected by the exclusion of realized foreign currency exchange rate gains from the settlement of inter-company loans of $2.8 million. Foreign exchange loss for the fiscal year ended June 30, 2019 includes: (a) $5.4 million of unrealized gains related to foreign trade receivables and payables, (b) $3.4 million of unrealized losses on the unhedged portion of euro-denominated debt, and (c) $17.9 million of unrealized losses on inter-company loans. The foreign exchange adjustment was also affected by the exclusion of realized foreign currency exchange rate losses from the settlement of inter-company loans of $21.5 million. Inter-company loans are between our subsidiaries and do not reflect the ongoing results of our trade operations.

(3)

We computed the tax effect of adjustments to Adjusted Net Income by applying the statutory tax rate in the jurisdictions to the income or expense items that are adjusted in the period presented; if a valuation allowance exists, the rate applied is zero.

(4)

Discrete period income tax expense/(benefit) items are unusual or infrequently occurring items primarily including: changes in judgment related to the realizability of deferred tax assets in future years, changes in measurement of a prior year tax position, deferred tax impact of changes in tax law, and purchase accounting.

(5)

Weighted average diluted shares outstanding for the fiscal year ended June 30, 2020 reflects the effect of approximately 13.1 million “if-converted” shares of common stock potentially issuable upon conversion of the Series A Preferred Stock.

more products. better treatments. reliably supplied. TM
2020 Catalent, Inc. All rights reserved.

CATALENT, INC. 14 SCHOOLHOUSE ROAD SOMERSET, NJ 08873

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CTLT2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D22877-P44152                             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CATALENT, INC.
The Board of Directors recommends you vote FOR the following proposal:

1.	Election of Directors

	Nominees:			For	Against	Abstain

	1a.	Madhavan Balachandran		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

	1b.	J. Martin Carroll		☐	☐	☐	2.	Ratify the appointment of Ernst & Young LLP as our independent auditor.	☐	☐	☐
	1c.	Rolf Classon		☐	☐	☐

	1d.	John J. Greisch		☐	☐	☐	3.	To approve, by non-binding vote, the compensation of our named executive officers.	☐	☐	☐

	1e.	Christa Kreuzburg		☐	☐	☐

	1f.	Gregory T. Lucier		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2020 Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.

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D22878-P44152

CATALENT, INC.
Annual Meeting of Shareholders
October 29, 2020 8:00 AM
This proxy is solicited by the Board of Directors

The shareholder hereby appoints Wetteny Joseph and Alessandro Maselli, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Catalent, Inc. that the shareholder is entitled to vote at the 2020 Annual Meeting of Shareholders to be held at 8:00 AM Eastern on October 29, 2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side